                                                                    EXHIBIT 10.7

                             OFFICE BUILDING LEASE
                             One Twelfth @ Twelfth
                              Bellevue, Washington
                         Basic Lease Information Sheet


1.    Date of Lease          April 3, 2000
                             ------------------------------------------------

2.    Tenant:                HomeGrocer.com, Inc.

3.    Tenant's Address       10230 NE Points Drive
      Prior to Occupancy:    Kirkland, WA 98033

4.    Tenant's Address       South Building (Building #3)
      After Occupancy        1100 - 112th Avenue NE
                             Bellevue, WA  98004

5.    Landlord:              Bellevue Hines Development, L.L.C.

6.    Landlord's Address:    c/o Hines Interests Limited Partnership
                             10900 NE 4th St., Suite 920
                             Bellevue, WA  98004

7.    Premises:              Initial Premises:  Floors 4, 5 and 6 of the South Building
                             -----------------
                             Expansion Space:  Floors 1, 2 and 3 of the South Building (See
                             ---------------
                             Section 1.1(b) below)
                             -------------

8.    Net Rentable           Net Rentable Area of the Initial Premises:  Eighty-three Thousand Nine Hundred
      Area/Tenant's          -----------------------------------------
      Proportionate          Fifty-six (83,956) square feet
      Share:
                             Useable Area of the Initial Premises: Seventy-eight Thousand Two Hundred
                             ------------------------------------
                             Fifty-six (78,256) square feet

                             Net Rentable Area of the Building:  One hundred Seventy-two Thousand Eight
                             ---------------------------------
                             Hundred Eighty-five (172,885) square feet

                             Net Rentable Area of the Project:  Four Hundred Eighty Thousand Three Hundred
                             --------------------------------
                             Ninety-two (480,392) square feet

                             Tenant's Proportionate Share of Building:  Fifty-one and 12/100 percent (51.12%)
                             ----------------------------------------

                             Tenant's Proportionate Share of Project:  Eighteen and 40/100 percent (18.40%)
                             ---------------------------------------

                             The foregoing Proportionate Shares are based only on the Initial Premises
                             (exclusive of the Expansion Space). The number of square feet of Net Rentable
                             Area and Useable Area for the Premises, Building and Project shall be subject to verification as provided in Section 1.4(d) below.
                                                            --------------


9.    Scheduled              February 15, 2001
      Commencement Date:

10.   Term:                  Initial Term:  Seven (7) Years and Zero (0) Months
                             ------------

                             Extension Term:  Five (5) Years and Zero (0) Months
                             --------------

11.   Base Rent:             See Page C below
                                 ------

12.   Security Deposit       See Section 3.1 below
      Amount:                    -----------

13.   Parking:               Three and 25/100 (3.25) parking passes per one thousand (1,000) square feet of Useable Area in the
                             Premises, plus any Additional Allocation pursuant to Section 14.22 below. Based on the estimated square
                                                                                  -------------
                             footages set forth in Item 8 above, if only the Initial Premises are leased, then the number of Parking
                                                   ------
                             Passes shall be Two Hundred Fifty-four (254), and the number in the Additional Allocation shall be
                             Fifty-nine (59). If all of the Expansion Space is leased, then the number of Parking Passes shall be
                             Five Hundred Twenty-four (524), and the number in the Additional Allocation shall be One Hundred
                             Twenty-one (121).

14.   Tenant's Plan          See Exhibit C, Paragraph 20
      Delivery Date:

15.   Cash Allowance:        Twenty-seven Dollars ($27.00) per square foot of Useable Area in the Premises, to be allocated as provided in Exhibit C
                                         ---------

16.   Brokers:               Tenant's Broker:  Geoff Boguch of Colliers International
                             ---------------

                             Landlord's Brokers:  John Black, Paul Sweeney and Jason Furr of Broderick Group, Inc.
                             ------------------

Base Rent Schedule:


                                          Annual Base Rent Per Square Foot of Net Rentable Area
---------------------------------------------------------------------------------------------------------
                                                         Expansion, ROPR and Offer
                            Initial Premises                       Space                  Entire Building
       Lease Year            (Floors 4,5,6)                   (Floors 1,2,3)              (Floors 1-6)**
----------------------------------------------------------------------------------------------------------
            1                       $24.00                        $24.00                       $23.00
----------------------------------------------------------------------------------------------------------
            2                       $24.50                        $24.50                       $23.50
----------------------------------------------------------------------------------------------------------
            3                       $25.00                        $25.00                       $24.00
----------------------------------------------------------------------------------------------------------
            4                       $25.50                        $25.50                       $24.50
----------------------------------------------------------------------------------------------------------
            5                       $26.00                        $26.00                       $25.00
----------------------------------------------------------------------------------------------------------
            6                       $26.50                        $26.50                       $25.50
----------------------------------------------------------------------------------------------------------
            7                       $27.00                        $27.00                       $26.00
----------------------------------------------------------------------------------------------------------
     Extension Term         Fair Market Rent determined pursuant to Section 2.6(b) below
                                                                    --------------
==========================================================================================================

** This Base Rent schedule will be applicable only if Tenant exercises its Expansion Option for all of the Expansion Space and commits to lease the entire Building prior to the Notification Date pursuant to Section 1.1(b)
                                                                --------------
     below.



                                 Square Footage and Year 1 Annual and Monthly Rent for Premises*
=================================================================================================================================
                   Useable                                                                                          Monthly
 Full Floor      Square Feet                                                                  Annual Rent/       Rent/Floor if
 of South          (single        Net Rentable                                              Floor if Entire     Entire Building
 Building          tenant)        Square Feet      Annual Rent/Floor   Monthly Rent/Floor   Building Taken**        Taken**
---------------------------------------------------------------------------------------------------------------------------------
      6             21,612           23,343          $  560,232             $ 46,686           $  536,889          $ 44,741
---------------------------------------------------------------------------------------------------------------------------------
      5             27,632           29,590          $  710,160             $ 59,180           $  680,570          $ 56,714
---------------------------------------------------------------------------------------------------------------------------------
      4             29,012           31,023          $  744,552             $ 62,046           $  713,529          $ 59,461
---------------------------------------------------------------------------------------------------------------------------------
  Subtotal          78,256           83,956          $2,014,944             $167,912           $1,930,988          $160,916
-------------       -------          -------          ----------             --------          ----------          --------
---------------------------------------------------------------------------------------------------------------------------------
      3             29,012           31,023          $  744,552             $ 62,046           $  713,529          $ 59,461
---------------------------------------------------------------------------------------------------------------------------------
      2             28,949           30,979          $  743,496             $ 61,958           $  712,517          $ 59,376
---------------------------------------------------------------------------------------------------------------------------------
      1             25,140           26,927          $  646,248             $ 53,854           $  619,321          $ 51,610
---------------------------------------------------------------------------------------------------------------------------------
  Subtotal          83,101           88,929          $2,134,296             $177,858           $2,045,367          $170,447
-------------      -------          -------          ----------             --------           ----------          --------
---------------------------------------------------------------------------------------------------------------------------------
    Total          161,357          172,885          $4,149,240             $345,770           $3,976,355          $331,363
=============      =======          =======          ==========             ========           ==========          ========
=================================================================================================================================

* The foregoing chart is for information purposes only and the actual amount of the annual Base Rent and each monthly installment thereof shall be calculated in accordance with the terms of Section 2.6 of the Lease.
                                                -----------


/s/ TD           /March 22, 2000              /s/ TOM            / 4/3/00
------------------------------------          ----------------------------------
Tenant's Initials/Date                        Landlord's Initials/Date

                               TABLE OF CONTENTS

                                                                         Page
                                                                        -----
Basic Lease Information Sheet

ARTICLE 1. Premises.........................................................1
  1.1   Lease...............................................................1
  1.2   Landlord's Reserved Rights..........................................3
  1.3   Common Areas........................................................4
  1.4   Calculation of Net Rentable Area; Useable Area......................5
ARTICLE 2. Term, Use of Premises and Base Rent..............................6
  2.1   Term................................................................6
  2.2   Delay in Delivery...................................................7
  2.3   Confirmation........................................................7
  2.4   Use.................................................................8
  2.5   Payments by Tenant..................................................8
  2.6   Payment of Base Rent................................................9
  2.7   Partial Months......................................................11
ARTICLE 3. Security Deposit.................................................12
  3.1   Security Deposit Amount.............................................12
  3.2   Letter of Credit....................................................12
  3.3   Use of Security Deposit.............................................13
ARTICLE 4. Payment of Operating Costs.......................................13
  4.1   Net Lease...........................................................13
  4.2   Estimated Payments..................................................14
  4.3   Tenant's Proportionate Share........................................14
  4.4   Operating Costs.....................................................14
  4.5   Adjustment for Occupancy............................................17
  4.6   Computation of Operating Costs Adjustment...........................17
  4.7   Adjustment for Variation Between Estimated and Actual...............17
  4.8   Books and Records...................................................18
ARTICLE 5. Landlord's Covenants.............................................19
  5.1   Basic Services......................................................19
  5.2   Hours of Operation..................................................21
  5.3   Interruption........................................................21
  5.4   Extra Services......................................................22
  5.5   Window Coverings....................................................22
  5.6   Graphics and Signage................................................23
  5.7   Tenant Extra Improvements...........................................23
  5.8   Peaceful Enjoyment..................................................23
ARTICLE 6. Tenant's Covenants...............................................24
  6.1   Compliance With Exhibit C...........................................24
                        ---------
  6.2   Construction of Tenant Improvements.................................24
  6.3   Telecommunications..................................................24
  6.4   Taxes on Personal Property and Tenant Extra Improvements............25
  6.5   Repairs by Tenant...................................................25
  6.6   Waste...............................................................25
  6.7   Alterations, Additions, Improvements................................25


  6.8   Liens..............................................................26
  6.9   Compliance With Laws and Insurance Standards.......................26
  6.10  Entry for Repairs, Inspection, Posting Notices, Etc................27
  6.11  No Nuisance........................................................27
  6.12  Rules and Regulations..............................................27
  6.13  Surrender of Premises On Termination...............................27
  6.14  Corporate Authority................................................28
  6.15  Utilities..........................................................28
ARTICLE 7. Hazardous Materials.............................................29
  7.1   Prohibition and Indemnity With Respect to Hazardous Materials......29
  7.2   Definitions........................................................29
ARTICLE 8. Assignment or Sublease..........................................30
  8.1   Consent Required...................................................30
  8.2   Landlord's Options.................................................31
  8.3   Minimum Rental; Division of Excess Rent............................32
  8.4   Tenant Not Released................................................32
  8.5   Written Agreement..................................................32
  8.6   No Transfer Period.................................................32
  8.7   Conditions.........................................................32
  8.8   Expenses...........................................................33
  8.9   No Restriction on Landlord.........................................33
  8.10  No Leasehold Financing.............................................33
ARTICLE 9. Condition and Operation of the Project..........................33
  9.1   No Warranty........................................................33
  9.2   Project Alterations................................................33
ARTICLE 10. Lender Rights..................................................34
  10.1  Subordination......................................................34
  10.2  Attornment.........................................................34
  10.3  REAs...............................................................34
  10.4  Estoppel Certificate...............................................34
  10.5  Nondisturbance.....................................................35
ARTICLE 11. Insurance......................................................35
  11.1  Landlord's Casualty Insurance......................................35
  11.2  Liability Insurance................................................35
  11.3  Tenant's Additional Insurance......................................36
  11.4  Indemnity and Exoneration..........................................36
  11.5  Indemnity for Liens................................................37
  11.6  Waiver of Subrogation Rights.......................................37
  11.7  Concurrent Negligence..............................................37
ARTICLE 12. Casualty and Eminent Domain....................................37
  12.1  Damage and Destruction.............................................37
  12.2  Condemnation.......................................................39
ARTICLE 13. Default........................................................40
  13.1  Events of Default..................................................40
  13.2  Remedies Upon Default..............................................41
  13.3  Damages Upon Termination...........................................41
  13.4  Computation of Rent for Purposes of Default........................42


  13.5  Late Charge........................................................42
  13.6  Remedies Cumulative................................................42
  13.7  Tenant's Remedies..................................................42
  13.8  Obligation to Mitigate Damages.....................................43
  13.9  Dispute Resolution Procedures......................................43
ARTICLE 14. Miscellaneous..................................................43
  14.1  No Waiver..........................................................43
  14.2  Holding Over.......................................................43
  14.3  Attorneys' Fees....................................................44
  14.4  Amendments.........................................................44
  14.5  Transfers by Landlord..............................................44
  14.6  Severability.......................................................44
  14.7  Notices............................................................44
  14.8  Intentionally Omitted..............................................45
  14.9  No Option..........................................................45
  14.10 Integration and Interpretation.....................................45
  14.11 Quitclaim..........................................................45
  14.12 No Easement for Light, Air and View................................46
  14.13 No Merger..........................................................46
  14.14 Memorandum of Lease................................................46
  14.15 Survival...........................................................46
  14.16 Financial Statements...............................................46
  14.17 No Joint Venture...................................................46
  14.18 Successors and Assigns.............................................46
  14.19 Applicable Law.....................................................47
  14.20 Time of the Essence................................................47
  14.21 Interpretation.....................................................47
  14.22 Parking............................................................47
  14.23 Antennae...........................................................48
  14.24 Generator..........................................................49
  14.25 Brokers............................................................50
  14.26 INTENTIONALLY DELETED..............................................50
  14.27 Phased Development.................................................50

Attachments:
-----------
Exhibit A-1   Site Plan of the Initial Premises
Exhibit A-2   Site Plan of the Project
Exhibit A-3   Site Plan of Expansion Space
Exhibit B     Legal Description of the Project
Exhibit C     Initial Improvement of the Premises
Schedule C-1  Base Building Improvements
Schedule C-2  Definition of Building Standard Improvements
Schedule C-3  List of Base Building Plans
Schedule C-4  Description of Prime Contract
Exhibit D     Rules and Regulations
Exhibit E     Lease Commencement Certificate
Exhibit F     Form of Tenant Estoppel
Exhibit G     Form of Subordination Agreement
Exhibit H     Form of Letter of Credit
Exhibit I     Janitorial Specifications

                           SCHEDULE OF DEFINED TERMS

                                         Section No.                      Page No.
                                         -----------                      --------
Additional Allocation................... Section 14.22(a).......................47
Additional Security Deposit............. Section 3.1............................12
Adjustment Date......................... Section 2.6(b)(iii)....................10
Alterations............................. Section 6.7............................25
Antennae................................ Section 14.23..........................48
Approval Notice......................... Exhibit C, Paragraph 15(a).............11
Availability Notice..................... Section 1.1(d)..........................3
Base Building Improvements.............. Exhibit C, Paragraph 1..................1
Base Building Plans..................... Exhibit C, Paragraph 1..................1
Basic Services.......................... Section 5.1............................19
Building Components..................... Section 1.2.............................4
Building................................ Section 1.1(a)..........................1
Buildings............................... Section 1.1(a)..........................1
Business Days........................... Section 5.2............................21
CAD..................................... Exhibit C, Paragraph 5..................4
Cash Allowance.......................... Exhibit C, Paragraph 14................10
Chronically Late........................ Section 13.1(i)........................41
Claims.................................. Section 7.1............................29
Common Areas............................ Section 1.3.............................4
Conceptual Plans........................ Exhibit C, Paragraph 4..................3
Construction Payment.................... Exhibit C, Paragraph 9(b)...............8
Cost Proposal........................... Exhibit C, Paragraph 1(a)(ii)...........2
Design Manual........................... Section 5.1(a).........................19
Estimated Operating Costs............... Section 4.2............................14
Estimated Payment....................... Exhibit C, Paragraph 1(a)(iii)..........2
Event of Default........................ Section 13.1...........................40
Expanded Uses........................... Section 2.4.............................8
Expansion Option........................ Section 1.1(b)..........................1
Expansion Space......................... Section 1.1(b)..........................1
Expiration Date......................... Section 2.1(a)..........................6
Extension Option........................ Section 2.1(b)..........................6
Extension Term Adjustment Date.......... Section 2.6(b)(ii)......................9
Extension Term.......................... Section 2.1(b)..........................6
Extra Services.......................... Section 5.4............................22
Fair Market Rent........................ Section 2.6(b)(iii).....................9
Garage.................................. Section 14.22(c).......................48
General Contractor...................... Exhibit C, Paragraph 1..................1
Generator............................... Section 14.24..........................50
Guarantor............................... Section 13.1(d)........................40
Hazardous Material...................... Section 7.2(a).........................29
Hazardous Materials Claims.............. Section 7.2(b).........................30
Hazardous Materials Laws................ Section 7.2(c).........................30
Initial Lease........................... Section 1.1(d)..........................3
Initial Premises........................ Section 1.1(a)..........................1
Initial Term............................ Section 2.1(a)..........................6
Landlord................................ Introduction............................1
Landlord Parties........................ Section 6.5............................25
Landlord's Architect.................... Exhibit C, Paragraph 1..................1


Landlord's Work......................... Exhibit C, Paragraph 10(a)..............8
Late Delivery Payment................... Section 2.2.............................7
Laws.................................... Section 6.9(a).........................26
Lease................................... Introduction............................1
Lease Year.............................. Section 2.1(a)..........................6
Letter of Credit........................ Section 3..............................13
Major Vertical Penetrations............. Section 1.2.............................4
Market Area............................. Section 2.6(b)(iii)....................10
Net Rentable Area....................... Section 1.4.............................5
Normal Office Hours..................... Section 5.2............................21
Notification Date....................... Section 1.1(b)..........................1
Offer Space Adjustment Date............. Section 2.6(b)(i).......................9
Offer Space............................. Section 1.1(d)..........................2
Operating Costs Adjustment.............. Section 4.6............................17
Operating Costs......................... Section 4.4............................14
Parking Passes.......................... Section 14.22(a).......................47
Permitted Hazardous Materials........... Section 7.2(d).........................30
Permitted Transferee.................... Section 8.1(b).........................31
Permitted Use........................... Section 2.4.............................8
Premises................................ Section 1.1(a)..........................1
Prime Contract.......................... Exhibit C, Paragraph 9(a)(i)(B).........6
Project................................. Section 1.1(a)..........................1
Provider................................ Section 6.3............................24
Qualified Auditor....................... Section 4.8............................18
Real Property........................... Section 1.1(a)..........................1
Real Property Taxes..................... Section 4.4(j).........................15
REAs.................................... Section 10.3...........................34
Rent Commencement Date.................. Section 2.6(a)..........................9
Rent.................................... Section 2.5.............................8
ROM Estimate............................ Exhibit C, Paragraph 1(a)...............1
ROPR Space.............................. Section 1.1(c)..........................2
Security Deposit Amount................. Section 3.1............................12
Security Deposit........................ Section 3.1............................12
Senior Instruments...................... Section 10.1...........................34
Senior Parties.......................... Section 10.1...........................34
Substantial Completion.................. Exhibit C, Paragraph 17................12
Substantially Complete.................. Exhibit C, Paragraph 17................12
Successor............................... Section 10.2...........................34
Tenant Delay............................ Exhibit C, Paragraph 18................13
Tenant Extra Improvements............... Section 5.7............................23
Tenant Improvements..................... Exhibit C, Paragraph 2..................3
Tenant.................................. Introduction............................1
Tenant Parties.......................... Section 6.5............................25
Tenant Sign............................. Section 5.6(b).........................23
Tenant's Personal Property.............. Section 11.1...........................35
Tenant's Proportionate Share............ Section 4.3............................14
Tenant's Work........................... Exhibit C, Paragraph 10(b)..............8
Term Commencement Date.................. Section 2.1(a)..........................6
Term.................................... Section 2.1(a)..........................6
TI Architect............................ Exhibit C, Paragraph 3..................3
TI Bids................................. Exhibit C, Paragraph 9(a)(ii)...........7


TI Construction Contract................ Exhibit C, Paragraph 2..................3
TI Contractor........................... Exhibit C, Paragraph 9(a)(ii)...........7
TI Working Drawings..................... Exhibit C, Paragraph 5..................4
Transfer................................ Section 8.1(a).........................30
Transferee.............................. Section 8.1(a).........................30
Upgrade Payment......................... Exhibit C, Paragraph 1(a)(ii)...........2
Upgrade Plans........................... Exhibit C, Paragraph 1(a)(i)............1
Upgrades................................ Exhibit C, Paragraph 1(a)...............1
Useable Area............................ Section 1.4(c)..........................5

                             OFFICE BUILDING LEASE

     This Office Building Lease (the "Lease") is made and entered into as of the date specified in Item 1 of the Basic Lease Information Sheet attached hereto
                  ------
and incorporated herein by this reference, by and between BELLEVUE HINES DEVELOPMENT, L.L.C., a Delaware limited liability company ("Landlord"), and HOMEGROCER.COM, INC., a Delaware corporation ("Tenant").

     Now, therefore, in consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:

                                  ARTICLE 1.
                                   PREMISES
                                   --------

 1.1 Lease.

     (a) Initial Premises.  Subject to the terms, covenants and conditions set forth herein, Landlord leases to Tenant and Tenant leases from Landlord those certain premises identified in the Basic Lease Information Sheet as Item
                                                                          ----
7, which are schematically depicted on the floor plans attached hereto as
-
Exhibit A-1 (the "Initial Premises").  The term "Premises" as used herein shall
-----------
mean the Initial Premises and any Expansion Space, ROPR Space or Offer Space added to the Premises pursuant to Sections 1.1(b), 1.1(c), and 1.1(d) below. The
                                  ---------------  ------      ------
Initial Premises are deemed to contain the Net Rentable Area and Useable Area set forth in Item 8 of the Basic Lease Information Sheet. The number of square
             ------
feet of Net Rentable Area and Useable Area in the Premises, the Building and the Project are subject to verification as set forth in Section 1.4(d) below. The
                                                    --------------
Premises are located in the South building of the Project located on the real property situated in the City of Bellevue, County of King, State of Washington, legally described on Exhibit B (as such real property may be added to or reduced
                     ---------
by Landlord from time to time, the "Real Property"); provided, however, that
                                                     --------  -------
such additions or reductions shall not materially, adversely affect Tenant's use and quite enjoyment of the Premises; shall be consistent with the characteristics of a Class A office project; shall not reduce the parking specifically allotted to Tenant under Section 14.22 of this Lease; and shall not
                                      -------------
materially and permanently increase Tenant's out-of-pocket cost of operating in the Premises. The term "Building" shall mean the building within which the Premises are located and the term "Buildings" shall mean all buildings located on the Real Property. The term "Project" shall mean the Real Property and all improvements located thereon or used in connection therewith from time to time, including without limitation, the Buildings, the Common Areas (as defined in
Section 1.3 below) and any other present or future improvements included within
-----------
the office development now known as One Twelfth @ Twelfth in Bellevue, Washington, the general outlines of which are shown on the Project site plan attached hereto as Exhibit A-2.
                   -----------

     (b) Expansion Option. Tenant shall have the option to expand (the "Expansion Option") the square footage of the Premises to include the first, second and/or third floors in the Building which are schematically depicted on the floor plans attached hereto as Exhibit A-3 (the "Expansion Space") provided
                                   -----------
that the Expansion Space actually leased, if any, shall be in whole floor increments and must be contiguous to the Initial Premises. Tenant's Expansion Option shall be personal to Tenant and may not be exercised by any Transferee without Landlord's prior written consent. If Tenant wishes to exercise the Expansion Option, Tenant shall notify Landlord in writing by April 30, 2000 (the "Notification Date"). Tenant's notice shall not be revocable and must specify how many floors of the Expansion Space will be included in the Premises. If Tenant timely exercises the Expansion Option the Expansion Space described in Tenant's notice shall be added to and become part of the Initial Premises for all purposes under this Lease, and all of the terms and conditions hereof shall apply to such Expansion Space, except that Base Rent applicable to the Expansion Space shall be as set forth in the Basic Lease Information Sheet. If Tenant exercises the Expansion Option on all of the Expansion Space prior to the Notification Date then the Base Rent for the entire Premises shall be adjusted as set forth in the Basic Lease Information Sheet. Notwithstanding anything to the contrary in this Section 1.1(b), Tenant's right to lease the Expansion Space
                     --------------
hereunder shall not be exercisable by Tenant at any time during which

Tenant is in default under this Lease. If Tenant does not deliver a notice to Landlord exercising the Expansion Option on or before the Notification Date, Tenant's Expansion Option shall terminate and shall be of no further force and effect. If Tenant exercises its Expansion Option then Tenant shall include the Expansion Space in all of its plans pursuant to Exhibit C and Tenant's failure
                                                ---------
to do so shall constitute a Tenant Delay thereunder and Landlord shall be relieved of its obligation to deliver the Expansion Space to Tenant with the balance of the Initial Premises.

     (c) Right of Prior Refusal. After the Notification Date and continuing through September 15, 2000, Tenant shall have a primary and continuing right of prior refusal to include within the Premises any space in the Building (the "ROPR Space") on the terms and conditions of this Section 1.1(c). Tenant may
                                                  --------------
not exercise its right to lease any ROPR Space during any period when Tenant is in default under this Lease. If Landlord submits an initial proposal to lease any of the ROPR Space to a third party, Landlord shall notify Tenant and Tenant shall have five (5) Business Days after receipt of Landlord's notice within which to deliver an irrevocable written notice to Landlord exercising its right to lease space in the Building equal in size to the ROPR Space identified in Landlord's notice. If the space identified in the Landlord's notice is not contiguous to the Premises, then should Tenant exercise its rights under this
Section 1.1(c), Landlord may select and substitute a comparably sized portion of
--------------
the Building (no more than 10% larger or smaller than the ROPR Space) that is contiguous to the Premises. The ROPR Space identified in Landlord's notice (or the comparably sized substitute space) shall be added to and become part of the Premises on all of the terms and conditions of this Lease (including Exhibit C),
                                                                     ---------
except that (i) the Base Rent rate applicable to the ROPR Space shall be as described in Item 11 of the Basic Lease Information Sheet, (ii) Base Rent and
             -------
Operating Expenses on the ROPR Space shall commence upon delivery of the ROPR Space to Tenant in the condition required hereunder, and (iii) Landlord shall not be required to deliver possession of the ROPR Space to Tenant until the date that is six (6) months after Landlord's approval of Tenant's final working drawings for the Tenant Improvements to be constructed in the ROPR Space, which drawings shall be delivered by Tenant within three (3) months following Tenant's notice accepting the ROPR Space. If Tenant does not deliver a notice to Landlord within such five (5) Business Day period exercising its right to lease the ROPR Space identified in Landlord's notice, Landlord may lease all or any portion of such space to any other person to whom Landlord makes a written proposal within fifteen (15) Business Days after the expiration of Tenant's response period, on such terms and conditions as Landlord deems acceptable in its sole discretion.

     (d) Right of First Offer. After September 15, 2000, subject to the terms and conditions of this Section 1.1(d), Tenant shall have a continuing right of
                       --------------
first offer to include within the Premises any space which becomes available in the Building (the "Offer Space"). Within thirty (30) days after the commencement of each calendar year, Tenant shall notify Landlord in writing if Tenant is interested in increasing the size of the Premises and stating the amount of space that Tenant seeks. If Tenant does not deliver such notice to Landlord within such thirty (30) day period, then Tenant shall have no rights to lease any Offer Space during that calendar year and Landlord shall not be required to deliver any Availability Notices (as defined below) to Tenant during that calendar year. Tenant may not exercise its right to lease any Offer Space during any period when an Event of Default is outstanding under this Lease (provided, however, that the cure period for any Event of Default shall be shortened to coincide with the period during which Tenant must respond to an Availability Notice under the following paragraph) or if Tenant ceases to occupy the entire Initial Premises. If less than three (3) years remain on the Initial Term, Tenant must exercise its Extension Option under Section 2.1(b) in order to
                                                      --------------
lease any Offer Space and if no Extension Option remains to be exercised, Tenant's rights under this Section 1.1(d) shall terminate. For purposes of this
                           --------------
Section 1.1(d), the phrase "any space which becomes available" shall mean any
--------------
space in the Building which is vacant at the time of the Availability Notice, or, if the Offer Space is less than a full floor, is scheduled to be vacated within six (6) months of the Availability Notice, or, if the Offer Space is a full floor or more, is scheduled to be vacated within twelve (12) months of the

Availability Notice, but no space shall be considered Offer Space unless it has been initially leased to another tenant under a written lease agreement (an "Initial Lease").

     Landlord shall not offer to lease nor lease any Offer Space to a party other than Tenant without first providing Tenant with written notice ("Availability Notice") that the Offer Space is available to lease or will be available to lease within the next six (6) months after the Availability Notice for Offer Space that is less than one (1) full floor, or within the next twelve
(12) months after the Availability Notice for Offer Space that is one (1) full floor or more. Tenant shall have five (5) days after receipt of an Availability Notice within which to notify Landlord in writing of Tenant's intent to lease all or a portion (subject to the qualifications set forth in the following sentence) of the Offer Space identified in such notice. Tenant may elect to include in the Premises all of the Offer Space identified in such Availability Notice or may elect to exclude any whole floor increment of the Offer Space identified in such Availability Notice and to include the balance of the Offer Space in the Premises; provided, however that if similar size Offer Space is
                       --------  -------
available on two floors, Tenant may not elect to take only the non-contiguous portion of the Offer Space. For example, if an Availability Notice indicates that half of the second floor and half of the third floor are available to lease, then Tenant may elect to take all of the third floor Offer Space or all of the second and third floor Offer Space but may not elect to take only the second floor Offer Space. If Tenant does not exercise its option with respect to the Offer Space described in an Availability Notice then Landlord may lease all or any portion of the space identified therein to a third party on any terms that Landlord may deem acceptable.

     Any Offer Space leased by Tenant under this Section 1.1(d) shall be leased
                                                 --------------
under all of the terms and conditions of this Lease except that (i) Base Rent for the Offer Space shall be equal to the Fair Market Rent determined pursuant to Section 2.6(b) below, (ii) Landlord shall deliver the space to Tenant as
   --------------
previously improved but Landlord shall have no obligation to install any Tenant Improvements in the space or to contribute any money towards any alteration or improvement thereof, and (iii) Rent shall commence on the Offer Space on the first day on which both (A) the Tenant is permitted by the Landlord to occupy such Offer Space, and (B) at least thirty (30) days have passed since Landlord provided Tenant with the Availability Notice with respect to such space. Any Offer Space leased by Tenant under this Section 1.1(d) shall become part of the
                                        --------------
Premises and be governed by the terms of this Lease and shall have the same expiration date, renewal options, and services. Tenant's right to lease the Offer Space is subject to any renewal or expansion options or similar rights granted to any other tenant under an Initial Lease. Tenant shall forfeit any rights under this Section 1.1(d) immediately upon being deemed Chronically Late,
                  --------------
which forfeiture may not be cured even if Tenant complies with the terms of
Section 3.1 and pays the Additional Security Deposit.
-----------

     (e) Adjustment of Proportionate Share. If Tenant exercises any option to include Expansion Space, ROPR Space or Offer Space in the Premises, Tenant's Proportionate Share shall be adjusted and upon Landlord's request, Tenant shall execute an amendment to this Lease or other written confirmation documenting the new Net Rentable Area and Useable Area in the Premises, Tenant's Proportionate Share of the Building and the Project and the applicable Base Rent for such space.

  1.2 Landlord's Reserved Rights. In addition to all other rights reserved by Landlord under this Lease, Landlord reserves from the leasehold estate hereunder, and the Premises shall not include, (a) the exterior surfaces of the walls and windows bounding the Premises, and (b) all space located within the Premises for Major Vertical Penetrations (as defined below), conduits, electric and all other utilities, heating ventilation and air-conditioning and fire protection and life safety systems, sinks or other Building or Project facilities that do not constitute Tenant Improvements (collectively, "Building Components"). Landlord shall have the use of the Building Components and access through the Premises for operation, maintenance, repair or replacement thereof. Landlord shall have the right from time to time, to install, remove or relocate any of the Building Components within the Premises to locations that do not permanently and materially reduce the square footage of the Premises. As used herein, the term "Major Vertical Penetrations" shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

  1.3 Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Project, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose. Landlord may at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Project, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants of the Project, and may do such other acts in and to the Common Areas as in its judgment may be desirable; provided that any such acts shall not prevent Tenant from reasonable access to, quiet enjoyment and use of the Premises at all times other than emergencies. Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas, provided, however, that if Landlord receives rent that is calculated
       --------  -------
on the basis of the square feet occupied by such installation, such area shall be excluded from the Common Areas during the period for which such rent is received. "Common Areas" shall mean (a) with respect to any Building, any of the following or similar items to the extent they are included in such Building: the total square footage of areas of the Building devoted to non-exclusive uses such as ground floor lobbies and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations; and (b) all parking garage vestibules, restrooms (including locker rooms and shower facilities located in the garage), loading docks, exercise and conference facilities available for use by Project tenants (if any), walkways, roadways, sidewalks, surface parking areas, parkways, driveways, trash areas, mechanical areas, landscaped areas, courtyards or other similar facilities maintained for the benefit of Project tenants and invitees.

     Notwithstanding anything in this Section 1.3 to the contrary, if Tenant
                                      -----------
leases and occupies the entire Building, Landlord shall not place or permit customer service and information booths, kiosks, stalls, push carts or other merchandising facilities in the Common Areas inside the Building, nor shall Landlord permit portions of the Common Areas inside the Building to be exclusively occupied by other tenants of the Project, without Tenant's prior written consent. Furthermore, if Tenant leases and occupies the entire Building, Tenant with consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, may use portions of the Common Areas inside the Building for information booths, kiosks, stalls, push carts, and other merchandising facilities for use solely by Tenant's employees provided such items are not visible from outside the Building. Tenant shall not have the right to install any merchandising facilities for use by any persons other than its employees without the Landlord's prior written consent which may be given, withheld or conditioned in Landlord's sole discretion.

  1.4 Calculation of Net Rentable Area; Useable Area. Tenant acknowledges that the term "Net Rentable Area" as used in this Lease shall mean the area or areas of space within the Project determined by Landlord in accordance with a modified BOMA standard as described below.

     (a) Net Rentable Area on a single tenancy floor shall be determined by measuring from the inside surface of the outer pane of glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer pane of glass and extensions of the plane thereof in non-glass areas and shall include all areas within the envelope created by extending the dominant plane of the outside walls of the Building, excluding Major Vertical Penetrations, plus Tenant's pro rata share of Common Areas. The calculation of Net Rentable Area set forth in the Basic Lease Information Sheet includes Tenant's pro rata share of Common Areas. In the event of any changes to the Project, Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations.

     (b) Net Rentable Area for a multi-tenant floor shall include all space within the demising walls (measured from the mid-point of the demising walls and, in the case of exterior walls, measured as defined in (a) above), plus Tenant's pro rata share of Common Areas. The calculation of Net Rentable Area set forth in the Basic Lease Information Sheet includes Tenant's pro rata share of Common Areas. In the event of any changes to the Project, Landlord shall determine Tenant's pro rata share of Common Areas using any commercially reasonable allocation formula selected by Landlord. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building except for Major Vertical Penetrations.

     (c) Tenant acknowledges that the term "Useable Area" means the Net Rentable Area less the Common Areas included in the calculation thereof.

     (d) The Net Rentable Area in the Premises and the Project has been calculated on the basis of the foregoing methodology based on the Base Building Plans (as defined in Exhibit C) and is stipulated for purposes hereof to be the amount stated in the Basic Lease Information Sheet as Item 8, subject to
                                                      ------
verification pursuant to this Section 1.4(d) and to adjustment to reflect
                              --------------
changes in Net Rentable Area or Useable Area over time and as permitted by this Lease. Tenant shall have a one-time option to request verification of the Net Rentable Area in the Initial Premises, the Building or the Project, at Tenant's sole cost and expense, within thirty (30) days of taking possession of the first floor of the Initial Premises. Such verification shall be for the sole purpose of confirming that the space as constructed conforms to the Building Plans. If any additional space is included within the Premises after the Term Commencement Date in accordance with Sections 1.1(b), (c), or (d) then Tenant shall have the
                        ---------------  ---     ---
option to request verification of the Net Rentable Area included in such space for the sole purpose of confirming that the space as constructed conforms to the Building Plans, within thirty (30) days of Landlord delivering possession
thereof to Tenant.   Such verification shall be performed by Landlord's
architect in strict accordance with the modified BOMA standards set forth in this Section 1.4. Landlord's architect's determination shall be conclusive. If
     -----------
such verification reveals a variance of one percent (1%) or more from the figures set forth in the Basic Lease Information Sheet as Item 8 or Landlord's
                                                          ------
later measurement thereof, such figures shall be adjusted accordingly. Tenant's failure to request verification within the time allowed under this Section
                                                                   -------
1.4(d) shall be deemed a waiver of such rights, and the figures set forth in the
------
Basic Lease Information Sheet as Item 8 or Landlord's later measurement thereof
                                 ------
shall be conclusively deemed to be correct, provided, however, that such figures
                                            --------  -------
are subject to adjustment to reflect changes in Net Rentable Area or Useable Area over time and as permitted by this Lease.

                                  ARTICLE 2.
                      TERM, USE OF PREMISES AND BASE RENT
                      -----------------------------------

  2.1  Term.

     (a) Except as provided in Exhibit C, Paragraph 18, the term "Term
                               ---------  ------------
Commencement Date" shall mean the later of (i) the date of Substantial Completion (as defined in Exhibit C to this Lease) of the entire Initial
                          ---------
Premises, and (ii) the Scheduled Commencement Date, as stated in the Basic Lease Information Sheet as Item 9. The "Initial Term" of this Lease shall mean the
                     ------
number of years and/or months set forth in the Basic Lease Information Sheet as
Item 10, commencing on the first day of the calendar month following the Term
-------
Commencement Date (or on the Term Commencement Date if it is the first day of a calendar month) through and including the Expiration Date. "Expiration Date" shall mean the last day of the Initial Term or any Extension Term under Section
                                                                        -------
2.1(b) below, or such earlier date upon which this Lease is terminated pursuant
------
to the terms hereof. The "Term" of this Lease shall mean the Initial Term and the Extension Term (as defined in Section 2.1(b)), if any. For all purposes
                                  --------------
hereunder, the term "Lease Year" shall mean a twelve (12) month period starting on the Term Commencement Date or any anniversary thereof, the first Lease Year shall begin on the Term Commencement Date and the final Lease Year may include more than twelve (12) months. The Scheduled Commencement Date represents merely the parties' estimate of the Term Commencement Date and is the date before which Tenant is not obligated to accept possession of the Initial Premises. If the Initial Premises are Substantially Complete prior to the Scheduled Commencement Date, Tenant shall have the option to take occupancy of the Initial Premises and the Term Commencement Date shall be the date of such occupancy. Landlord shall provide Tenant as much notice as circumstances reasonably allow of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work. The covenants and conditions of this Lease shall be effective as of the mutual execution of this Lease notwithstanding the Term Commencement Date set forth herein.

     (b) Extension Term. Provided that no Event of Default is outstanding at the time of exercise or at any time thereafter prior to the initially scheduled Expiration Date, Tenant shall have one (1) option to extend the Initial Term of this Lease (the "Extension Option") for the number of years and/or months set forth in the Basic Lease Information Sheet as "Extension Term" in Item 10,
                                                                  -------
commencing on the day after the expiration of the Initial Term and continuing through the Expiration Date, subject to all of the terms and conditions of this Lease, except that Base Rent shall be adjusted as provided below. Tenant shall provide Landlord with irrevocable written notice of Tenant's intent to exercise its Extension Option no later than twelve (12) months prior to the expiration of the Initial Term. Tenant's Extension Option shall be personal to Tenant and may not be exercised by any Transferee, other than a Permitted Transferee, without Landlord's prior written consent. Base Rent for the Extension Term shall be determined as provided in Section 2.6(b). Tenant shall forfeit any rights under
                          --------------
this Section 2.1(b) immediately upon being deemed Chronically Late, which
     --------------
forfeiture may not be cured even if Tenant complies with the terms of Section
                                                                      -------
3.1 and pays the Additional Security Deposit.
---

     (c) Early Access. Landlord shall provide Tenant with access and entry to each floor of the Initial Premises as provided in Exhibit C, during the thirty
                                                  ---------
(30) days prior to Substantial Completion of such floor for performance of Tenant's Work (as defined in Exhibit C), at times consistent with the schedule
                             ---------
for completion of Landlord's Work, subject to all the terms and conditions of the Lease including all of the terms of Exhibit C hereto. Any early access
                                        ---------
allowed under this Section 2.1(c) shall be for the sole purpose of completing
                   --------------
Tenant's Work as described herein. Landlord shall have no duty or obligation to accelerate or modify the schedule for completion of Landlord's Work to accommodate Tenant's rights under this Section. If Tenant's access in accordance with this Section 2.1(c) delays Substantial Completion, such delay
                     --------------
will be deemed to be a Tenant Delay (as defined in Exhibit C hereto).  Tenant
                                                   ---------
shall be solely responsible for any increased costs incurred by Landlord as a result of or in connection with Tenant's access to the Premises under this Section.

  2.2 Delay in Delivery. If Landlord, for any reason whatsoever, cannot deliver possession of the Initial Premises in the condition required under this Lease to Tenant on the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay (as defined in Exhibit C) and by any delay
                                             ---------
attributable to Force Majeure (as defined in Section 14.20 below)), this Lease
                                             -------------
shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as stated in this Section 2.2. Tenant
                                                             ------------
understands and agrees that the Term Commencement Day may be delayed beyond the Scheduled Commencement Date. The provisions of this Section 2.2 shall not apply
                                                    -----------
to the ROPR Space or Offer Space.

     (a) Late Delivery Payment. Notwithstanding the foregoing, if Landlord does not deliver possession of (i) one (1) full floor of the Initial Premises to Tenant within ninety (90) days after the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay and by any delay attributable to Force Majeure), and (ii) the entire Initial Premises to Tenant within one hundred twenty (120) days after the Scheduled Commencement Date (as such date may be extended by any period of Tenant Delay and by any delay attributable to Force Majeure), then Landlord shall pay to Tenant the sum of Thirty Thousand Dollars ($30,000) per month until Landlord delivers possession of the entire Initial Premises in the condition required under this Lease, up to a maximum payment of One Hundred Eighty Thousand Dollars ($180,000) (the "Late Delivery Payment") as liquidated damages but not as a penalty. The Late Delivery Payment shall be prorated for any partial month (based on the actual days in that month) and applied as a credit against the first installments of Rent falling due hereunder or shall be paid on any termination of this Lease pursuant to Section 2.2(b) below. Tenant acknowledges that
                          --------------
actual damages may be difficult to ascertain and that this provision does not constitute a penalty. The parties acknowledge that the Late Delivery Payment has been specifically negotiated between Landlord and Tenant and that the amount of such payment represents a reasonable estimation of the damages that Tenant would suffer in the event Landlord fails to deliver possession of the Premises in a timely manner. Except as provided in Section 2.2(c) below, Tenant waives any
                                     --------------
other rights or remedies available to it at law or equity for such late delivery.

     (b) Termination for Delayed Delivery. If Landlord does not deliver possession of the Initial Premises to Tenant (i) within one hundred eighty (180) days (plus any additional period of delay attributable to Force Majeure or Tenant Delay) after the Scheduled Commencement Date, or (ii) within two hundred seventy (270) days (plus any additional period of delay attributable to casualty or condemnation proceedings, Force Majeure or Tenant Delay, provided, however
                                                            --------  -------
that such period may be extended for Force Majeure for a maximum of one hundred eighty (180) days) after the Scheduled Commencement Date, then in either such event, Landlord or Tenant may terminate this Lease by delivery of written notice to the other party but in no event shall Landlord be liable to Tenant for any loss or damage resulting from such delay except for the Late Delivery Payment. Tenant must provide an irrevocable written termination notice to Landlord within thirty (30) days after the expiration of either such period or shall be deemed to have waived its right to terminate this Lease. If Tenant notifies Landlord that it wishes to terminate the Lease pursuant to this provision and Landlord delivers possession of the Initial Premises to Tenant within thirty (30) days after receipt of such notice from Tenant, then the notice of termination shall be void and this Lease shall remain in full force and effect. If the Lease is terminated pursuant to this provision then the Lease shall terminate as of the effective date of such notice and thereafter neither party shall be liable to the other for any loss or damage resulting from such delay, except for Landlord's obligation to pay the Late Delivery Payment.

  2.3 Confirmation. When the actual Term Commencement Date and the Rent Commencement Dates are determined, Tenant shall, within ten (10) days after receipt thereof, execute and return to Landlord a Lease Commencement Certificate in the form of Exhibit E attached hereto, or any similar form requested by
               ---------
Landlord, confirming the information thereon. Failure within such time to execute and return or to object in writing to the Lease Commencement Certificate shall be conclusively deemed to be an acknowledgement that Tenant agrees to the terms shown thereon and Tenant shall be deemed to have confirmed that the certificate is correct as presented.

  2.4  Use.  Subject to the restrictions set forth in Section 7.1, Tenant
                                                      -----------
shall use the Premises solely for executive, professional, corporate or administrative offices (the "Permitted Use"). So long as HomeGrocer.com, Inc. or a Permitted Transferee is the tenant hereunder, Tenant may use the Premises for the following ancillary uses if such uses are allowed by law and provided such ancillary uses are related to Tenant's internal operations or are offered only to Tenant's employees: a call center, data center (including without limitation computer server and data warehousing rooms and with custom HVAC and construction requirements to be provided by Tenant at its sole cost and expense), employee lunch room with accommodations for catering and food kiosks operated by or contracted for by Tenant, day care facility (for children of Tenant's employees only) operated by or contracted for by Tenant, exercise and shower facilities for Tenant's employees only, electrical and telecommunications closets on each floor with risers between floors for cabling, telecommunications and back-up power supply facilities, a company store and/or concierge service for Tenant's employees (the "Expanded Uses") and for no other use or purpose without Landlord's prior written consent, which may be withheld or conditioned in

Landlord's sole discretion. Notwithstanding the foregoing, Tenant may enter into Transfers (as defined in Section 8.1 below) that permit the Transferees to
                         -----------
use the Premises for Expanded Uses, provided that (a) no individual Transferee may use more than twenty-five percent (25%) of its transferred space for Expanded Uses, and (b) all Transferees collectively may not use more than twenty-five percent (25%) of the total transferred space for Expanded Uses. Landlord makes no representation or warranty that the Premises may be used or are suitable for any of the Expanded Uses and Tenant shall have no right to seek any land use variance to allow any Expanded Use without Landlord's prior approval. Landlord shall not be required to construct the Building or the Project to accommodate any Expanded Use, and any modification or alteration of the Building or the Premises to accommodate such uses shall be subject to Landlord's prior written consent and shall be performed at Tenant's sole cost and expense. Notwithstanding the foregoing, for the purpose of limiting the type of use permitted by Tenant, or any party claiming through Tenant, but without limiting Landlord's right to lease any portion of the Project to a tenant of Landlord's choice, the Permitted Use shall not include: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (d) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (e) retail or restaurant uses except as provided above; (f) broadcast studios or other broadcast production facilities, such as radio and/or television stations, except for internal corporate communications;
(g) product display or demonstration facilities except interior displays directed at Tenant's employees and guests and not visible from outside the Building; (h) offices at which deposits or bills are regularly paid in person by customers; or (i) personnel agencies, except offices of executive search firms.

  2.5 Payments by Tenant. As used herein, the term "Rent" shall include Base Rent, Operating Costs (as defined in Article 4 below) and all other sums payable
                                     ---------
by Tenant to Landlord. Tenant shall pay Rent at the times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided in Section 13.2.
                                            ------------

  2.6  Payment of Base Rent.

     (a) General. Tenant's obligation to pay Rent and its other obligations under this Lease with respect to occupancy shall commence upon the Rent Commencement Date for each floor of the Initial Premises and for the ROPR Space and Offer Space as set forth above (except as expressly otherwise provided herein with respect to obligations arising earlier). The "Rent Commencement Date" shall mean with respect to each full floor of the Initial Premises, the earlier of: (i) the date of Substantial Completion of the Tenant Improvements and the Base Building Improvements on such floor, or (ii) the date on which Tenant takes possession of such floor; provided, however that Tenant's access
                                       --------  -------
pursuant to Section 2.1(c) above shall not trigger the Rent Commencement Date.
            --------------
Tenant shall pay the Base Rent in the amounts set forth in the Basic Lease Information Sheet as Item 11 (as the same may be adjusted from time to time
                     -------
hereunder) in advance on or before the Rent Commencement Date for each floor and thereafter the first day of each calendar month during the Term and any extensions or renewals thereof; provided, however, that after the Rent
                                -------- --------
Commencement Date for each floor, Base Rent and Tenant's Proportionate Share of Operating Costs for such floor for each month prior to the Term Commencement Date shall be paid in advance on the first day of each month even though the Term has not commenced. All payments of Rent due under this Lease shall be payable in advance, without demand (except as specifically provided herein) and without reduction, abatement (except as such right is specifically granted to Tenant under this Lease), counterclaim or setoff, at the address specified in the Basic Lease Information Sheet as Item 6, or at such other address as may be
                                     ------
designated by notice to Tenant from Landlord.

     (b) Adjustment of Base Rent. In the event that Tenant exercises its right to lease any Offer Space under Section 1.1(d) and/or exercises its Extension
                               --------------
Option under Section 2.1(b), the Base Rent for such space or such period shall
             --------------
be determined as follows:

          (i) Offer Space Base Rent. Base Rent for the Offer Space shall be equal to the greater of (A) the Fair Market Rent, as defined in Section
                                                                -------
2.6(b)(iii), as of the date the Offer Space is included in the Premises (the
-----------
"Offer Space Adjustment Date"), or (B) the Base Rent rate set forth for the Offer Space in the Basic Lease Information Sheet.

          (ii) Extension Term Base Rent. Base Rent for the Extension Term shall be the greater of (A) the Fair Market Rent (as defined in Section 2.6(b)(iii)
                                                          -------------------
below) based on a five (5) year term to begin on the first day of the Extension Term (the "Extension Term Adjustment Date"), or (B) the Base Rent in effect on the last day of the Initial Term.

          (iii) "Fair Market Rent" as of any date shall mean the per-square-foot rental rate obtained by Landlord under at least two (2) direct leases, including fair market expansions and renewals, for comparable space in the Project executed in the previous six (6) month period. Space in the Project shall be deemed comparable space if it is of comparable quality construction (considering existing tenant improvements or tenant improvement allowances to construct new improvements), has been leased for a comparable term, and is of comparable size. If no comparable space has been leased in the Project during the prior six (6) months, then the Fair Market Rent shall mean the per-square-foot rental rate for a direct lease, including expansions or renewals, for comparable space, leased for a comparable term, with comparable quality construction (considering existing tenant improvements or tenant improvement allowances to construct new improvements), in comparable Class A office projects in the Market Area, taking into consideration: location in the Building or other building, extent of service provided or to be provided, the ownership of the comparable space, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions. "Market Area" shall mean projects and buildings located in the highway corridor beginning at the Plaza at Yarrow Bay, continuing along the State Highway 520 to Interstate Highway 405 and terminating at the Newport Corporate Center located at the southeast quadrant of the intersections of I-405 and Interstate Highway 90, but excluding projects located east of 100th Avenue NE, west of 112th Avenue NE, north of NE 2nd Street and south of NE 10th Street, all in the City of Bellevue.

     The term "Adjustment Date" shall mean each of the Offer Space Adjustment Date and the Extension Term Adjustment Date, as applicable to the calculation of Fair Market Rate then under consideration. Fair Market Rent as of any Adjustment Date shall be determined by Landlord with written notice given to Tenant not later than ninety (90) days prior to such Adjustment Date, subject to Tenant's right of arbitration pursuant to the provisions of Section 2.6(b)(iv)
                                                            ------------------
following the failure to resolve any disagreement in accordance with Section
                                                                     -------
13.9.  Failure on the part of Landlord to give such notice in a timely manner
----
shall not vitiate the right to require adjustment of Base Rent, but such delay shall result in deferral of the Adjustment Date to the date ninety (90) days after the date of such notice. After the process provided in Section 13.9 has
                                                              ------------
been undertaken, Tenant may by written notice demand arbitration within thirty
(30) days after receipt of notice from Landlord of Landlord's determination of Fair Market Rent, and if no such notice is delivered, Tenant shall be deemed to have accepted the Fair Market Rent as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not be concluded prior to the Adjustment Date, Tenant shall pay Rent to Landlord after the Adjustment Date, including Base Rent adjusted to reflect Fair Market Rent as Landlord has so determined. If the amount of Fair Market Rent as determined by arbitration is greater than or less than Landlord's determination, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party within ten (10) days after such determination of Fair Market Rent by arbitration.

          (iv) Arbitration of Fair Market Rent. If Tenant disputes the amount claimed by Landlord as Fair Market Rent, the parties shall attempt to agree on Fair Market Rent within thirty (30) days thereafter, and in accordance with Section 13.9. If such
                                                    ------------
dispute cannot be resolved by mutual agreement, the dispute may be submitted to arbitration. The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Bellevue, Washington, in accord with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by said rules shall be modified as follows:

                (A) Tenant shall make demand for arbitration in writing within thirty (30) days after receipt of Landlord's determination of Fair Market Rent. Tenant's arbitration demand shall specify (a) the name and address of the person to act as the arbitrator on its behalf, and (b) Tenant's determination of Fair Market Rent. The arbitrator shall be qualified as a real estate appraiser with at least five (5) years experience appraising first-class commercial office space in the Market Area who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for arbitration shall constitute a waiver of the right to arbitration. Within ten (10) Business Days after receipt of Tenant's demand for arbitration, Landlord shall have the right to give notice in writing to Tenant of Landlord's adjusted determination of Fair Market Rent. Within ten (10) Business Days following Tenant's receipt of such notice, if Tenant and Landlord have not agreed upon Fair Market Rent, Tenant shall notify Landlord in writing that Tenant desires to renew its demand for arbitration. Failure on the part of Tenant to give such notice shall constitute a waiver of the right to arbitration, and Tenant shall be deemed to have accepted Landlord's determination of Fair Market Rent. Within ten (10) Business Days after the receipt of a notice renewing the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                (B) If two (2) arbitrators are chosen pursuant to the preceding Section, the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and, if within ten (10) Business Days after such first meeting the two arbitrators have not agreed upon a determination of Fair Market Rent, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) Business Days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon, within a further period of ten (10) Business Days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by a court of the State of Washington sitting in King County pursuant to RCW 7.04.050. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said court shall have the power to make the appointment, provided, however, if
                                                         --------  -------
the court does not make a determination within ten (10) days of request by either party for the appointment of a third arbitrator, appointment of such third arbitrator shall be made in accordance with the selection procedure of the commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth below.

                (C) The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent, supported by the reasons therefor, and shall deliver a copy to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two (2) proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the proposed resolutions. The resolution he chooses as most closely approximating his determination of Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties.

                (D) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) Business Days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and costs of its own counsel. The losing party shall pay the fees and costs of the arbitrators and of the expert witnesses (if any) of the prevailing party as well as those of its expert witnesses. For purposes hereof, the losing party shall be that party whose selected arbitrator's statement of Fair Market Rent was not selected by the third arbitrator.

                (E) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine.
The arbitrators shall render their decision and award in writing and shall deliver copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

  2.7 Partial Months. If a Rent Commencement Date occurs on other than the first day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated using the actual number of days the applicable portion of the Premises is leased and the prorated installment shall be paid on such Rent Commencement Date together with any other amounts payable on that day. If the Expiration Date occurs on other than the last day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated using the actual number of days the Premises are leased and the prorated installment shall be paid on the first day of the calendar month in which the Expiration Date occurs.

                                  ARTICLE 3.
                               SECURITY DEPOSIT
                               ----------------

  3.1 Security Deposit Amount. Concurrently with execution hereof, Tenant shall deliver to Landlord a security deposit in an amount equal the number of square feet of Net Rentable Area in the Initial Premises multiplied by Twenty-nine and 88/100 Dollars ($29.88) (the "Security Deposit Amount") as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). If Tenant exercises the Expansion Option in a timely manner and leases the entire Building pursuant to its Expansion Option, the Security Deposit Amount shall be equal to the number of square feet of Net Rentable Area in the Premises multiplied by Twenty-nine and 57/100 Dollars ($29.57). If Tenant leases any Offer Space, the Security Deposit Amount shall be increased by Sixteen and 50/100 Dollars ($16.50) per square foot of Net Rentable Area added to the Premises. If Tenant leases any ROPR Space, the Security Deposit Amount shall be increased by Twenty-nine and 88/100 Dollars ($29.88) per square foot of Net Rentable Area added to the Premises. Tenant shall deliver such increased amount to Landlord within five (5) days after exercising any such options and if Tenant does not deposit such additional amount then Tenant's exercise of such rights shall be void and of no further force and effect.

     Each time Tenant receives notice from Landlord that Tenant is Chronically Late, Tenant shall pay an additional Security Deposit equal to three (3) months Base Rent (at the Base Rent rate then in effect) (the "Additional Security Deposit"). Tenant shall pay the Additional Security Deposit to Landlord within ten (10) days following receipt of written notice from Landlord that Tenant is Chronically Late and if such sum is received in a timely manner, Tenant shall no longer be deemed to be Chronically Late; provided, however, that Landlord may,
                                         --------  -------
at its option, elect within ten (10) days thereafter to reject the Additional Security Deposit and to exercise its remedies under Section 13 with respect to
                                                    ----------
the Event of Default. If Landlord accepts payment of the Additional Security Deposit, the Additional Security Deposit may be applied in any manner permitted for the Security Deposit and, upon expiration of the Lease shall be applied to Base Rent for the final months of the Term.

     On the fifth (5th) anniversary of the Term Commencement Date, the Security Deposit Amount shall be reduced by fifty percent (50%) for the balance of the Term (including the Extension Term). Tenant shall forfeit its rights under the prior sentence immediately upon being deemed Chronically Late, which forfeiture may not be cured even if Tenant complies with the terms of the prior paragraph and pays the Additional Security Deposit. If Tenant's Standard & Poor's corporate credit rating reaches a level of BBB or better, then Tenant shall not be required to furnish a Security Deposit for the initial Security Deposit Amount and the initial Security Deposit Amount (or the balance thereof then in Landlord's possession), shall be returned to Tenant within ten (10) days following Landlord's receipt of written notice from Tenant that it has achieved such credit rating together with proof of such rating reasonably satisfactory to Landlord; provided, however, that if Tenant's Standard & Poor's corporate credit
          --------  -------
rating subsequently falls below a level of BBB, Tenant shall be required to provide a Security Deposit in the Security Deposit Amount within thirty (30) days thereafter. Upon request, Tenant shall provide evidence to Landlord of its Standard & Poor's corporate credit rating. The foregoing provision shall not apply to the Additional Security Deposit which shall be held by Landlord and applied as set forth in the preceding paragraph.

  3.2 Letter of Credit. In lieu of depositing cash to satisfy its obligation with respect to the Security Deposit, Tenant may provide an irrevocable, fully assignable, and unconditional standby letter of credit, issued by a financial institution acceptable to Landlord and with a term of at least one (1) year, drawable by Landlord upon presentation, and substantially in the form attached hereto as Exhibit H (the "Letter of Credit"). Landlord may draw upon the Letter
          ---------
of Credit under the same terms and conditions as Landlord may apply a cash security deposit. In addition, Landlord may draw upon the Letter of Credit if Tenant fails to deliver to Landlord a renewal or extension of the Letter of Credit for a term of not less than one (1) year at least thirty (30) days prior to the expiration date of the existing Letter of Credit.

  3.3 Use of Security Deposit. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the full Security Deposit Amount. Tenant acknowledges that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. Within sixty (60) days after expiration of the Term or earlier termination of this Lease for any reason other than an Event of Default by Tenant, the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Premises to the condition required by this Lease. Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Landlord shall be released and discharged from any further liability to Tenant with respect to the Security Deposit provided Landlord has delivered the Security Deposit to the transferee or assignee or the transferee or assignee has assumed Landlord's obligations under this Lease. Any assignment of the Lease by Landlord, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, will automatically and without further action by either party cause an assignment of the Security Deposit (whether cash or a letter of credit) to the assignee and the parties will execute such documents as necessary to reflect such assignment and in such circumstances Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit provided Landlord has delivered the Security Deposit to the transferee or assignee or the transferee or assignee has assumed Landlord's obligations under this Lease. Landlord and its successors and assigns will not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant and if Tenant's interest in the Lease has been assigned, Landlord may return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto.

                                  ARTICLE 4.
                          PAYMENT OF OPERATING COSTS
                          --------------------------

  4.1 Net Lease. This is a net lease. Base Rent shall be paid to Landlord absolutely net of all costs and expenses as more fully provided herein. The provisions of this Article 4 for payment of Operating Costs by means of periodic
                   ---------
payment of Tenant's Proportionate Share (as defined in Section 4.3) of Estimated
                                                       -----------
Operating Costs (as defined in Section 4.2) and the Operating Costs Adjustment
                               -----------
(as defined in Section 4.6) are intended to pass on to Tenant and reimburse
               -----------
Landlord for Tenant's Proportionate Share of Operating Costs.

  4.2 Estimated Payments. Tenant shall pay Tenant's Proportionate Share of Estimated Operating Costs in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof commencing on each Rent Commencement Date. "Estimated Operating Costs" for any calendar month shall mean Landlord's estimate of Operating Costs for the calendar year within which such month falls, divided into twelve (12) equal monthly installments. Landlord shall provide Tenant with a statement setting forth the Estimated Operating Costs and Tenant's Proportionate Share thereof within ninety (90) days after the Term Commencement Date and the commencement of each calendar year thereafter, Landlord may adjust such estimate from time to time by written notice. Until a new statement of Estimated Operating Costs is received Tenant shall continue to make the monthly payment of Estimated Operating Costs based on the last applicable statement thereof.

  4.3 Tenant's Proportionate Share. "Tenant's Proportionate Share"' shall be calculated by Landlord for each calendar year of the Term and shall mean (1) with respect to Tenant's Proportionate Share of the Building, a percentage equal to the Net Rentable Area of the Premises divided by the greater of (a) ninety-five percent (95%) of the Total Rentable Area in the Building leased or held for lease, or (b) the Net Rentable Area of the Building actually leased to tenants; and (2) with respect to Tenant's Proportionate Share of the Project, a percentage equal to the Net Rentable Area of the Premises divided by the greater of (x) ninety-five percent (95%) of the total Net Rentable Area of the Project leased or held for lease, or (y) the Net Rentable Area in the Project actually leased to tenants. As of the date hereof, Tenant's Proportionate Share is the percentage set forth in the Basic Lease Information Sheet as Item 8, subject to
                                                             ------
verification as provided in Section 1.4(d).
                            --------------

  4.4 Operating Costs. "Operating Costs" shall mean all expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, repair, maintenance, replacement, preservation, ownership and operation of the Project and any supporting facilities directly serving the Project (as allocated to the Project in accordance with standard accounting practices, consistently applied). Tenant acknowledges that Operating Costs may include expenses and costs associated with the management, preservation, ownership and operation of the Project that are, from time to time, allocated by Landlord, in its sole but reasonable discretion, between the Building and other Buildings, presently or hereafter existing at the Project, and Tenant agrees to pay as additional Rent, Tenant's share, as reasonably determined by Landlord, of such Operating Costs as so allocated by Landlord. Operating Costs shall include, but not be limited to the following types of expenses:

     (a) Wages, salaries, reimbursable expenses and benefits of all on-site and off-site personnel directly engaged in the operation, repair, maintenance and security of the Project and the direct costs of training such employees.

     (b) Costs (including allocated rental at no more than Landlord's good faith estimate of the fair market rent determined once during each calendar year) for the property management office (provided that the allocated rental shall be on no more than two thousand five hundred (2,500) square feet of Useable Area) and office operation; costs of operating exercise facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein; and costs of operating any conference facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein (less revenues received in connection with the use thereof).

     (c) All supplies, materials and rental equipment used in the operation and maintenance of the Project, including, without limitation, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a Class A office project.

     (d) Utilities, including, without limitation, water, power, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation of the Project not paid for directly by tenants of the Project.

     (e) All maintenance, extended warranties (amortized over the period of such warranty), janitorial and service agreements for the Project and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of the Project and all Building Components.

     (f) A management fee equal to the lesser of (A) three percent (3%) of all revenue (excluding such management fee) derived from the Project, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Project, parking revenues and other revenues derived from licenses of any other part of or right in the Project; or (B) provided that Tenant is not in default under this Lease and leases and occupies at least three
(3) full floors of space in the Project, the lowest management fee permitted to be included in Operating Costs under any other lease between Landlord and any tenant leasing at least two (2) full floors of space in the Project.

     (g) Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Operating Costs records; provided, however, that Operating Costs shall not include legal
               --------  -------
fees related to (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against tenants relating solely to the collection of rent or other sums due to Landlord from such tenants, or (iv) the initial development and/or initial construction of the Project.

     (h) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement or interruption and earthquake insurance applicable to the Project and Landlord's personal property used at the Project in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" provisions).

     (i) Repairs, replacements and general maintenance of the Project (except for repairs and replacements (x) paid for from the proceeds of insurance, or (y) paid for directly by Tenant, other tenants or any third party).

     (j) All real and personal property taxes, assessments, local improvement or special benefit district charges and other governmental charges, special and general, known and unknown, foreseen and unforeseen, of every kind and nature whatsoever payable during or attributable to periods after the Term Commencement Date (i) attributable to the Real Property or the Project or levied, assessed or imposed on, the Real Property or the Project, or any portion thereof, or interest therein; (ii) attributable to or levied upon Landlord's personal property located in, or used in connection with the Project; (iii) surcharges and all local improvement or special benefit and other assessments levied with respect to the Project, the Real Property, and all other property of Landlord used directly in connection with the operation of the Project; (iv) any taxes levied or assessed in lieu of, in whole or in part, or in addition to such real or personal property taxes; (including, but not limited to, leasehold taxes, business and occupation taxes and taxes or license fees upon or measured by the leasing of the Project or the rents or other income collected therefrom (v) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fee (collectively, "Real Property Taxes"). If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes for any year only those installments (including interest, if any) which would become due by exercise of such option. Real Property Taxes shall not include (x) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, or (y) income taxes computed upon the basis of the Landlord's net income, or (z) any real estate excise tax payable in connection with a transfer or conveyance of the Project or any part thereof.

     (k) Amortization (together with reasonable financing charges) of capital improvements made to the Project (i) to comply with the requirements of law, ordinance rule or regulation, (ii) to replace items which Landlord would be obligated to maintain under this Lease; or (iii) to improve the operating efficiency or reduce Operating Costs of the Project. As used in this Section, "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred), and not as capital costs, items that are less than two percent (2%) of Estimated Operating Costs for the year in question.

     (l) All charges of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly payable during or attributable to periods after the first Rent Commencement Date (i) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (ii) for environmental matters or as a result of the imposition of mitigation measures, including compliance with any transportation management plan, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff.

     Notwithstanding the foregoing, Operating Costs shall not include:

     (m) Any sums collected from other Building tenants for special services provided to such tenant, in excess of the services provided to Tenant hereunder, any sums collected from other Building tenants for Operating Costs separately billed to and paid by tenants, or costs incurred in connection with services made available to one or more tenants but not to tenants of the Project generally;

     (n) Amounts received from insurance claims and costs of repair and reconstruction related thereto to the extent of such insurance proceeds (other than deductible amounts under applicable insurance policies);

     (o)    Ground rent (if any);

     (p) Interest or loan fees incurred in connection with any loan secured by the Building or the Real Property or any other costs (including attorneys fees) directly related to any such financing or refinancing;

     (q) Costs of work to the Project that are necessary to comply with applicable laws, regulations, ordinances or codes relating to the initial construction of the Project in effect as of the date of this Lease;

     (r) Leasing commissions and costs of marketing or advertising materials designed to specifically market space in the Project for lease;

     (s) Except as permitted under Section 4.4.1(k) above, depreciation or
                                   ----------------
amortization of the Building or Building Components or expenses that should be capitalized in accordance with standard accounting practices, consistently applied;

     (t) If Tenant is paying separately for parking privileges in the Garage, costs incurred for day-to-day operations or maintenance of the Garage (except for Real Property Taxes);

     (u) Any penalties due to violation of law or fines imposed for late payment of any Operating Costs by Landlord or interest thereon, unless such penalties, interest or fines were caused directly or indirectly by Tenant;

     (v) Damages incurred by Landlord for any default, breach, claim, judgment or settlement arising out of this Lease or any other lease of space in the Project;

     (w) Expenses for the repair or replacement of any item to the extent such repair or replacement is reimbursed, or is received at no cost, through applicable warranty or insurance proceeds;

     (x) Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy Hazardous Materials from the Project to the extent such Hazardous Materials were installed by Landlord and were considered hazardous under applicable Hazardous Materials Laws as and when installed;

     (y) Costs of initial construction of the Project in accordance with the plans approved for building permits by the City of Bellevue, including all costs of correcting defects in the initial construction for which Landlord is otherwise responsible under the Lease;

     (z) Costs incurred for repairs and replacements resulting from an uninsured casualty to the extent such costs exceed ten percent (10%) of the Base Rent per square foot per calendar year;

     (aa) Attorneys and outside accountants fees incurred in connection with leasing space in the Project or any sale or attempted sale of the Project; and

     (bb) Costs incurred relating to any additional real property added to the Project until such additional real property is developed.

  4.5 Adjustment for Occupancy. Notwithstanding any other provision herein to the contrary, if during any year of the Term the Project is not fully occupied or all premises within the Project do not receive Basic Services (as defined in
Section 5.1 below), then an adjustment shall be made in computing Operating
-----------
Costs for such year so that Operating Costs shall be computed as though the Project had been fully occupied and provided with Basic Services during such year; provided, however, that in no event shall Landlord collect in total, from
      -------- --------
Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of Operating Costs during any year of the Term.

  4.6 Computation of Operating Costs Adjustment. The term "Operating Costs Adjustment" for any calendar year shall mean the difference, if any, between Estimated Operating Costs and actual Operating Costs for that calendar year. Landlord shall, within a reasonable period of time after the end of any calendar year for which Estimated Operating Costs differs from actual Operating Costs, give written notice thereof to Tenant. The notice shall include a statement of the total Operating Costs applicable to such calendar year and the computation of the Operating Costs Adjustment. Landlord's failure to give such notice and statement within a reasonable period of time after the end of any calendar year for which a Operating Costs Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 4.7.
                                                                 -----------

  4.7 Adjustment for Variation Between Estimated and Actual. If Tenant's Proportionate Share of Operating Costs for any calendar year exceeds the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs Adjustment within thirty (30) days after the date of the Landlord's statement of the Operating Costs Adjustment. If the Tenant's Proportionate Share of Operating Costs for any calendar year is less than the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, then Landlord, at Landlord's option, shall either (a) pay Tenant's Proportionate Share of the Operating Costs Adjustment to Tenant in cash, or (b) credit said amount against future installments of Estimated Operating Costs payable by Tenant hereunder. If the Term commences or terminates at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Operating Costs Adjustment shall be calculated based upon the exact number of calendar days during such calendar year that fall within the Term, and any payment by Tenant required hereunder shall be paid even if the Term has expired when such determination is made.

  4.8 Books and Records. Provided that Tenant delivers written notice of its intent to audit within ninety (90) days after receipt by Tenant of Landlord's annual statement of total Operating Costs as provided in Section 4.6, and
                                                         -----------
completes such audit within one hundred and twenty (120) days thereafter, Tenant shall have the right to conduct a reasonably and specifically defined audit of Landlord's books and records relating to Operating Costs during the immediately preceding calendar year in accordance with the following terms and provisions:

       (a) No Event of Default with respect to payment of Base Rent and Tenant's Proportionate Share of Operating Costs is outstanding at the time of Tenant's notice or at the time of the audit.

       (b) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor (as defined below) inspect Landlord's accounting records at Landlord's office no more than once per calendar year.

       (c) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.

       (d) Prior to commencing the audit, Tenant and the auditor shall: (i) provide Landlord with evidence that the auditor is from a nationally recognized accounting firm or one of the top five (5) accounting firms in the Seattle metropolitan area and that the individual performing the audit is a certified public accountant (a "Qualified Auditor"); (ii) each sign a confidentiality letter to be provided by Landlord, consistent with the provisions of this
Section 4.8; (iii) provide a signed representation certified by the auditor's
-----------
chief financial officer, chief executive officer or managing partner (or equivalent) that such auditing firm is acting as an independent accountant in the conduct of the audit; and (iv) provide Landlord with a full copy of all correspondence, instructions and engagement letters between the auditor and Tenant.

       (e) The audit shall be limited solely to: (i) confirming that the Operating Costs reported in the Landlord's annual statement are consistent with Landlord's books and records; (ii) confirming that Landlord has reasonable support for the expenses and items of expenses as reported by Landlord; (iii) confirming that Landlord has not accidentally or fraudulently charged the same item of expenses on a duplicate basis to the Building; (iv) confirming that Landlord has not charged any item specifically excluded from Operating Costs in this Lease; (v) reviewing the procedure for gross-up to confirm that it is consistent with the terms of this Lease relative to such procedures; and (vi) confirming that Tenant has been properly allocated Tenant's Proportionate Share of Operating Costs. The auditor shall not make any judgments as to the reasonableness of any item of expense and/or the total Operating Costs of the Building, nor shall such reasonableness be subject to audit.

       (f) If Tenant's auditor finds errors or over or under charges in Landlord's annual statement of Operating Costs, said findings must be immediately and simultaneously reported to both Landlord and Tenant, with full written support for such findings and specific reference to the relevant Lease provisions disqualifying such expenses, if applicable. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant in accordance therewith. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant's auditor and Landlord's books and records. The two auditors shall then meet to resolve any difference between the audits. If agreement cannot be reached within two (2) weeks after the auditors' initial meeting, then the auditors shall together select a third auditor (who shall be a Qualified Auditor) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two auditors, Tenant and Landlord. The third auditor shall leave submitted findings unopened for a period of two (2) weeks, during which time Landlord and Tenant may attempt to reach a negotiated settlement. If no settlement is reached, then within fifteen (15) days following the completion of such two-week period, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the "Final Finding". The third auditor shall not have the option of selecting a compromise between the first two auditors' findings, nor to make any other finding.

       (g) If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of the Base Rent next due and payable under this Lease the amount of such overcharge. If the Final Finding determines that Tenant was undercharged, then within thirty (30) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.

       (h) If the Final Finding results in a credit to Tenant in excess of three percent (3%) of Tenant's Proportionate Share of the total Operating Costs for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. If the Final Finding results in a credit to Tenant of less than one percent (1%) of Tenant's Proportionate Share of the total Operating Costs for the calendar year subject to the audit, Tenant shall pay its own costs and shall reimburse Landlord for Landlord's costs associated with said audits. In all other events, each party shall pay its own audit costs, including one half (1/2) of the cost of the third auditor.

       (i) The results of any audit of Operating Costs hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party.

                                  ARTICLE 5.
                             LANDLORD'S COVENANTS
                             --------------------

  5.1 Basic Services. So long as no Event of Default is outstanding during Tenant's occupancy of the Premises Landlord shall operate the Building as a Class A office building and shall provide the following ("Basic Services"):

       (a) Administration of construction of the Tenant Improvements (as defined in Section 5.7) in the Premises in accordance with Exhibit C and the Tenant
   -----------                                     ---------
Design Manual which is incorporated herein by this reference (the "Design Manual").

       (b) Hot and cold water at those points of supply provided for general use of other tenants in the Project as provided for in the TI Working Drawings (excluding supply points included to accommodate Expanded Uses).

       (c) Central heat and air conditioning in season, and ventilation at such temperatures and in such amounts as are standard for Class A office buildings in the Market Area or as may be permitted or controlled by applicable laws, ordinances, rules and regulations, during Normal Office

Hours. Landlord shall use commercially reasonable efforts to ensure that indoor air quality complies with all applicable laws, ordinances, rules and regulations but shall not be responsible for correcting any air quality problems caused by tenants of the Project.

       (d) Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be necessary or desirable. Landlord's obligation with respect to repair as part of Basic Services under this Section
                                                                       -------
5.1 shall be limited to (i) the structural portions of the Building, (ii) the
---
exterior walls of the Buildings, including glass and glazing, gutters and downspouts, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Base Building Improvements (as defined Exhibit C attached hereto), (v) heating, ventilating and air-conditioning
---------
equipment, ducts and appurtenances serving the Premises and Building to the extent such equipment is considered Building Standard Improvements, and provided that Landlord shall have no responsibility to maintain such equipment, ducts and appurtenances that were installed by Tenant as Tenant Extra Improvements; (vi) sewer, water, gas, telephone, and power lines and meters to the extent owned by Landlord and serving the Premises and the Building but only to the extent such lines and meters are located outside the Premises and were installed as part of Base Building Improvements; and (vii) Common Areas.

       (e) Janitorial service on a five (5) day per week basis, excluding holidays recognized by Landlord, not to exceed twelve (12) holidays in any calendar year, plus any additional federal or state holidays established after the date of this Lease. Janitorial service shall be of comparable scope and quality to that provided in other Class A office buildings in the Market Area, and shall initially be provided according to the specifications described on
Exhibit I attached hereto and incorporated herein by this reference.  Any
---------
janitorial service contracted with by Landlord shall be bonded. Landlord shall have no liability for losses resulting from janitorial service or caused by janitorial service employees. Landlord shall take reasonable steps, after written notice from Tenant, to correct problems arising from the quality of janitorial service provided, and to respond to security concerns believed to be caused by such janitorial service provider.

       (f) An electrical system to convey power delivered by public utility or by another provider of comparable quality and service selected by Landlord, in amounts sufficient for normal office operations during Normal Office Hours as provided in similar office buildings in the greater Bellevue area, but not to exceed a total allowance of four (4) watts per square foot of Net Rentable Area (which includes an allowance for lighting of the Premises), provided that no single item of electrical equipment consumes more than one-half (0.5) kilowatt at rated capacity or requires a voltage other than 120 volts, single phase. If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption), exceed such amounts, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity. If the installation and operation of Tenant's electrical equipment requires additional air conditioning capacity above that provided by the Building Standard Improvements (as defined in Exhibit C), then
                                                              ---------
the cost of installing additional air conditioning and operation thereof (including utilities) shall be paid by Tenant and shall be considered an Extra Service, subject to the provisions of Section 5.4 below. Landlord may require
                                      -----------
Tenant to pay for the installation and operation of utility metering devices to measure actual utility consumption in the Premises. Notwithstanding the foregoing, after Landlord has approved Tenant's TI Working Drawings pursuant to Exhibit C, Landlord shall make good faith efforts to identify Upgrades (as
---------
defined in Exhibit C to the electrical facilities that will be required to
           ---------
accommodate the approved TI Working Drawings. Landlord's approval of Upgrades shall be governed by Exhibit C. Tenant will have use of the approved Upgrades
                     ---------
to the electrical system throughout the Term unless Tenant indicates that it no longer needs such additional electrical facilities; provided, that the cost of providing the Upgrades shall be at Tenant's sole cost and expense.

       (g) Installation, maintenance and replacement of building standard lamps, bulbs and ballasts used in the Premises.

       (h) Security service for the Project, including electronic card key access to the Building and Garage, a staffed security station, call boxes, motion sensors, electromagnetic locks and surveillance cameras, or such other comparable systems as Landlord deems appropriate; provided, however, that the
                                                  -------- --------
security service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; and provided, further,
                                                            --------  -------
that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Project.

       (i) Public elevator service to the Garage and the floors on which the Premises are situated during Normal Office Hours; provided, however, that Tenant
                                                  --------  -------
shall have access to the Premises and the Garage twenty-four (24) hours per day, seven (7) days per week, 365 days per year.

       (j) Correction of latent defects in the initial construction of the Project to the extent Landlord reasonably deems necessary.

       (k) Except to the extent that Tenant or another tenant of the Project is otherwise required to do so under the terms of any applicable lease, from and after the Term Commencement Date Landlord shall comply with all Laws (as defined in Section 6.9(a)), as amended from time to time, related to the condition of
   --------------
the Building and Project, including without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), and the Americans with
                              --------------
Disabilities Act of 1990, as amended; provided, however, that Landlord shall
                                      --------  -------
have the right to contest the applicability or validity of such Laws as applied to the Project.

       (l) Operation of the Garage during Normal Office Hours; provided,
                                                               --------
however, that Tenant shall have access to the Garage twenty-four (24) hours per
-------
day, seven (7) days per week, 365 days per year.

  5.2 Hours of Operation. The term "Business Days" shall mean Monday through Friday, excluding State and Federal holidays and all days that maintenance employees of the Project are entitled to take off or to receive extra compensation for, from time to time under their union contract or other agreement, provided that all such holidays shall not exceed twelve (12) in any calendar year, plus any additional state or federal holidays enacted after the date of this Lease. The term "Normal Office Hours" shall mean Business Days from 7:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m.

  5.3 Interruption. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (a) interruption of, or variation or deficiency in, or failure of, the provision of Basic Services; (b) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications; or (c) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord, including but not limited to (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel from the providers thereof, and (iv) acts of God. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Project to provide restoration of Basic Services and, where the cessation or interruption of Basic Services has occurred due to circumstances or conditions beyond Project boundaries or outside the Landlord's control, to cause the same to be restored, by application or request to the provider thereof.

     Notwithstanding the foregoing, if an interruption or curtailment of any Basic Service occurs by reason of Landlord's negligence, omission or breach of its obligations hereunder, and (i) the interruption causes the Premises or a portion thereof to be untenantable, (ii) Tenant ceases to use the Premises or the untenantable portion thereof, and (iii) Tenant has given Landlord (and all Senior Parties to the extent required by Section 14.7
                                                                 ------------
below) notice of such interruption, then, on the tenth (10th) consecutive Business Day following the date on which all of the foregoing conditions are satisfied, Base Rent shall abate (in whole or in part based on the number of square feet that are untenantable) until the Premises are rendered tenantable; provided, however, that in no event shall Tenant be entitled to an abatement
--------  -------
of Base Rent if the interruption was caused in whole or in part by any action or inaction by Tenant or its employees, agents, contractors or invitees or by events outside the direct control of Landlord. If Tenant is entitled to a rent abatement under the prior provision and ten (10) Business Days after the date of Tenant's notice under clause (iii) above Landlord has not commenced or is not diligently pursuing a cure of the interruption, then Tenant may provide a second notice to Landlord (and all Senior Parties to the extent required by Section
                                                                     -------
14.7 below) stating that if such interruption is not cured within ten (10)
----
Business Days thereafter, Tenant intends to commence cure and specifying the steps that Tenant will take to cure the interruption. If Landlord has not commenced or is not diligently pursuing a cure of the interruption within ten
(10) days after receipt of such second notice, Tenant may take steps to cure the interruption as outlined in its notice to Landlord. Notwithstanding the foregoing, Tenant shall not be permitted access to any equipment or facilities that serve other tenants' premises in the Project. Tenant shall be solely responsible for any loss or damage arising from its efforts to cure the interruption.

  5.4 Extra Services. Landlord shall provide to Tenant, subject to capacity limitations and the needs of other tenants, and at Tenant's cost and expense (and subject to the other limitations hereinafter set forth) the additional services described below ("Extra Services"). Tenant shall pay Landlord for the cost (including capital costs, out-of-pocket expenses and the allocated cost of Landlord's employees) of providing any Extra Services, together with an administrative fee equal to fifteen percent (15%) of such cost, within ten (10) days following presentation of an invoice therefor by Landlord to Tenant. Landlord shall credit the administrative fee collected from Tenant on a line-item basis against Operating Costs if such fee is charged in connection with an item that would otherwise be included within Operating Costs. The cost chargeable to Tenant for Extra Services shall constitute additional Rent.

       (a) Any extra cleaning and janitorial services in excess of that required for Building Standard Improvements. Landlord shall, upon reasonable advance notice, arrange for weekend janitorial service on terms acceptable to the service provider, Tenant and Landlord.

       (b) Additional air conditioning and ventilating capacity (24 hours a day, seven days a week, 365 days a year) required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements.

       (c) Heating, ventilation, air conditioning or extra electrical equipment or service during hours other than Normal Office Hours up to 24 hours a day, seven days a week, 365 days a year. Landlord shall provide said heating, ventilation and air conditioning or extra service solely upon the prior request of Tenant given in compliance with the notice requirements and procedures that Landlord may establish from time to time.

       (d) Repair and maintenance for which Tenant is responsible hereunder.

       (e) Any Basic Service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 5.1, but only if
                                                 -----------
Landlord elects to provide such additional or excess service.

       (f) Any other item described in this Lease as an Extra Service or which Landlord is not required to provide as part of Basic Services.

  5.5 Window Coverings. All window coverings shall be provided by Landlord as Building Standard Improvements. Tenant shall not remove, replace or install any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval. Tenant acknowledges that breach of this covenant shall directly and adversely affect the exterior appearance of the Project and the operation of the heating, ventilation and air conditioning systems.

  5.6  Graphics and Signage.

       (a) Building Standard. Landlord shall provide the initial identification of Tenant's name on the directory board in the main lobby of the Building and, if the Premises is on a multi-tenant floor, in the elevator lobby, and the cost thereof may be paid from the Cash Allowance. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Areas or the exterior of the Premises shall comply with the Design Manual and any deviation shall be subject to Landlord's prior written approval.

       (b) Limited Right to Exterior Signage. Provided that Tenant is leasing and occupying a minimum of two and one half (2.5) floors in the Building and no Event of Default is outstanding under this Lease, Tenant shall have the exclusive right, at Tenant's sole cost and expense, to install and maintain a sign identifying HomeGrocer.com, Inc. (the "Tenant Sign") on the upper portion of the south side of the Building above the uppermost windows. Unless Tenant is leasing the entire Building, Landlord shall have the right to install signage on the Building below the glass line on the third (3rd) floor of the Building. The design (including the design of any replacement sign) and method of installation of the Tenant Sign shall be subject to Landlord's reasonable approval and all City of Bellevue and other applicable governmental requirements. Tenant must submit detailed plans for the Tenant Sign to Landlord for review and approval before Tenant installs the Tenant Sign on the exterior of the Building. At the end of the Lease Term or if Tenant no longer leases and occupies two and one half (2.5) floors in the Building, Tenant shall remove the Tenant Sign and shall restore the Building to its condition prior to installation of the signage, at Tenant's sole cost and expense. The right to install and maintain the Tenant Sign is personal to HomeGrocer.com, Inc. and shall not be assignable to any other party without the consent of Landlord, which may be withheld or conditioned in Landlord's sole discretion.

  5.7 Tenant Extra Improvements. Landlord shall administer construction and installation of all Tenant Extra Improvements in the Premises, at Tenant's expense, such installation to be made and paid for pursuant to the provisions of Exhibit C in the same manner as the Building Standard Improvements. Landlord
---------
shall not seek the benefits of depreciation deductions or income tax credit allowances for federal income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this
Section 5.7. "Tenant Extra Improvements" shall mean the extent to which
-----------
the Tenant Improvements in the Premises differ materially from the Building Standard Improvements as determined in Landlord's discretion. In instances where this Lease refers to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Premises and the Building Standard Improvements, had the Building Standard Improvements been constructed in the Premises. Tenant Improvements (as defined in Exhibit C)
                                                                     ---------
shall be installed on behalf of Tenant and approved by Landlord pursuant to Exhibit C. The Cash Allowance (as defined in Exhibit C) shall not be applied
---------
to the cost of any Tenant Extra Improvements.

  5.8 Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

                                  ARTICLE 6.
                              TENANT'S COVENANTS
                              ------------------

  6.1  Compliance With Exhibit C.  Tenant shall comply with the terms and
                       ---------
conditions and deadlines set forth in Exhibit C and the Design Manual with
                                      ---------
respect to the construction of the Tenant Improvements in the Premises.

  6.2 Construction of Tenant Improvements. Tenant shall reimburse Landlord for all costs incurred by Landlord to construct or install Tenant Extra Improvements on Tenant's behalf pursuant to Exhibit C and the Design Manual. All additions to
                               ---------
or improvements of the Premises, whether of Building Standard Improvements or Tenant Extra Improvements, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, except as otherwise stated herein or as stated in any subsequent approval of such additions or improvements. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof.

  6.3 Telecommunications. Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables necessary to serve the Premises from the point of presence in the Building. Tenant shall obtain any telecommunications services within the Building from vendors selected by Landlord or approved by Landlord in its sole discretion (a "Provider"). In the event that Tenant desires to obtain telecommunications services from a Provider not selected by Landlord, Tenant shall submit to Landlord a list of such proposed vendor(s) together with such other information regarding the vendors as Landlord may request, including financial information, references from at least two (2) owners of comparable projects in which the vendor has experience and a description of the vendor's business activities in downtown Bellevue. Landlord shall notify Tenant within thirty (30) Business Days of receipt of the list if Landlord approves any of Tenant's proposed vendors. Failure to notify Tenant shall be deemed disapproval. If Landlord approves any telecommunications Provider selected by Tenant, the Provider must agree in writing to abide by all of Landlord's policies and procedures for telecommunications vendors and to pay for the use of any space outside the Premises needed to install the vendor's equipment at the rate established by Landlord from time to time. If Tenant desires to utilize the services of a Provider not selected by Landlord, such Provider must obtain the written consent of Landlord to the plans and specifications for its lines or equipment within the Building prior to installation in the Building and must install such lines and equipment in locations designated by Landlord. Tenant shall obtain any necessary governmental permits relating to the installation, use or operation of Provider's lines and equipment. Landlord shall provide Tenant and its Provider and contractors with reasonable access to portions of the Building outside the Premises to the extent necessary to install, maintain or replace any telecommunications equipment serving the Premises. Landlord's consent to a Provider shall not be deemed to constitute a representation or warranty as to the suitability, capability or financial strength of any Provider. To the extent the service by a Provider is interrupted, curtailed or discontinued for any reason whatsoever, Landlord shall have no obligation or liability in connection therewith. The provisions of this Section are solely for the benefit of Tenant and Landlord, are not for the benefit of any third party, and no telephone or telecommunications provider shall be deemed a third party beneficiary hereof. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the installing telecommunications equipment and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the Tenant's or its Provider's telecommunications equipment. Tenant acknowledges that roof and riser space are a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Project systems and the needs of other Project tenants. Notwithstanding the foregoing, after Landlord has approved Tenant's TI Working Drawings pursuant to Exhibit C,
                                                                     ---------
Landlord
shall make the riser space or other space outside the Premises as shown in the approved TI Working Drawings available to Tenant throughout the Term at Tenant's expense.

  6.4 Taxes on Personal Property and Tenant Extra Improvements. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against Tenant's Personal Property (as defined in Section 11.1), on the value of its Tenant Extra
                        ------------
Improvements, on its interest pursuant to this Lease or on any use made of the Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord within ten
(10) days following receipt of such invoice.

  6.5 Repairs by Tenant. Except to the extent that Landlord is responsible for such repair or maintenance under Section 5.1 above, Tenant shall maintain and
                                 -----------
repair the Premises and keep the same in good condition, ordinary wear and tear and damage by casualty and condemnation which is not required to be restored pursuant to Section 12 and damage due solely to acts of Landlord (except to the
            ----------
extent such damage is covered by Tenant's insurance) excepted. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant's employees, agents, contractors, officers, directors, partners, members, licensees, invitees and guests ("Tenant Parties") to the Premises or the Project, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's movable equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (as defined in Section 6.7) permitted or required by Landlord, all
                           -----------
as provided in Section 6.13. Any repair or maintenance that Tenant is required
               ------------
to perform under this Lease shall be performed at Tenant's expense by Landlord's employees as an "Extra Service" subject to Section 5.4, or by contractors
                                           -----------
selected by Landlord. If Tenant fails or refuses to perform such work in a timely and efficient manner, then Landlord may perform such work for the account of Tenant as an Extra Service. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed at Tenant's risk using contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Tenant shall not be required to perform any maintenance or repair required solely by reason of the negligence or wrongful acts of Landlord or its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests, Landlord's affiliates or Landlord's members ("Landlord Parties"). Tenant shall promptly notify Landlord of any needed repairs in the Premises or to the Building Components.

  6.6 Waste. Tenant shall not commit or allow Tenant Parties to commit any waste or damage in any portion of the Premises or the Project.

  6.7 Alterations, Additions, Improvements. Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord which shall not be unreasonably withheld or delayed if the proposed Alterations satisfy the requirements of (a) through (f) below. Landlord's consent shall not be required for Alterations provided that Tenant, prior to commencing any Alteration, provides evidence satisfactory to Landlord that the Alterations (a) comply with all applicable laws, ordinances, rules and regulations; (b) are compatible with the Design Manual and the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building;

(f) do not reduce the value of the Premises or increase the cost to Landlord of reletting the Premises; and (g) are reasonably expected to cost less than Ten Thousand Dollars ($10,000). Where Landlord's consent is required, in determining whether to consent to the proposed Alterations, Landlord shall have the right to review plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information requested by Landlord in connection with any Alterations to the Premises. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the cost thereof as well as Landlord's internal costs as an Extra Service subject to Section 5.4. All Alterations permitted hereunder shall
                   -----------
be made and performed by Tenant or, at Landlord's election, may be performed by Landlord or by contractors selected by Landlord, without cost or expense to Landlord and as an Extra Service. Landlord may supervise and administer the installation of Alterations as an Extra Service. Upon completion of any Alterations, Tenant shall provide Landlord, at Tenant's expense, with a complete set of "as built" plans on mylar and specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. The obligations of the parties with respect to removal of Alterations shall be controlled by
Section 6.13.
------------

  6.8 Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any (a) work performed or material furnished to or for the Premises, and (b) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance and in compliance with RCW 60.04. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. After the expiration of the foregoing twenty (20) day period, if the lien has not been released or a bond posted, then Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administrative fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Premises.

  6.9  Compliance With Laws and Insurance Standards.

       (a) Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Premises, regardless of when such Laws become effective, including, without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), the Americans with Disabilities Act of
                    --------------
1990, as amended and any laws prohibiting discrimination against, or segregation of, any person or group of persons on account of race, color creed, religion, sex, marital status, national origin or ancestry. Tenant shall also comply with the terms of any transportation management program or similar programs affecting the Building and required by any governmental authority. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this Section 6.9 shall
                                                              -----------
apply irrespective of the scope of work required to achieve such compliance. Tenant shall not use or occupy the Premises in any manner that creates, requires or causes imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Building or the Project.

       (b) Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is disreputable or constitutes a fire hazard. Tenant shall not permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that increases the cost of any insurance policy carried by Landlord, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums as an Extra Service.

  6.10 Entry for Repairs, Inspection, Posting Notices, Etc. After reasonable notice (except in emergencies where no such notice shall be required), Landlord or Landlord Parties shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the last twelve (12) months of the Term), purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however,
                                                           --------  -------
that Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's business operations, and further provided that upon request by Tenant and if Tenant makes a representative available upon demand, Landlord shall enter the Premises only when accompanied by a representative of Tenant. In no event shall Tenant be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Upon request by Tenant, Landlord shall request that any direct competitor of Tenant entering the Premises with Landlord under this
Section 6.10 execute a commercially reasonable non-disclosure agreement on
------------
a form to be provided by Tenant before entering the Premises.

  6.11 No Nuisance. Tenant shall not create any nuisance, or interfere with, annoy, endanger or disturb any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Premises that endanger the structure nor place any harmful liquids or Hazardous Material (as defined in Section 7.2) in the drainage system of the
                                  -----------
Building. Tenant shall not permit any vibration, noise or odor to escape from the Premises and shall not do or permit anything to be done within the Premises which would adversely affect the quality of the air in the Building.

  6.12 Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such amendments or
                                        ---------
supplements thereto as Landlord may adopt from time to time with prior notice to Tenant, provided such rules and regulations are applicable to all tenants of the Project, do not discriminate against Tenant and do not materially and permanently increase Tenant's costs of operating in the Premises. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease. In the event of any conflict between the rules and regulations and the express terms of this Lease, the terms of this Lease shall control.

  6.13 Surrender of Premises On Termination. On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by this Lease, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom (ordinary wear and tear and damage to an extent consistent with the Premises remaining in good condition and repair by casualty and condemnation which is not required to be restored pursuant to
Section 12 excepted). In addition, Tenant shall remove all telecommunications
----------
and computer networking wiring and cabling serving the Premises from the Building, unless Landlord requires such materials to be surrendered to Landlord. All Alterations and Tenant Improvements shall be surrendered with the Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage which is not required to be restored pursuant to Section 12
                                                                 ----------
excepted, unless (a) Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, or (b) Landlord has notified Tenant that Tenant must remove an Alteration or item of Tenant Improvements pursuant to the following paragraph. Any property of Tenant not removed from the Premises shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If Landlord desires to have the Premises, or any part or parts thereof, restored to a condition that existed prior to installation of any Tenant Extra Improvements or to the condition prior to making any Alterations, Landlord may so notify Tenant in writing at any time prior to the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten
(10) days after the date of such termination); and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, so restore the Premises, or such part or parts thereof, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage excepted, before the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after receipt of notice). Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. If the Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all damages resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible.

     At the time Landlord gives its approval to any Alterations or Tenant Extra Improvements, if requested by Tenant, Landlord shall inform Tenant as to which elements or components of such Alterations or Tenant Extra Improvements Landlord may require Tenant to remove from the Premises (and to have the Premises restored as provided above) at the end of the Term. Landlord shall notify Tenant no later than sixty (60) days prior to the end of the Term (or within thirty (30) days after an earlier termination of this Lease) which of the components so identified must be removed by Tenant and, if no such notice is provided, Landlord shall be deemed to have elected to have all such elements and components removed by Tenant and to have the Premises restored as provided above.

  6.14 Corporate Authority. If Tenant is a corporation or limited liability company or partnership or if Tenant is a partnership on whose behalf a partner which is a corporation or limited liability company executes this Lease, then in any such case, each individual executing this Lease on behalf of such corporation, limited liability company, or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company and/or partnership, as the case may be.

  6.15 Utilities. Tenant shall not obtain any electrical or other utility services (other than telecommunications services) from vendors other than those selected by Landlord or approved by Landlord in writing.

                                  ARTICLE 7.
                              HAZARDOUS MATERIALS
                              -------------------

  7.1 Prohibition and Indemnity With Respect to Hazardous Materials. Except as stated below, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or Tenant Parties without the prior written consent of Landlord. Tenant may, at Tenant's risk, bring, store and use reasonable quantities of Permitted Hazardous Materials in the Premises for their intended use. If Tenant violates this provision, or if contamination of the Premises or the Real Property by Hazardous Material occurs for which Tenant or any Tenant Party is responsible, or if Tenant's activities or those of Tenant Parties result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of any Hazardous Material present in the soil or ground water on or under the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     Landlord may, at Landlord's risk, bring, store, and use reasonable quantities of Permitted Hazardous Materials in the Building or Project for their intended use. With respect to any Hazardous Materials kept on or about the Project or Building by Landlord, Landlord shall comply with all governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Materials.

  7.2 Definitions. The following terms shall have the meanings given below for purposes of this Lease.

       (a) "Hazardous Material" shall mean any (a) oil, diesel fuel, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which
(i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "moderate risk waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous Materials
                                      -------
Transportation Act, as amended, 49 U.S.C. (S) 1801, et seq.; the Federal Water
                                                    -------
Pollution Control Act, as amended, 33 U.S.C. (S) 1251, et seq.; and the Model
                                                       -------
Toxics Control Act, as amended, RCW 70.105D; (d) chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

       (b) "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or business of Tenant, Tenant Parties or any party claiming by or through Tenant and its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests.

       (c) "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air conditioning.

       (d) "Permitted Hazardous Materials" shall mean diesel fuel in amounts that can be stored in the Generator and related fuel tank, batteries (including those used in equipment providing uninterrupted power supply), as well as Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size and location, but only if and to the extent that such fuel and supplies are transported, stored and used in full compliance with all Hazardous Materials Laws and their packaging instructions and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies or diesel fuel which are transported, stored and used in a manner which is not in full compliance with all Hazardous Material Laws and their packaging instructions or which is not in any respect safe and prudent shall not be deemed to be "Permitted Hazardous Materials" for the purposes of this Lease.

                                  ARTICLE 8.
                            ASSIGNMENT OR SUBLEASE
                            ----------------------

  8.1  Consent Required.

       (a) Prohibited Transactions. Tenant shall not assign this Lease in whole or in part, sublease all or any part of the Premises or otherwise sell, transfer or hypothecate this Lease or grant any right to use or occupy the Premises to another party (all of such events shall be referred to herein as a "Transfer" and any such assignee, purchaser, subtenant or other transferee shall be a "Transferee" for purposes of this Article) without Landlord's prior written consent, which shall not be unreasonably withheld (after due consideration is given to the factors listed in Section 8.2 below), conditioned or delayed.
                               -----------
Landlord shall not be required to consent to any Transfer in violation of the terms of this Section 8. If Tenant intends to enter into a Transfer, Tenant
              ---------
shall give Landlord at least thirty (30) days written notice of such intent. Tenant's notice shall set forth the effective date of such Transfer and, except in the case of a Permitted Transferee, shall be accompanied by an exact copy of the proposed agreements between Tenant and the proposed Transferee and complete financial information regarding the proposed Transferee. Other than in the case of a Permitted Transferee, if requested by Landlord, Tenant shall provide Landlord with (a) any additional information or documents reasonably requested by Landlord relating to the proposed Transfer or the Transferee, and (b) an opportunity to meet and interview the proposed Transferee. This Lease may not be transferred by operation of law. All of the following shall constitute Transfers subject to this Article 8: (x) if Tenant is a corporation that is not publicly
                ---------
traded on a national exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant's outstanding voting stock, shall constitute a Transfer; (y) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a Transfer; and (z) if Tenant is a limited liability company, then a change in members in, or voting or decision-making control of, the limited liability company shall constitute a Transfer. Any change in ownership of Tenant's parent of the type described in (x), (y) or (z) above shall also constitute a Transfer subject to this Article 8. These
                                                       ---------
provisions shall apply to any single transaction or any series of related or unrelated transactions having the effect described.

       (b) Permitted Transactions. The Landlord now consents to the reincorporation of Tenant in Washington and to the public stock offering now being contemplated by Tenant and agrees that such transactions will not constitute a Transfer subject to this Article 8. In addition, Tenant may
                                      ---------
transfer the Lease in connection with any corporate restructuring within the family of parent and subsidiary corporations or entities owned or controlled by Tenant for tax and other legitimate business purposes without the Landlord's consent but after notice as set forth below, provided that after such restructuring (i) Tenant must be and must remain part of a consolidated group that contains the same assets and management as prior to the restructuring, (ii) Tenant shall have a creditworthiness which is equal to or greater than that of Tenant at the time of the proposed Transfer, as determined by Landlord in its reasonable discretion and (iii) the "tenant" after such transfer must be and remain the entity at the highest level within the corporate structure. So long as the requirements of (i) through
(iii) are satisfied, each of the foregoing entities shall be considered a "Permitted Transferee". In the event Tenant desires to effect any Transfer to Permitted Transferee, Tenant must provide Landlord with at least thirty (30) days prior written notice of such proposed Transfer, together with such evidence as Landlord may request to establish that the proposed Transferee is a Permitted Transferee.

     8.2 Landlord's Options. If Tenant proposes a Transfer, other than to a Permitted Transferee, then Landlord may elect to (a) terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice under
Section 8.1, in which event Tenant shall be relieved of all further obligations
-----------
hereunder as to such space unless within ten (10) days following notice from Landlord that it has elected this option, Tenant withdraws its Transfer proposal; (b) permit Tenant to complete the Transfer on the terms set forth in such notice, subject, however, to such reasonable conditions as Landlord may require and to the balance of this Article 8, or (c) deny the request to
                                   ---------
Transfer the Lease. Landlord shall have a period of twenty (20) days following any interview and receipt of such additional information as Landlord requests (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to respond to Tenant's request. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived options (a) and (b) above and to have elected option (c) and denied consent to the proposed Transfer. In deciding whether to consent to a proposed Transfer, Landlord may consider any factors that Landlord deems relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed Transferee would be a Permitted Use; (ii) whether the proposed Transferee is of sound financial condition and has sufficient financial resources and business expertise, as determined by Landlord, to perform under this Lease; (iii) whether the proposed Transferee's use involves the storage, use, treatment or disposal of any Hazardous Materials; (iv) whether the proposed use or the proposed Transferee could cause the violation of any covenant or agreement of Landlord to any third party or sublessee or permit any other tenant to terminate its lease;
(v) whether the proposed Transferee leases or occupies any other space in the Building; (vi) whether the terms of the Proposed Transfer are reasonable; and
(vii) whether there is other comparable space available for lease in the Project. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief.

     Notwithstanding the foregoing, Landlord shall not have the right to recapture under Section 8.2(a) above if Tenant proposes a Transfer, which (i)
                --------------
when added to the space subject to any previous Transfers by Tenant shall result in total space transferred equal to less than one-third (1/3) of the Net Rentable Area in the Premises; and (ii) is for a period of less than fifty percent (50%) of the remaining Term under this Lease, measured from the commencement date of the proposed Transfer; provided, however, that Landlord
                                            --------  -------
shall have right to recapture under Section 8.2(a) for any Transfer proposed
                                    --------------
during the final two (2) years of the Term, including any Extension Term although Tenant shall have the right to exercise its Extension Option (if any) in order to avoid such recapture.

     8.3 Minimum Rental; Division of Excess Rent. In any Transfer of this Lease, Tenant shall seek to obtain from the Transferee consideration reflecting the then-current Fair Market Rent (as defined in Section 2.6(b)(iii) above but
                                                 -------------------
such determination shall not be subject to arbitration) for the space subject to such Transfer. Any rent or other consideration realized by Tenant in connection with or as a result of any Transfer in excess of the Base Rent payable hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like) shall be divided equally between Landlord and Tenant and Landlord's share shall be paid promptly to Landlord as Rent hereunder; provided, however, that Landlord shall be entitled to receive
                --------  -------
the total rent and other consideration if an Event of Default is then outstanding under this Lease.

     8.4 Tenant Not Released. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease. Any Transfer that conflicts with the provisions hereof shall be void. No consent by

Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this Article 8 as they
                                                              ---------
apply to any such future Transfers. Following any Transfer, the obligations for which the Tenant or subsequent transferor remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the Transferee, whether or not such amendments are made with knowledge or consent of the transferor.

     8.5 Written Agreement. Any Transfer must be in writing and the Transferee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease with respect to the space transferred, provided that no such assumption shall be deemed a novation or other release of the transferor. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents and any amendment thereto during the Term.

     8.6 No Transfer Period. Tenant shall not enter into any Transfer of this Lease, other than a Permitted Transfer, until the earlier of (a) two (2) years after the Term Commencement Date, or (b) the date on which the Project is eighty-five percent (85%) leased and occupied, provided, however, that during such period, Tenant may enter into a Transfer for a term of eighteen (18) months or less, subject to all other terms and conditions of this Article 8.
                                                           ---------

     8.7 Conditions. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may require including, construction of any improvements deemed necessary or appropriate by Landlord by reason of the Transfer. Any improvements, additions, or alterations to the Building or the Project that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant in accordance with Section
                                                                        -------
6.7, without cost or expense to Landlord.
---

     8.8 Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any request for consent under this Article 8 (even if consent is denied or the request is withdrawn) and such
     ---------
reimbursement shall include the allocated cost of Landlord's or its management company's staff plus all out-of-pocket expenses, including reasonable attorneys' fees, on demand.

     8.9 No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Project, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.

     8.10 No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.

                                  ARTICLE 9.
                    CONDITION AND OPERATION OF THE PROJECT
                    --------------------------------------

     9.1 No Warranty. Landlord's entire obligation with respect to the condition of the Premises, its suitability for Tenant's uses and the improvements to be installed therein shall be as stated in Exhibit C. Landlord
                                                           ----------
shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Premises, Building or Project or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.

     9.2 Project Alterations. Landlord may, in its sole discretion, at any time and from time to time: (a) make alterations, structural modifications, seismic modifications or additions to the Building (including building additional stories) or the Project; (b) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Buildings) within the Project or its operations; (c) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; (d) change the name, number or designation by which the Building or the Project is commonly known; or (e) alter or relocate any portion of the Common Areas or any other common facility. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Except as otherwise provided in this Lease, Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and the Project, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes. Except as otherwise provided in this Lease, Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Project outside the Premises. Notwithstanding the foregoing, Landlord's exercise of its rights under this Section 9.2: (i) shall not materially, adversely interfere
                  -----------
with Tenant's use and quiet enjoyment of the Premises, (ii) shall be consistent with the characteristics of a Class A office project, (iii) shall not reduce the parking specifically allotted to Tenant under this Lease, and (iv) shall not materially and permanently increase Tenant's out-of-pocket cost of operating in the Premises.

                                  ARTICLE 10.
                                 LENDER RIGHTS
                                 -------------

     10.1 Subordination. This Lease is subject and subordinate to each ground or land lease which may now or hereafter cover all or any portion of the Project and to each mortgage, deed of trust or other financing or security agreement which may now or hereafter encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, the "Senior Instruments"). This Section 10.1 shall be self-
                                               ------------
operative and no further instrument of subordination need be required by any lessor or any holder or beneficiary of any Senior Instrument (collectively, the "Senior Parties"). Tenant, however, upon Landlord's or any Senior Party's request, shall execute promptly any certificate or instrument in the form required by any Senior Party to confirm such subordination, including but not limited to an agreement in substantially the form attached hereto as Exhibit G,
                                                                     ---------
and shall deliver the same to such party within ten (10) days following receipt thereof. Tenant's failure to execute any such certificate or instrument and deliver the same as required hereunder shall be a material default under this Lease.

     10.2 Attornment. In the event of the enforcement by any Senior Party under any Senior Instrument provided for by law or by such Senior Instrument, Tenant shall attorn to any person or party succeeding to the interest of Landlord as a result of such enforcement including any purchaser of all or any portion of the Project at a public or private foreclosure sale or exercise of a power of sale under such mortgage or deed of trust (collectively, "Successor") and shall recognize such Successor as the Landlord under this Lease without change in the terms or other provisions of this Lease; provided, however, that such Successor
                                         --------  -------
shall not be (a) subject to any credits, offsets, defenses or claims which Tenant may have against any prior landlord; (b) bound by any payment of Rent for more than one (1) month in advance; (c) bound by any amendment or modification of this Lease made after the applicable Senior Instrument is placed against the Project (and Tenant has been given notice thereof) without the written consent of such Senior Party; (d) liable for any act, omission, neglect or default of any prior landlord; or (e) required to make any capital improvements to the Project or the Premises which Landlord may have agreed to make but had not completed. Notwithstanding the foregoing, a Senior Party may elect at any time to cause its interest in the Project to be subordinate and junior to Tenant's interest under this Lease by filing an instrument in the real property records of King County, Washington effecting such election and providing Tenant with notice of such election. In no event shall any Senior Party or any Successor have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit unless, and then only to the extent that, such Senior Party or Successor actually receives all or any part of the Security Deposit. Tenant, upon Landlord's or any Successor's request, shall execute promptly a written agreement to confirm such attornment and if Tenant fails or refuses to do so within ten (10) days after written request therefor, such failure or refusal shall constitute a material default by Tenant under this Lease.

     10.3 REAs. Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal access or easement agreements whether now or in the future affecting the Project (the "REAs"); provided,
                                                                 --------
however, any future REAs shall not materially adversely affect any specific
--------
rights granted to Tenant hereunder with respect to parking or access.

     10.4 Estoppel Certificate. Within ten (10) days of a written request from Landlord, Tenant shall execute and deliver to Landlord any estoppel certificate addressed to Landlord and/or to any Senior Party or prospective Senior Party or, any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on the form attached hereto as Exhibit F or such other form
                                            ---------
supplied by Landlord or such other addressee, certifying as to such facts (if true) and agreeing to such reasonable notice and cure provisions and other matters as the addressee may reasonably require. In the event that Tenant fails or refuses to deliver an estoppel certificate to Landlord within ten (10) days of a written request, then Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate provided and Tenant shall be estopped from denying the correctness of each such statement, and the addressee thereof may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate for and on behalf of Tenant in the event Tenant fails to execute such certificate or instrument and deliver the same within ten (10) days following Landlord's request.

     10.5 Nondisturbance. Landlord shall use reasonable efforts to obtain a Non-Disturbance and Attornment Agreement in the form attached as Exhibit G from its
                                                             ---------
current construction lender on the Project as soon as possible following execution of this Lease. Any subordination and attornment agreement required of Tenant under this Lease shall include a non-disturbance provision similar to that provided in Exhibit G.
                 ---------

                                  ARTICLE 11.
                                   INSURANCE
                                   ---------

     11.1 Landlord's Casualty Insurance. Landlord shall maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Project against loss or damage by fire or other insurable hazards (including earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof or, in the alternative, insuring for one hundred percent (100%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations(as determined by Landlord and its insurer from time to time). Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies ("Tenant's Personal Property"), or any Tenant Extra Improvements or Alterations that Tenant may make upon the Premises. If the annual premiums paid by Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, within ten (10) days of receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein.

     11.2 Liability Insurance. Landlord (with respect to the Project) and Tenant (with respect to the Premises and Project) shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000.00), per occurrence, combined single limit, for bodily injury (including death and property damage). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's contractual liability insurance shall apply to Tenant's indemnity obligations under this Lease. The certificate evidencing Tenant's insurance coverage required hereunder shall state that the insurance includes the liability assumed by Tenant under this Lease. Tenant's insurance required hereunder shall be written to be primary with any other insurance available to Landlord being excess. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

     11.3 Tenant's Additional Insurance.

          (a) All Risk Coverage. Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an "all risk" policy (including without limitation sprinkler leakage and water damage), insuring the full replacement cost of any Tenant Extra Improvements, any Alterations and Tenant's Personal Property.

          (b) Workers' Compensation Insurance. Throughout the Lease Term, Tenant, at its own expense, shall keep and maintain in full force and effect workers' compensation insurance in an amount equal to at least the minimum statutory amount then currently required in the State of Washington.

          (c) Other. Such other form or forms of insurance as are generally required or obtained for similar projects, as Landlord or any mortgagee of Landlord may reasonably require from time to time, against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

          (d) Form of Policy. All policies required to be carried by Tenant, under this Article 11 shall be written with financially responsible companies
           ----------
with a Best & Company rating of "B+IX" or better, and shall name Landlord, Landlord's property manager and any Senior Party as an additional insured, and each insurer shall agree not to cancel or alter the policy without at least thirty (30) days prior written notice to Landlord and all named and additional insureds. Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned, or delayed.

          (e) Certificates. Prior to commencement of the Term, and thereafter during the Term, within twenty (20) days prior to the expiration date of any such coverage, Tenant shall deliver to Landlord a certificate or certificates of the insurance required hereunder. If Tenant fails to provide such proof of insurance, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid within ten (10) days of written invoice therefor as an Extra Service.

     11.4 Indemnity and Exoneration.

          (a) Landlord shall not be liable to Tenant for any loss, damage or injury to person or property caused by (i) theft, fire, vandalism, assault, battery, act of God, acts of the public enemy, acts of terrorists or criminals, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, whether or not the negligence of Landlord was a partial cause of such loss, damage or injury, or (ii) the active negligence or willful misconduct of Tenant or Tenant Parties, or (iii) repair or alteration of any part of the Project or failure to make any such repair except as expressly otherwise provided in this Lease.

          /s/ TD
          -----------------
          Tenant's Initials

          (b) Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises or activities of Tenant or Tenant Parties in or about the Premises or Project; provided, however, that the foregoing
                                     -------- --------
indemnity shall not be applicable to claims arising solely by reason of the active negligence or willful misconduct of Landlord, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall be subject to the terms of this indemnity.

          (c) Landlord shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses arising solely out the active negligence or willful misconduct of Landlord, unless such claims are or should be covered by insurance required to be carried by Tenant under the terms of this Lease, in which case such claims shall not be subject to the terms of this indemnity; provided, however, that the foregoing indemnity shall not
                -------- --------
include claims arising, in whole or in part, by reason of the negligence or willful misconduct of Tenant or Tenant Parties.

          (d) To the extent, but only to the extent, necessary to fully indemnify the parties from claims made by the indemnifying party or its employees, the indemnities herein constitute a waiver of the indemnifying party's immunity under the Washington Industrial Insurance Act, RCW Title 51, as between Landlord and Tenant only.

     11.5 Indemnity for Liens. Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Project.

     11.6 Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of fire, the elements, or any other cause that could be insured against under the term of an "all risk" insurance policy or other casualty insurance coverages which are required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable, and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

     11.7 Concurrent Negligence.  Notwithstanding Section 11.4 above, in the
                                                  ------------
event of concurrent negligence of Tenant or Tenant Parties, on the one hand, and Landlord, on the other hand, which concurrent negligence results in injury to damage to persons or property occurring in, on or about the Premises, Building or Project, either party's obligation to indemnify the other party as set forth in Section 11.4 shall be limited to the extent of the negligence of the
   ------------
indemnifying party or such other parties for whom the indemnifying party is responsible, including the indemnifying party's proportional share of reasonable attorneys' fees and costs incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

                                  ARTICLE 12.
                          CASUALTY AND EMINENT DOMAIN
                          ---------------------------

     12.1 Damage and Destruction. If a fire or other casualty in the Premises or the Project occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall apply to any fire or other casualty:

     (a) If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same; provided, however, that Landlord
                                            --------  -------
shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage.

     (b) If portions of the Project outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and (i) the Premises and the Project can both, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and (ii) Landlord determines that such reconstruction is economically feasible, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for
          --------  -------
such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage and Landlord shall have no obligation to repair or restore Tenant Extra Improvements or Alterations.

     (c) If (i) the Premises should be damaged by any occurrence not covered by Landlord's insurance, or (ii) the Premises or the Building should be damaged to the extent that the damage cannot, in Landlord's reasonable opinion be restored within six (6) months from the date of damage, or (iii) the Building should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, notwithstanding that the Premises may be undamaged, or (iv) if the damage occurs during the last two (2) years of the Term (including any Extension Term), Landlord may elect either to repair or rebuild the Premises or the Building or to terminate this Lease upon giving notice in writing of such election to Tenant within sixty (60) days after the happening of the event causing the damage.

     (d) During any period when the Premises are rendered untenantable because of any casualty and Tenant does not occupy the Premises, Base Rent shall abate proportionately until such time as the Premises are made tenantable as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such
                                 -------- --------
abatement if the damage is caused by Tenant or any Tenant Party.

     (e) The proceeds from any insurance paid by reason of damage to or destruction of the Project or the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 12.1, all proceeds of insurance required to be
                   ------------
maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however,
                                                              -------- --------
that Tenant shall be paid all proceeds of insurance payable in connection with Tenant's trade fixtures, furnishings, equipment and all other items of personal property of Tenant.

     (f) If the Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant's vacation of the Premises.

     (g) Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

          (h) If Landlord rebuilds the Premises under any provision of this
Article 12, Tenant shall repair and restore Building Standard Improvements at
----------
Tenant's expense so that the Premises are restored to a tenantable condition, in compliance with all Laws, and suitable for general office use consistent with a Class A office project, or, at Landlord's election, Landlord may repair and rebuild the Building Standard Improvements so that the Premises are in such condition, at Tenant's sole cost and expense in accordance with Section 6.7 of
                                                                -----------
this Lease. So long as it does not delay completion of the restoration, Tenant may elect, at its expense, to update or redecorate the Premises in connection with the restoration but any changes shall be considered Alterations subject to the provisions of Section 6.7 above.
                  -----------

          (i) Notwithstanding any other provision of this Section 12.1, within
                                                          ------------
ninety (90) days after the occurrence of any casualty, Landlord shall notify Tenant as to the expected period of time needed to complete any repair or restoration. If (i) Landlord estimates that it will take more than three hundred
(300) days to complete the repair or restoration after receipt of insurance proceeds, and (ii) the damage or destruction renders a material portion of the Premises untenantable and Tenant ceases to occupy such portion of the Premises, then Tenant may elect to terminate this Lease by giving Landlord written notice of termination within twenty (20) days after receipt of Landlord's notice. If Tenant does not provide written notice within such time period, Tenant shall have permanently waived its right to terminate the Lease pursuant to this provision. In addition, if Landlord has not completed any restoration within three hundred sixty-five (365) days after receipt of sufficient insurance proceeds (as such period may be extended by any period of Force Majeure) and is not diligently pursuing completion of restoration then Tenant may notify Landlord in writing that Tenant wishes to terminate the Lease. If Landlord has not completed restoration and delivered possession of the restored Premises to Tenant within thirty (30) days after the date of such notice then this Lease shall terminate and be of no further force and effect. If Landlord completes restoration and delivers possession of the restored Premises to Tenant within thirty (30) days after the date of such notice then this Lease shall continue in full force and effect.

     12.2 Condemnation.

          (a) If such portion of the Premises or any portion of the Project shall be taken or condemned for any public purpose and the remainder of the Premises are rendered untenantable, as reasonably determined by Landlord, this Lease shall, at the option of either party, terminate as of the date of such taking. If this Lease is not terminated in its entirety then it shall terminate only as to the portion of the Premises taken and Base Rent and Tenant's Proportionate Share shall be adjusted to reflect the new Net Rentable Area of the Premises and/or the Project. If any portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Project not economically viable in Landlord's discretion, then whether or not the Premises or any part thereof is taken or conveyed, Landlord may by notice in writing to Tenant terminate this Lease, and the Base Rent and other charges shall be paid or refunded as of the date of termination.

          (b) If during the Term of this Lease the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority or in the event of conveyance in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such Rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

          (c) If a temporary taking of all or a portion of the Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

          (d) All compensation awarded for any such taking or conveyance whether for the whole or a part of the Premises shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant waives all claims against Landlord and the condemning authority for damages for termination of its leasehold interest or interference with its business and hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant
                                                  --------  -------
shall be entitled to claim, prove and receive in separate proceedings such separate award as may under the laws of the State of Washington be expressly allocated to Tenant's personal property or relocation expenses, and for the value of Tenant's leasehold interest, provided that such award shall be made by the court in addition to and shall not result in a reduction of the award made to Landlord.

                                  ARTICLE 13.
                                    DEFAULT
                                    -------

     13.1 Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

          (a) Intentionally Omitted.

          (b) Non-payment of Rent. Failure to pay any installment of Base Rent, Operating Costs or the fee for Parking Passes under Section 14.22 when payment
                                                    -------------
is due, or failure to pay any other items of Rent within five (5) days after receiving notice that same is past due;

          (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Section 13.1(b),
                                                                ---------------
such failure continuing for twenty (20) days after written notice of such failure (or with respect to non-monetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

          (d) General Assignment. A general assignment for the benefit of creditors by Tenant or any guarantor of Tenant's obligations hereunder ("Guarantor");

          (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

          (f) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of sixty (60) days after creation thereof;

          (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof;

          (h) Insolvency. The admission by Tenant or Guarantor in writing of its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

          (i) Chronically Late Payment of Rent. If Tenant fails to make any payment of Base Rent , Estimated Operating Costs or the fee for Parking Passes under Section 14.22 when due more
      -------------
than two (2) times in any Lease Year, then Landlord shall have the right to issue written notice to Tenant that any subsequent default for late payment of Rent in that same Lease Year will result in Tenant being deemed "Chronically Late." If after such notice Tenant subsequently fails to make any payment of Rent on the date such payment is due then Tenant shall be deemed to be Chronically Late and in default under this Lease. Tenant may be permitted to cure such Chronically Late condition by payment of all arrearages and the Additional Security Deposit as set forth in Section 3.1 above but shall have
                                            -----------
permanently forfeited certain rights as set forth herein.

     13.2 Remedies Upon Default.

          (a) Termination. If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's Event of Default or of such termination.

          (b) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section
                                                                       -------
13.2(a) hereof, and Landlord may enforce all of its rights and remedies under
-------
this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

          (c) Cure. Landlord may cure such default or perform such obligation on Tenant's behalf and at Tenant's expense as an Extra Service, provided that, except as permitted elsewhere in this Lease, Landlord shall not perform such obligations during any period in which Tenant is diligently pursuing cure in accordance with Section 13.1(c) for up to a total of thirty (30) days after the
                ---------------
occurrence of such default. Tenant shall reimburse Landlord on demand pursuant to Section 5.4.
   -----------

     13.3 Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 13.2(a) hereof, Landlord shall have all
                              ---------------
the rights and remedies of a landlord under applicable law and, in addition, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) all costs incurred by Landlord in reletting the Premises, including without limitation, reasonable, market-based brokerage commissions, attorneys' fees, marketing and advertising expenses and expenses of cleaning, restoring or remodeling the Premises to the extent required for general office use; and (e) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (a) and (b) shall be computed with interest at eighteen percent (18%) per annum or the highest lawful commercial interest rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (c) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

     13.4 Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 13.3, unpaid Rent shall consist of the sum of:
                     ------------

          (a) the total Base Rent for the balance of the Term, plus

          (b) a computation of the Operating Costs for the balance of the Term, the assumed Operating Costs for the calendar year in which the Event of Default occurs and each future calendar year in the Term to be equal to the Operating Costs for the calendar year prior to the year in which the Event of Default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index - All Items for Seattle-Tacoma-Bremerton, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar (provided, however, that if no successor index is published by the United States
 -------- --------
Department of Labor, Landlord may select in its reasonable discretion a substitute index or method of measuring inflation).

     13.5 Late Charge. In addition to its other remedies, if any payment of Rent is not received by the fifth (5th) day after the due date thereof, Tenant shall pay a late fee in an amount equal to Two Hundred Fifty Dollars ($250.00) plus five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The provision for a late charge set forth in this Section 13.5, and any collection of a late charge by Landlord,
                  ------------
shall not be deemed a waiver of any breach or Event of Default by Tenant under this Lease. If Tenant is deemed Chronically Late and does not post the increased Security Deposit within the time permitted under Section 3.1 above,
                                                           -----------
then it shall be a non-curable default under this Lease and Landlord shall be entitled to reject any subsequent late payment and exercise its remedies under
Section 13.2.  If Tenant's Rent checks are returned by the bank without payment
------------
then Landlord may require Tenant to pay future installments of Rent by certified or cashiers' check.

     13.6 Remedies Cumulative. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

     13.7 Tenant's Remedies. Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within sixty (60) days after its receipt of notice thereof from Tenant, or if such default is not capable of being cured within said sixty (60) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion. In no event shall Landlord be liable for consequential damages. Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to all Senior Parties, and (b) a reasonable time for such Senior Party, at its option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Senior Party required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Senior Party shall have no obligation to Tenant to cure or remedy any act or omission of Landlord. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord whether from a breach hereof or from a right created by statute or at common law. Landlord and Landlord Parties shall not be personally liable for any such judgment. Tenant agrees that no other property or assets of Landlord or any partner or member of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; no partner or member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); no service of process shall be made against any partner or member of Landlord (except as may be necessary to secure jurisdiction over Landlord); no judgment shall be taken against partner or member of Landlord;

no writ of execution shall ever be levied against the assets of any partner or member of Landlord; and these covenants, limitations and agreements are enforceable both by Landlord and by any partner or member of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Senior Instrument.

     13.8 Obligation to Mitigate Damages. Both Landlord and Tenant shall have the obligation to take reasonable steps to mitigate their damages arising from any default under this Lease.

     13.9 Dispute Resolution Procedures. The parties agree to attempt to resolve any disputes under this Lease in good faith prior to resorting to litigation. Each party agrees to provide a person authorized and empowered to resolve a particular dispute to meet face to face with the person from the other party so authorized and empowered. Such meeting shall take place at a mutually convenient location within ten (10) days after receipt of a written request. Each party shall negotiate in good faith to attempt to resolve the dispute for as long as either party so desires and in good faith believes progress can be made, but in no event for longer than ten (10) days. This provision shall not apply to Events of Default described in Sections 13.1(b), (d), (e), (f), (g), (h) or (i).
                        ----------------  ---  ---  ---  ---  ---    ---

                                  ARTICLE 14.
                                 MISCELLANEOUS
                                 -------------

     14.1 No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease.

     14.2 Holding Over. If Tenant (or anyone claiming under Tenant) remains in possession after expiration or termination of this Lease without the written consent of Landlord, Tenant shall comply with all terms and conditions of this Lease except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to two hundred percent (200%) of the Base Rent for the last month of the Term, together with such other amounts as may become due hereunder. No occupancy or payment of Rent by Tenant after expiration of the Term shall operate to renew or extend the Term. If Tenant remains in possession after the expiration or termination of this Lease without Landlord's consent, in addition to the payment described in the first sentence of this
Section 14.2, Tenant shall indemnify, defend, protect and hold Landlord and
------------
Landlord Parties harmless from and against any and all Claims for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Premises effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, attorneys' fees and Landlord's lost revenues. If Tenant holds over with the consent of Landlord in writing Tenant shall thereafter occupy the Premises under this Lease on a month-to-month basis and Base Rent shall be increased to one hundred twenty five percent (125%) of the Base Rent for the last month of the Term.

     14.3 Attorneys' Fees. If either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

     14.4 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties.

     14.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project. If Landlord sells or otherwise transfers the Building or the Project, or if Landlord assigns its interest in this Lease, other than an assignment solely for security purposes, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect. Landlord or any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such person's or party's ownership.

     14.6 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     14.7 Notices. All notices, demands, consents and approvals that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given by personal delivery or three (3) days following deposit in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information Sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant shall deliver a copy of any notice given to Landlord to (a) Landlord's property manager, (b) any Senior Party whose address is known to Tenant, and (c) to 2800 Post Oak Boulevard, 50th floor, Houston Texas 77056-6118, Attention: C. Hastings Johnson. Notwithstanding the foregoing, personal delivery of notices to Tenant may be made by leaving a copy of the notice, addressed to Tenant, at the Premises. Tenant appoints as its agent to receive service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises. A courtesy copy of any notice required hereunder to be given to Tenant shall be delivered to (a) General Counsel, HomeGrocer.com, Inc. Legal Department at Tenant's address for notice, and (b) to Gordon W. Tanner, Stoel Rives, LLP, 600 University Street, #3600, Seattle, Washington 98101-3197

     14.8 Intentionally Omitted.

     14.9 No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and until it has been approved in writing by any Senior Party and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be requested by any Senior Party so long as such do not increase Rent or other charges due from Tenant hereunder or otherwise materially alter Tenant's rights hereunder.

     14.10 Integration and Interpretation. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement. The following exhibits and schedules are attached hereto and incorporated by this reference as if fully set forth herein:

          Exhibit A-1   Site Plan of the Premises
          Exhibit A-2   Site Plan of the Project
          Exhibit A-3   Site Plan of Expansion Space
          Exhibit B     Legal Description of the Project
          Exhibit C     Initial Improvement of the Premises
          Schedule C-1  Base Building Improvements
          Schedule C-2 Definition of Building Standard Improvements Schedule C-3 List of Base Building Plans
          Schedule C-4  Description of Prime Contract
          Exhibit D     Rules and Regulations
          Exhibit E     Lease Commencement Certificate
          Exhibit F     Form of Tenant Estoppel
          Exhibit G     Form of Subordination Agreement
          Exhibit H     Form of Letter of Credit
          Exhibit  I    Janitorial Specifications

     14.11 Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Premises, the Project and this Lease.

     14.12 No Easement for Light, Air and View. Except as otherwise provided in this Section, this Lease conveys to Tenant no rights for any light, air or view except as provided in this Section 14.12. No diminution of light, air or view,
                           -------------
or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected on any property other than the Real Property (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder; provided, however, that Landlord shall not construct any improvements on the
--------  -------
Real Property, as described on Exhibit B, that interfere with the visibility of
                               ----------
the Tenant Sign or with the view from the south side of the Premises.

     14.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

     14.14 Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenant.

     14.15 Survival. All of the covenants and obligations contained in this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of the parties' rights and remedies at law or in equity available upon a breach of this Lease.

     14.16 Financial Statements. If Landlord intends to sell all or any portion of the Building or Project (or any interest therein), or obtain a loan secured by the Building or Project (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. In addition, if Landlord finances the construction of improvements on and to the Building or Project, or otherwise procures financing secured by Building or Project, or any portion thereof or interest therein, then the terms and provisions of this Lease may be subject to review and approval by the source providing such financing.

    14.17 No Joint Venture. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     14.18 Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

     14.19 Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of Washington. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of King, Washington (excepting appellate courts).

     14.20 Time of the Essence. Time is of the essence of each and every covenant herein contained. If either party to this Lease, as the result of any
(i) strikes, lockouts, or labor disputes that the party does not have the ability to resolve directly and independently; (ii) failure of power or other utilities not caused directly by such party; (iii) inability to obtain labor or materials or reasonable substitutes therefor; (iv) war, governmental action, court order, condemnation, civil unrest, riot, fire or other casualty; (v) extreme or unusual weather conditions, acts of God or unforeseen soil conditions; or (vi) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (except for financial inability), fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligation to pay Rent under this Lease or its obligations to pay any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder.

     14.21 Interpretation. Except as specifically provided otherwise in this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder or when deciding to grant its approval of any Tenant act. The term, "including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Expiration Date shall survive termination of the Lease.

     14.22  Parking.

            (a) Parking Passes. Landlord shall provide and Tenant shall purchase parking stickers and/or cards (the "Parking Passes") equal to the number of Parking Passes calculated in accordance with Item 13 of the Basic Lease
                                             -------
Information Sheet each month of the Term, starting with the Term Commencement Date. In addition to Tenant's initial allocation of Parking Passes (as set forth in the Basic Lease Information Sheet), upon the terms and conditions set forth in this Section, Landlord, unless precluded by any governmental authority, shall provide and Tenant shall purchase, an additional allocation of Parking Passes equal to three-fourths (.75) of a Parking Pass for each one thousand (1,000) square feet of Useable Area in the Premises (the "Additional Allocation"). Tenant acknowledges that providing the Additional Allocation may only be achieved by instituting special parking management procedures and that Landlord may adopt any and all such procedures as Landlord, in its discretion, deems necessary to achieve its responsibility to provide parking under this Lease, any other lease in the Project, and under any requirements imposed by any governmental authority. Tenant shall provide Landlord with ninety (90) days prior written notice if Tenant wishes to purchase the Additional Allocation of Parking Passes. Thereafter, so long as Landlord makes the Additional Allocation of Parking Passes available to Tenant, Tenant shall purchase the Additional Allocation of Parking Passes each month, except that Tenant may, upon ninety
(90) days written notice to Landlord, elect to permanently terminate its right and obligation to purchase the Additional Allocation of Parking Passes. If Tenant terminates its obligation to purchase the Additional Allocation of Parking Passes, such termination shall be irrevocable and Landlord shall have no further obligation to make the Additional Allocation of Parking Passes available to Tenant. If Tenant does not purchase the number of Parking Passes allocated to Tenant herein, then Landlord may, at its option in its sole discretion, treat such failure as a default under this Lease, or Landlord may permanently reduce Tenant's allocation of Parking Passes by the number of Parking Passes allocated to Tenant but not purchased by Tenant.

            (b) Cost. Tenant shall pay the monthly fee per Parking Pass established by Landlord from time to time for the applicable type of permit, which monthly fee shall be no more than the fair market rate for such parking, plus any tax or assessment imposed by any governmental authority in connection with such parking privileges. The base monthly fee (exclusive of taxes) as of the Term Commencement Date shall be Seventy-five Dollars ($75.00) and is subject to change at any time as required to maintain a fair market rate for such Parking Passes.

            (c) Use of the Garage. Each Parking Pass shall entitle the vehicle on which the Parking Permit is presented to park in the parking garage located beneath the Buildings (the "Garage") at any time twenty-four (24) hours per day, seven (7) days a week, 365 days a year on a non-preferential and non-exclusive basis. Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate areas within the Garage for short term or non-tenant parking only and Landlord may change such designations from time to time. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking, provided, however, that Landlord
                                               --------  -------
shall not discriminate against Tenant or unduly favor another tenant if Landlord elects to reserve all or a substantial majority of the spaces in the Garage.

            (d) Third Party Operator. Landlord may operate the Garage or, in its discretion, may arrange for the Garage to be operated by a third party and, for purposes of this Section 14.22, such operator shall be entitled to exercise any
                 -------------
rights granted to Landlord under this Section. Upon request, Tenant will execute and deliver a parking agreement with the operator of the Garage on the operator's standard form of agreement used generally for the tenants of the Project. If Landlord hires a third party to operate the Garage then the monthly parking charges shall be paid to such operator at such place as the operator may direct but the parking charges shall be considered additional Rent hereunder.

     14.23 Antennae. Tenant shall have the right to install, maintain and repair communications equipment on the roof of the Building for the sole purpose of serving and providing Tenant's non-commercial, corporate communications (the "Antennae"), at Tenant's sole cost and expense, provided that Tenant shall not be permitted to use more than Tenant's Proportionate Share of the space on the roof available to tenants in the Building. Tenant's Antennae may, subject to Landlord's approval which shall not be unreasonably withheld, include microwave antenna and satellite dishes. Tenant shall not be required to pay any rent for the space on the roof where the Antennae are located. The right granted herein is personal to HomeGrocer.com, Inc. and shall not be assignable to any other party in connection with any assignment of this Lease or any sublease of all or any part of the Premises and Tenant may not grant any other party any right to use the Antennae for any purpose whatsoever. The design, appearance, size, location and method of installation of the Antennae shall be subject to Landlord's approval, the Design Manual, and to all applicable laws and regulations. Landlord shall not unreasonably withhold its approval if the Antennae are located within the area on the roof designated for tenant use. Landlord may withhold or condition its approval of any equipment located outside the area on the roof designated for tenant use, in its sole discretion, and, once Landlord's consent is obtained for the installation of Antennae outside the area designated for tenant use, Tenant acknowledges that it may be required at any time, and at Tenant's expense, to relocate such Antennae, and may be unable to relocate such Antennae outside the area on the roof designated for tenant use. Landlord does not represent that the Antennae will be permitted under applicable laws or that the Antennae will function and Tenant shall be solely responsible for designing the Antennae to comply with laws and to be compatible with the design of the Building and the other equipment located on the roof. Except as provided herein, Landlord reserves all rights to use the roof of the Building for any purpose whatsoever and shall have no obligation to ensure that any equipment installed on the roof is compatible with Tenant's Antennae. If at any time the Antennae cease to be permitted under applicable laws, Tenant's rights under this Section shall terminate and be of no further force and effect.

     Tenant's rights under this Section 14.23 shall terminate and be of no
                                -------------
further force and effect during any time Tenant ceases to occupy at least two and one half (2.5) floors in the Building or if an Event of Default is outstanding under this Lease. Upon termination of Tenant's rights under this Section or upon Lease termination, upon notice by Landlord, Tenant at its sole cost and expense shall promptly remove the Antennae and all related wiring and equipment from the Building and shall restore the Building to its condition prior to such installation. Tenant shall be solely responsible for installation and maintenance of the Antennae and shall ensure that installation and maintenance do not void or limit any warranty Landlord may have on the roof or roof membrane. Tenant shall provide Landlord with full plans and specifications for the Antennae prior to installation thereof and such plans shall include details regarding Tenant's proposed method of installation.

     Subject to availability of such space, Tenant shall be permitted to install, maintain, remove and replace cables or lines within the Building outside the Premises (at locations designated by Landlord) to connect the Antennae to the Premises at no charge to Tenant. Prior to commencement of any work hereunder, Tenant shall obtain and deliver to Landlord all necessary governmental permits for the Antennae and related equipment. Tenant shall indemnify and hold harmless Landlord from any Claims arising out or in connection with the Antennae or the related equipment in the Building. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of connecting the Antennae to the Premises and Landlord shall have no obligation to construct or designate additional riser space or equipment space to accommodate the Antennae or related equipment. Tenant acknowledges that riser space is a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants.

     14.24 Generator. The Project shall be equipped with a generator sufficient in Landlord's reasonable judgment to provide emergency power services for life safety systems of the Project, including the Premises. Landlord reserves the right to alter such backup generator or replace such generator with alternative emergency power services solely for life safety systems of the Project, including the Premises, as Landlord deems appropriate throughout the Term.

     Landlord shall provide Tenant with space in a location designated by Landlord for installation and maintenance of a diesel fuel powered generator and a diesel fuel tank (collectively, the "Generator"). If the space for the Generator is located in the Garage, it shall be no larger than the size of three
(3) parking stalls and if the space for the Generator is elsewhere in the Building, the size and cost of such shall be subject to Landlord's discretion. Tenant shall be solely responsible for complying with all laws, rules and regulations with respect to the Generator and, prior to commencement of installation, Tenant shall obtain all necessary governmental permits therefor. Tenant shall obtain insurance (naming Landlord as an additional insured) insuring against any loss or damage arising out of or relating to any contamination or release of any fuel from the Generator and shall not be permitted to install the fuel tank until Tenant has provided a certificate of such policy to Landlord. Tenant shall be permitted to install, maintain, remove and replace cables or lines and ducts within the Building outside the Premises to connect the Generator to the Premises and to exhaust fumes at locations designated by Landlord. If the Generator is located in the Garage, Landlord will be prevented from selling parking permits for the space occupied by the Generator and Tenant shall pay Landlord, as Rent for the space occupied by the Generator, a sum equal to the rate charged by Landlord for reserved parking spaces in the Garage which shall initially be equal to two hundred percent (200%) of the fee for a non-reserved Parking Pass under Section 14.22. The
                                                        -------------
number of parking spaces eliminated to accommodate the Generator shall be deducted from Tenant's allocation of Parking Passes. Prior to the end of the Lease Term, Tenant shall, if requested by Landlord, remove the Generator and associated equipment (including the diesel fuel tank) and properly dispose of same and shall restore the Building to its condition prior to installation of the Generator. If the Generator fails to work properly or to provide power to the Premises, Landlord shall have no obligation or liability whatsoever with respect to such failure. Tenant shall pay all costs of designing, installing, operating and maintaining the Generator. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises for the purpose of the Generator, and Landlord shall have no obligation to construct or designate additional riser space or other space outside the Premises to accommodate the Generator beyond what is included in the Base Building Improvements or any changes or upgrades to the Base Buildings Improvements initially designed and approved by Landlord and paid for by Tenant pursuant to Exhibit C. Tenant
                                                        ---------
acknowledges that roof and riser space are a finite commodity and that Landlord may in its discretion limit Tenant's total use of such space to accommodate and take into account use of the Building systems and the needs of other Building tenants.

     14.25 Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealing with any broker or agent other than the Brokers identified in the Basic Lease Information Sheet as

Item 16.  Landlord has a separate listing agreement with the Brokers which sets
-------
forth the commission and any other compensation payable in connection with this Lease. Tenant and Landlord shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.

     14.26  INTENTIONALLY DELETED.

     14.27 Phased Development. Tenant acknowledges that the Project and some of the Buildings or Common Areas may be under construction after the Term commences. Tenant shall have no claim against Landlord for any loss or damage relating to such construction or lack of construction so long as Tenant has access to the Premises and to the number of parking spaces in the Garage required hereunder, and further provided that Tenant's use of the Premises is not materially, adversely affected.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                             LANDLORD:     BELLEVUE HINES DEVELOPMENT, L.L.C.


                                           By: /s/ Tom Owens
                                              ----------------------------------
                                           Name:  Thomas D. Owens
                                           Title: Manager

                             TENANT:       HOMEGROCER.COM, INC.
                                           a Delaware corporation


                                           By: /s/ Terry Drayton
                                              ----------------------------------
                                           Name: J. Terrence Drayton
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


NOTE: Both parties must initial Basic Lease Information Sheet and Tenant must initial Section 11.4(a)

STATE OF TEXAS             )
                           )  ss.
COUNTY OF HARRIS           )

     On this 5th day of April, 2000, before me, a Notary Public in and for the State of Texas, personally appeared Thomas D. Owens, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the Manager of BELLEVUE HINES DEVELOPMENT, L.L.C. to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                    /s/ Gena M. Murphy
                    ------------------------------------------------------------
                    NOTARY PUBLIC in and for the State of Texas,
                    residing at Harris County
                                ------------------------------------------------
                    My appointment expires 3/23/2000
                    Print Name  Gena M. Murphy
                               -------------------------------------------------




STATE OF WASHINGTON      )
                         )  ss.           [NOTARY STAMP OF GENA M. MURPHY]
COUNTY OF KING           )

     On this 22nd day of March, 2000, before me, a Notary Public in and for the State of Washington, personally appeared J. Terrence Drayton, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the President of HOMEGROCER.COM, INC. to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                              /s/ Ursula M. Lazo
                              --------------------------------------------------
 [NOTARY SEAL OF              NOTARY PUBLIC in and for the State of Washington,
  URSULA LAZO]                residing at Kirkland
                                          --------------------------------------
                              My appointment expires 8-4-2003
                                                     ---------------------------
                              Print Name Ursula Lazo
                                         ---------------------------------------

                                  EXHIBIT A-1

                              PREMISES SITE PLANS

                      Floor Plan South Building - Floor 4

                      Floor Plan South Building - Floor 5

                      Floor Plan South Building - Floor 6


                                    A-1 - 1

                                  EXHIBIT A-2

                               PROJECT SITE PLAN

                           Site Map 112th Avenue NE

                                    A-2 - 1

                                  EXHIBIT A-3

                          EXPANSION SPACE SITE PLANS

                      Floor Plan South Building - Floor 1

                      Floor Plan South Building - Floor 2

                      Floor Plan south Building - Floor 3


                                    A-3 - 1

                                   EXHIBIT B

                       LEGAL DESCRIPTION OF THE PROJECT

PARCEL A
--------

THE SOUTH 30 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1 UNDER RECORDING NUMBER 6685642.

PARCEL B
--------

THAT PORTION OF THE EAST 264 FEET OF THE WEST 434 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE SOUTH 30 FEET THEREOF, LYING SOUTHEASTERLY OF THE FOLLOWING LINE:

BEGINNING AT THE SOUTHWEST CORNER OF THE ABOVE-DESCRIBED PARCEL;

THENCE SOUTH 88 degrees 6'55" EAST ALONG THE SOUTH LINE THEREOF 103.65 FEET;

THENCE NORTH 73 degrees 0'26" EAST 72.90 FEET;

THENCE NORTH 54 degrees 30'00" EAST 111.33 FEET TO THE EAST LINE OF SAID PROPERTY AND THE TERMINUS OF SAID LINE;

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1 UNDER RECORDING NUMBER 6685642.

PARCEL C
--------

THE NORTH 464.40 FEET OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE EAST 250 FEET THEREOF; AND

EXCEPT THAT PORTION THEREOF LYING WITHIN F.A. NISONGER ROAD (112TH AVENUE NORTHEAST); AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR SECONDARY STATE HIGHWAY NO. 2-A MIDLAKES TO KIRKLAND BY DEEDS BEARING RECORDING NUMBERS 4354524 AND 4354525; AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1, UNDER RECORDING NUMBERS 4927203 AND 6685642; AND

EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT THAT PORTION CONDEMNED BY THE CITY OF BELLEVUE IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 90-2-03249-3.

                                   EXHIBIT C

                      INITIAL IMPROVEMENT OF THE PREMISES

  1. Base Building. Landlord shall design, develop, construct or install those items listed on the attached Schedule C-1, and more fully described in the
                             ------------
drawings and plans listed on the attached Schedule C-3 (collectively, "Base
                                          ------------
Building Improvements") without cost or expense to Tenant. Landlord shall be solely responsible for the design, development, construction and installation of the Base Building Improvements in accordance with the Base Building Plans (as defined below). Landlord has contracted with Kendall Heaton Associates ("Landlord's Architect"') for design services and preparation of the detailed construction drawings and final plans and specifications describing the Base Building Improvements (as the same may be modified from time to time hereafter, the "Base Building Plans"), and has contracted with PCL Construction ("General Contractor") for construction of the Base Building Improvements. In the event of any conflict between the description on Schedule C-1 and the Base Building
                                           ------------
Plans, the Base Building Plans shall control. If the Base Building Plans include any items listed on Schedule C-2, such items shall not be considered
                            ------------
Base Building Improvements and any items designated as Tenant's responsibility in Schedule C-1 shall be Tenant's responsibility notwithstanding the fact that
   ------------
they appear in the Base Building Plans.

          (a) Tenant Upgrades.  Landlord shall have no obligation to alter any
              ---------------
portion of the Base Building Improvements or the Base Building Plans to accommodate the Tenant Improvements. If Tenant desires any changes, relocations or other modifications or upgrades to the Base Building Improvements to accommodate the Tenant Improvements (collectively "Upgrades"), Tenant shall notify Landlord of its requested change in writing providing sufficient detail for Landlord to evaluate the proposal. All Upgrades shall require Landlord's prior approval which may be given, withheld or subject to such conditions as Landlord in its sole discretion desires, provided that Landlord agrees to consider such requests in good faith. If Landlord approves the Upgrades and Tenant's requested Upgrades will increase the cost of construction or will cause a delay in completing construction of the Project, Landlord's approval notice shall include Landlord's rough order of magnitude estimate based on the General Contractor's and/or the Landlord's Architect's estimates of the amount of delay that would be caused by the proposed Upgrades and/or the increased costs associated with the proposed Upgrades (the "ROM Estimate"). Upon receipt of Landlord's approval notice and ROM Estimate, if applicable, if Tenant still wishes the Upgrades to be made, Tenant shall so notify Landlord in writing within three (3) Business Days thereafter or within any shorter response period specified in Landlord's notice). If Tenant does not respond within the designated response time then it shall be deemed to have withdrawn its request. If Tenant elects to proceed with a proposed Upgrade, then the parties shall proceed under subparagraph (ii) below if there is sufficient time to follow such
              -----------------
procedures before the work must begin, or under subparagraph (iii) if the work
                                                ------------------
must commence immediately.

          (i)  Plans.  If Tenant decides to proceed with the approved Upgrades,
               -----
Tenant shall hire through Landlord, at Tenant's sole cost and expense, Landlord's Architect to prepare all required documentation and make necessary changes to the Base Building Plans to construct the Upgrades and shall present them to Landlord for review and approval (the "Upgrade Plans"). Tenant's Upgrade Plans must be approved by Landlord's Architect and by Landlord in writing, which approval may be given, withheld or subject to such conditions as Landlord in its sole discretion desires. Landlord's approval of the Upgrade Plans shall not be deemed to be a representation or warranty that the Upgrades will be adequate to meet Tenant's needs.

          (ii) Timely Requests. After Landlord has approved the Upgrade Plans,
               ---------------
Landlord will obtain from the General Contractor a cost proposal for the Upgrades as shown in the Upgrade Plans in a lump sum amount or as a guaranteed maximum price for the actual work described therein ("Cost Proposal"). Tenant shall promptly deposit the full amount of the Cost Proposal with

Landlord (the "Upgrade Payment"). Landlord shall not authorize the General Contractor to proceed with construction of the Upgrades until it has received Tenant's Upgrade Payment.

          (iii)     Late Requests.  If the ROM Estimate is based on work
                    -------------
proceeding before the General Contractor has prepared a Cost Proposal, Tenant's decision to proceed shall indicate that it wishes to proceed with the work with out full pricing information. Tenant must deposit the full amount of the costs identified in the ROM Estimate with Landlord (the "Estimated Payment").
Landlord shall not authorize the General Contractor to proceed with construction of the Upgrades until it has received Tenant's Estimated Payment. Thereafter, Landlord shall obtain a Cost Proposal as described in subparagraph (ii) above and any variance between Tenant's Estimated Payment and the Upgrade Payment, shall be paid in accordance with Paragraph 13 below.
                                 ------------
          (iv)  Costs. Notwithstanding the ROM Estimate or the Cost Proposal,
                -----
Tenant shall be responsible for all costs of the Upgrades, anticipated or unanticipated, direct or indirect, including all costs to re-design or reconstruct the Base Building Improvements to accommodate such Upgrades, costs for changes to the Base Building Plans, additional permitting or fees which may be required in connection with such Upgrades, and any increased costs of construction of the Base Building Improvements. Tenant shall pay Landlord for all costs associated with any Upgrades approved by Landlord (including additional architectural and engineering fees) plus an administrative fee equal to ten percent (10%) of the costs of such Upgrades. Tenant shall be responsible for any out-of-pocket costs incurred by Landlord or the General Contractor to prepare a Cost Proposal even if Tenant subsequently rejects the Cost Proposal.

          (v) General.  Tenant and Landlord have discussed Tenant's desire to
              -------
include a data center in the Premises and to include some or all of the Expanded Uses in the Premises, which may require Upgrades, including additional power, backup power, and additional HVAC and telecommunications systems. Landlord is amenable in concept to such proposed changes but any such changes or Upgrades shall be subject to all of the terms of this Paragraph 1. Tenant acknowledges
                                             -----------
that time is of the essence and that construction of the Base Building Improvements is already in progress and design thereof has been completed. If Tenant wishes to request Landlord's approval of any Upgrades, it should make specific requests as soon as possible because the costs of Upgrades will increase as construction progresses. Landlord shall not be required to modify Landlord's schedule for construction of the Base Building Improvements to accommodate any Upgrades requested by Tenant even if approved by Landlord. To the extent feasible in Landlord's good faith but sole discretion, Landlord will cooperate with Tenant to determine the scope of any such Upgrades and, to the extent reasonably feasible, to include the approved Upgrades in the initial construction of the Base Building Improvements to prevent or minimize any Tenant Delay.

          (b) Mandatory Changes and Landlord-Initiated Changes.  Tenant
              ------------------------------------------------
acknowledges the Base Building Plans may be modified by Landlord from time to time. Tenant understands and agrees that Landlord may make any changes to the Base Building Plans that are required by governmental authorities, Landlord's value engineering efforts or to address any and all physical conditions of the Real Property or the Project arising during construction. Material changes to the Base Building Improvements initiated by Landlord (and not covered by the preceding sentence) may be made by Landlord in its sole discretion provided that such discretionary changes shall not (i) materially increase the cost of the Tenant Improvements unless Landlord pays for such increased costs, or (ii) materially adversely affect the quality or scope of the Base Building Improvements or the Project as described in the plans listed in Schedule C-3.
                                                                ------------
Landlord shall notify Tenant of potential material changes arising under this Paragraph as such changes occur and shall inform Tenant of the impacts of such changes on the Tenant Improvements, to the extent Landlord believes there is an impact. The cost of all changes to the Base Building Plans made under this

Paragraph 1(b) shall be paid by Landlord as part of Landlord's payment of Base
--------------
Building Improvements costs except that Tenant shall be responsible for the cost of revising the TI Working Drawings to accommodate any changes described in the first sentence of this Paragraph 1(b).
                       --------------

  2. Improvements. Any work in addition to Base Building Improvements and any Upgrades approved by Landlord is referred to herein as "Tenant Improvements" and shall be furnished and installed within the Premises substantially in accordance with the Design Manual and the TI Working Drawings (as defined below) to be prepared by the TI Architect (as defined below) and approved by Landlord in accordance with this Exhibit C. All Tenant Improvements shall be furnished and
                     ---------
installed by Landlord at the expense of Tenant, except for the amount of the Cash Allowance (as defined in Paragraph 14 below). For purposes hereof, the
                              ------------
cost of the Tenant Improvements shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all demolition and other preparatory work, premiums for insurance and bonds, such inspection fees as Landlord may incur, sales tax, reimbursement to Landlord for permit and other fees Landlord may incur that are fairly attributable to the Tenant Improvement work. The cost of Upgrades and Tenant Extra Improvements shall not be paid from the Cash Allowance unless Landlord determines at the time of its approval that such items will add permanent value to the Building.

     Landlord shall enter a construction contract ("TI Construction Contract") with the general contractor selected by the process described in Paragraph 9
                                                                 -----------
below for the construction of the Tenant Improvements. The TI Construction Contract shall incorporate the terms of the TI Bid (as defined in Paragraph 9
                                                                  -----------
below) approved by Tenant. The Tenant Improvements shall be constructed in accordance with the TI Construction Contract and the TI Working Drawings prepared by Tenant and approved by Landlord and as permitted by the City of Bellevue.

  3. Tenant's Architect. Tenant, at its sole cost and expense, shall hire Callison Architectural, Inc. (the "TI Architect") to design the Tenant Improvements and to obtain all required building or other permits to allow construction of the Tenant Improvements in the Premises. TI Architect shall, on Tenant's behalf, retain the consultants designing the Building's structural, mechanical, electrical, plumbing and telecommunication systems to design these components of the Tenant Improvements. The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans and the TI Working Drawings), and the cost of preparing any changes thereto and the cost of obtaining all required permits shall be paid by Tenant, although Tenant may apply a portion of the Cash Allowance equal to no more than two dollars ($2.00) per square foot of Net Rentable Area to the payment of Tenant's design costs.

  4. Submittal of Conceptual Plans. Tenant shall submit to Landlord conceptual plans (i.e. design development drawings) for the Tenant Improvements, including architectural, electrical, mechanical and reflected ceiling drawings (collectively, the "Conceptual Plans") by no later than the deadline set forth in Paragraph 20 below. Within ten (10) Business Days after receipt of the
   ------------
complete Conceptual Plans, Landlord shall review, comment on and return the Conceptual Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." Such Conceptual Plans shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, and failure to respond to the Conceptual Plans shall not constitute approval by Landlord of the design or specifications shown thereon.

          (a) If the Conceptual Plans are returned to Tenant marked "Approved," the Conceptual Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed.
         ------------

          (b) If the Conceptual Plans are returned to Tenant marked "Approved as Noted," the Conceptual Plans so submitted shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed; provided,
                               -----------                          --------
however, in preparing the TI Working Drawings, Tenant shall cause the TI
-------
Architect to incorporate Landlord's noted items into the TI Working Drawings.

          (c) If the Conceptual Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause the Conceptual Plans to be revised, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Conceptual Plans to Tenant by Landlord. Landlord shall review and return the revised Conceptual Plans to Tenant within five (5) Business Days after receipt of a complete set of the revised Conceptual Plans. The same procedure shall be repeated until Landlord approves the Conceptual Plans. In order to meet later deadlines, Tenant should ensure that the Conceptual Plans are revised and resubmitted in time to meet the deadline for approval set forth in Paragraph 20 below but failure to do so
                                       ------------
shall not in itself constitute a Tenant Delay. Landlord shall not be required to review the Conceptual Plans more than three (3) times and if Landlord does not approve the third set of Conceptual Plans Landlord may elect to terminate this Lease by written notice to Tenant.

  5. Submittal of TI Working Drawings. Following Landlord's approval of the Conceptual Plans, Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of blue-lined prints of detailed construction drawings, final plans and specifications (hereinafter referred to collectively as the "TI Working Drawings") for the Tenant Improvements. Tenant shall also deliver to Landlord a diskette containing the TI Working Drawings in the AutoCAD format (or other computer assisted design format approved by Landlord) ("CAD"). The TI Working Drawings shall be consistent with, and a logical extension of, the Conceptual Plans approved by Landlord. Within ten (10) Business Days after receipt of a full and complete draft of the TI Working Drawings from Tenant, Landlord shall return to Tenant one (1) sepia set of the TI Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit"; provided, however, that failure to respond to the TI Working Drawings
           --------  -------
shall not constitute approval by Landlord of the design or specifications shown thereon.

          (a) If the TI Working Drawings are returned to Tenant marked "Approved," the TI Working Drawings, as so submitted, shall be deemed approved by Landlord

          (b) If the TI Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the TI Working Drawings shall be deemed approved by Landlord; provided, however, in preparing the final approved TI Working
          -------- --------
Drawings, Tenant shall cause TI Architect to incorporate Landlord's noted items into the TI Working Drawings.

          (c) If the TI Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such TI Working Drawings to be revised, taking into account the reasons for Landlord's disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the TI Working Drawings.

          (d) Tenant shall be solely responsible for: (i) the completeness of the TI Working Drawings; (ii) subject to Paragraph 8 below, the conformity of
                                         -----------
the TI Working Drawings with the existing conditions in the Building and the Premises and the Base Building Plans; (iii) the compatibility of the TI Working Drawings with the Base Building Improvements including the mechanical, plumbing, life safety or electrical systems of the Building; and (iv) the compliance of the TI Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act.

          (e) When the TI Working Drawings are approved by Landlord and Tenant, the parties shall each acknowledge their approval by signing or initialing each sheet of the TI Working Drawings. Tenant shall also deliver to Landlord a diskette containing the approved TI Working Drawings in the CAD format. Tenant shall be solely responsible for ensuring that the approved TI Working Drawings are submitted for permitting by the TI Architect so that permits are obtained by the deadline set forth in Paragraph 20 below (subject to the terms of Paragraph
                          ------------                                ---------
6 below) and any failure to do so shall constitute Tenant Delay.  Tenant may
-
submit draft TI Working Drawings for permits provided that any submission must be revised to include any changes required by Landlord prior to Landlord's approval of the TI Working Drawings.

  6. Deadlines for Approval.

          (a) Tenant shall cause the Conceptual Plans and TI Working Drawings to be prepared by the TI Architect, submitted to Landlord and, where required, revised so as to obtain the approval of the TI Working Drawings by Landlord on or before milestone date set forth in Paragraph 20 below. If Landlord fails to
                                      ------------
respond to Tenant's submittal of the Conceptual Plans or the TI Working Drawings within the time periods set forth herein, then the milestone dates under

Paragraph 20 below shall be extended by one (1) Business Day for each Business
------------
Day of Landlord's delay in responding. Notwithstanding the foregoing, if any delay is made up in any later period, then subsequent deadlines shall not be extended. If any deadline would end on a Saturday, Sunday or holiday, the deadline shall be extended to the next Business Day.

          (b) Any consent or approval to any act or matter required under this

Exhibit C shall, to the extent reasonably practical, be in writing and shall
---------
apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any party from the obligation to obtain consent or approval, as applicable, whenever required under this Exhibit C for
                                                                 ---------
any other act or matter. To the extent any approval given by Tenant or Landlord is verbal, a written confirmation of such verbal approval shall be submitted to the other party promptly thereafter, or shall be reflected in the notes of any meetings of the parties or their representatives; provided, however, Landlord
                                                  --------  -------
shall not be liable to Tenant for any failure to provide written notes of any meetings.

          (c) Except as otherwise stated in this Exhibit C, Tenant or Landlord,
                                                 ---------
as the case may be, shall be deemed to have acted promptly if a response is made within three (3) Business Days from the date of receipt of any request for response or approval or within such longer or shorter period as is expressly provided herein or as is specified in the request for approval. Tenant's failure to respond within the required response period shall constitute Tenant's approval of the matter submitted for approval or consent. Landlord's failure to respond within the required response period shall constitute Landlord's disapproval of the matter submitted for approval or consent.

  7. Landlord's Review Responsibilities. Tenant acknowledges and agrees that Landlord's review and approval, if granted, of all Conceptual Plans and TI Working Drawings is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any Conceptual Plans or TI Working Drawings or of the compliance of the Conceptual Plans or TI Working Drawings with applicable regulations, laws, ordinances, codes and rules or of the conformance or compatibility of the Conceptual Plans or TI Working Drawings with the Base Building Plans or with existing conditions in the Building or Premises or with the Base Building Improvements to be constructed by Landlord. Landlord shall make a good faith effort to identify for Tenant any irregularity or lack of compliance identified by Landlord or Landlord's Architect during review of Conceptual Plans and TI Working Drawings but shall not be liable to Tenant if Landlord or Landlord's Architect fails to do so.

  8. Existing Conditions. Prior to commencement of construction of the Tenant Improvements, Tenant shall require and shall be solely responsible for insuring that the TI Architect and the engineers and contractors employed by Tenant or the TI Architect verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements. Tenant shall be solely responsible for the completeness of the TI Working Drawings and for conformity of the TI Working Drawings with the Base Building Plans and existing conditions in the Building and the Premises. Tenant shall ensure that the TI Architect inspects the Premises to verify existing conditions and construction prior to the start of construction of the Tenant Improvements. Tenant shall notify Landlord immediately following such inspection of any discrepancy between existing conditions and/or construction and the Base Building Plans; otherwise, Landlord shall be conclusively deemed to have met its obligations relating to the construction of the Premises to the extent the Premises are complete as of the date of such inspection. If Tenant notifies Landlord of any discrepancy under the preceding sentence, Landlord shall either (i) correct the discrepancy at Landlord's expense, or (ii) reimburse Tenant for the cost of revising the TI Working Drawings to accommodate such existing conditions. In the absence of notice from Tenant of any discrepancies, Tenant shall be responsible for any modifications to the TI Working Drawings necessary to accommodate existing conditions and construction. Except as provided otherwise herein, Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to existing conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Conceptual Plans and/or the TI Working Drawings necessary (a) to obtain any permit, (b) to comply with all applicable regulations, laws, ordinances, codes and rules, (c) to achieve the compatibility, as reasonably determined by Landlord's Architect of the Conceptual Plans and TI Working Drawings with the Base Building Plans, or (d) to avoid impairing or voiding any third-party warranties.

  9. Pricing the Work. Upon approval of the TI Working Drawings by Landlord, Tenant shall cause TI Architect to deliver to Landlord the number of copies of the TI Working Drawings which Landlord may reasonably request for use in obtaining bids for the work and in the course of construction.

          (a) Procedures for Construction by General Contractor.
              -------------------------------------------------

          (i) By no later than May 15, 2000, Tenant shall elect to proceed under one of the following options and if Tenant fails to make such election in a timely manner, Landlord shall decide which alternative to proceed under in its sole discretion.

          (A) Upon receipt of the copies of the TI Working Drawings from Tenant or TI Architect Landlord shall solicit bids from at least two (2) general contractors (one of whom may be the General Contractor) for the work shown on the TI Working Drawings, in accordance with the procedures set forth in

Paragraph 9(a)(ii) - (iv) below.  Landlord may solicit bids from general
-------------------------
contractors selected by Landlord unless Tenant, upon delivery to Landlord of the TI Working Drawings, notifies Landlord in writing of the name of not more than one (1) general contractor from whom Tenant would like bids solicited; provided,
                                                                       --------
however, firms other than those on the list of approved general contractors for
-------
the Project (which shall be obtained from Landlord and shall include Unimark and Lease Crutcher Lewis) must be approved in advance by Landlord in writing, which approval may be granted or withheld in the sole discretion of Landlord.
Landlord shall solicit bids from the general contractor named in the notice from Tenant and from any other contractors from which Landlord desires to solicit bids.

          (B) Tenant may agree to use the General Contractor as the TI Contractor based on the fee and general terms and conditions included in the contract for the Base Building Improvements between Landlord and the General Contractor (the "Prime Contract") as summarized on Schedule C-4 attached hereto.
                                                   ------------
If Tenant elects to have the General Contractor serve as the TI Contractor, then the provisions of Paragraph 9(a)(ii) - (iv) shall apply to the selection of the
                  -------------------------
major subcontractors (which shall include at least the electrical, mechanical, and plumbing subcontractors for the Tenant Improvements) instead of to the selection of the General Contractor, but as modified by Paragraph 9(a)(v) below.
                                                        -----------------

          (C) Tenant may select two (2) general contractors from the list of contractors approved by Landlord to work in the Project (which shall include Unimark and Lease Crutcher Lewis). Landlord and Tenant shall meet with each of the contractors selected by Tenant to discuss the scope of the Tenant Improvements and the contractor's fee and the general conditions. After consultation with Tenant and good faith consideration of Tenant's preference, Landlord shall select, in its sole discretion, one (1) of the general contractors with whom to negotiate a contract for construction of the Tenant Improvements and that contractor shall be the TI Contractor. If the TI Contractor is selected under this option then the provisions of Paragraph 9(a)
                                                                --------------
(ii) - (iv) shall apply to the selection of the major subcontractors (which
-----------
shall include at least the electrical, mechanical, and plumbing subcontractors for
the Tenant Improvements) instead of to the selection of the General Contractor, but as modified by Paragraph 9(a)(v) below.
                   -----------------

          (ii) Upon receipt of bids ("TI Bids") from the contractors from whom bids were solicited (excluding any contractor that does not submit a bid within the time period specified by Landlord in the request for bids) Landlord shall notify Tenant of the amount of each of the bids and the general contractor (the "TI Contractor") selected by Landlord (taking into account, in Landlord's good faith judgment, all factors associated with the bids, including without limitation, price, quality of materials to be used, estimated completion time and reputation of subcontractors to be used). Upon request, Landlord shall allow Tenant to review Landlord's complete copies of the TI Bids (including, to the extent such items are included and separately shown in the TI Bid, the General Conditions and General Requirements to be included in the TI Construction Contract, a cost breakdown of the pricing for the Tenant Improvements) at times and at a place acceptable to Landlord.

          (iii) Tenant shall have five (5) Business Days after receipt of notice from Landlord regarding the selection of the TI Contractor in which to give written notice to Landlord of Tenant's specific objection to the selected TI Bid. If Tenant accepts or fails to object within the time set forth above, the TI Bid selected by Landlord shall be deemed approved and the identified TI Contractor shall construct the Tenant Improvements. If Tenant timely objects to the bid, Tenant shall meet with Landlord, TI Architect and/or the selected TI Contractor within five (5) Business Days to discuss mutually acceptable revisions to the TI Bid or to Tenant's TI Working Drawings. All costs of changes required by any such revisions shall be the sole responsibility of Tenant. Following such revisions, Landlord shall submit to Tenant, as soon as reasonably practicable, a revised TI Bid from the selected TI Contractor, and the same procedure shall be followed as set forth above until Tenant has no reasonable objection to the TI Bid. In revising the TI Bid Landlord may, if it deems appropriate, resolicit bids from the other originally solicited contractors. Following such revisions and/or resolicitation, Landlord shall submit to Tenant, as soon as reasonably practicable, a revised bid from the successful bidder, and the same procedure shall be followed as set forth above until Tenant has no reasonable objection to the TI Bid; provided, however, that
                                                        --------  -------
Tenant shall not have the right to compel Landlord to retain any TI Contractor that is not reasonably acceptable to Landlord or any subcontractor that is not reasonably acceptable to Landlord and the TI Contractor.

          (iv) Landlord shall be entitled to receive an administrative fee for the supervision of the TI Contractor in an amount equal to the sum of (A) three percent (3%) of the first Thirty Dollars ($30.00) of costs per square foot of Useable Area of constructing the Tenant Improvements in the Premises, and (B) one percent (1%) of any additional costs of constructing the Tenant Improvements in the Premises. The administrative fee shall be included in the cost of the Tenant Improvements.

          (v) If Tenant elects to use the General Contractor as the TI Contractor pursuant to Option B above or proceeds under Option C above, then the Landlord and TI Contractor shall obtain a minimum of two (2) competitive bids from qualified subcontractors for the major trades involved in the Tenant Improvements (one of whom may be the designated subcontractor for the Base Building Improvements); provided, however, that Landlord shall not be required
                        --------  -------
to solicit bids from two (2) subcontractors for any portion of the work for which two (2) qualified subcontractors are not available. In such event, Landlord shall consult with Tenant and consider Tenant's preferences before selecting the subcontractors. The subcontractor's bids shall be available for Tenant's review and comment as provided in this Section for the TI Bids.

          (vi) If Tenant selects Option B or if the General Contractor is selected as the TI Contractor pursuant to Option A, then the TI Construction Contract shall consist of a change order/cost proposal to the Prime Contract in the amount of the actual cost of the TI Bid. Tenant acknowledges that the Prime Contract includes the terms and conditions generally described on Schedule C-4 attached hereto.
------------

          (b) Payment of Tenant's Share of Costs.  When Tenant has approved the
              ----------------------------------
TI Bid or subcontractor bids, as applicable, Tenant shall deposit with Landlord, for payment in accordance with Paragraph 14 below, an amount (the "Construction
                               ------------
Payment") equal to the difference between the Cash Allowance and the total amount of the approved TI Bid plus Landlord's administrative fee as described in Paragraphs 1(a)(iv) and 9(a)(iv). Landlord shall not authorize construction of
-------------------     --------
the Tenant Improvements to commence until Landlord has received the Construction Payment.

  10. Administration of Work.

          (a) After acceptance of the TI Bid and receipt of the Construction Payment, Landlord shall administer the construction of Tenant Improvements in accordance with the final, approved and permitted TI Working Drawings ("Landlord's Work"'); provided, however, that Landlord shall not be required to
                      -------- --------
install any Tenant Improvements that do not conform to the approved TI Working Drawings, or conflict with elements of the approved TI Working Drawings, or do not comply with applicable regulations, laws, ordinances, codes and rules; such conformity being the obligation of Tenant.

          (b) All Tenant Improvements shall be constructed by the TI Contractor and its subcontractors selected pursuant to Paragraph 9 with the exception of
                                             -----------
work stations, wall finishes (other than paint), built-in custom bookcases and other nonstandard millwork, office equipment and information technology and telecommunications equipment and wiring ("Tenant's Work"') which shall be designed, constructed, installed or provided by Tenant in accordance with the Design Manual.

          (c) Landlord shall provide Tenant with the opportunity to have access and entry to each floor of the Initial Premises prior to installation of the ceiling grid for installation of Tenant's cabling at times consistent with the schedule for completion of Landlord's Work, subject to all the terms and conditions of the Lease including all of the terms of this Exhibit C. Tenant
                                                           ---------
shall be solely responsible for arranging such early access with Landlord and its contractors based on the construction schedules that Landlord will provide to Tenant pursuant to Paragraph 16. Tenant acknowledges that the estimated date
                      ------------
on which Tenant may access the Initial Premises for installation of such cabling may change from time to time and Landlord shall not be liable to Tenant for any such changes in schedule. Landlord shall have no obligation to alter its construction schedule or to cease or delay any portion of Landlord's Work to permit Tenant to install such cabling. Tenant shall be solely responsible for arranging such early access and Landlord shall not be liable nor shall Substantial Completion or Rent Commencement be delayed because Tenant is not able to complete such work while Landlord's Work is in progress. All Tenant's Work shall be installed in a manner that conforms with the General Contractor's and the TI Contractor's and/or subcontractors' schedules for completion of the Base Building Improvements and the Tenant Improvements and the work of installation shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay Landlord's Work. No portion of the Landlord's Work shall be dependent upon completion of any Tenant's Work and the Landlord's Work shall have priority over any Tenant's Work. The contractors, subcontractors and materialmen performing Tenant's Work shall be subject to prior approval by Landlord and shall be subject to the administrative supervision of Landlord or Landlord's general contractor and rules of the site. Contractors, subcontractors and materialmen performing Tenant's Work shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that the contractors or subcontractors performing Tenant's Work do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all its contractors, subcontractors or materialmen involved in the dispute. Any delay caused to the General Contractor or the TI Contractor attributable to Tenant's Work shall constitute

Tenant's Delay, and in addition to the obligations set forth elsewhere herein, Tenant shall be obligated to pay all cost and expense incurred by Landlord in connection therewith, including lost rental income. No portion of Tenant's Work shall be taken into account in determining whether or not the Premises are Substantially Complete.

          (d) Landlord and Tenant shall each require that each of its contractors, subcontractors and materialmen maintain commercial general liability insurance in an amount of not less than Two Million Dollars ($2,000,000.00) on a combined single limit basis and all worker's compensation insurance required by law.

          (e) Landlord shall provide Tenant with access and entry to the Premises only at times consistent with the schedule for completion of Landlord's Work, subject to all the terms and conditions of the Lease and this Exhibit C
                                                                    ---------
and in accordance with any site rules imposed by the General Contractor and the TI Contractor. Upon and following any entry into the Premises by Tenant prior to Substantial Completion, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Base Rent and Tenant's Proportionate Share of Operating Costs, unless a Rent Commencement Date has occurred), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws and Hazardous Materials. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from and against any and all claims, proceedings, losses, costs, damages, causes of action, liabilities, injuries or expenses arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Premises or the Project of Tenant's contractors or representatives or the activities of Tenant or its contractors or representatives in or about the Premises or Project during the construction period, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

  11. Obligation of Tenant to Provide As Built Plans. Within sixty (60) days of Substantial Completion, Tenant shall cause TI Architect to provide Landlord with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Premises, together with a copy of such plans on diskette in the CAD format.

  12. Reimbursement and Compensation. Tenant shall reimburse Landlord for all actual costs incurred by Landlord in connection with the design and review of Conceptual Plans and TI Working Drawings for the Tenant Improvements, and Landlord shall be entitled to receive the administrative fee provided in

Paragraph 9 of this Exhibit C.  Landlord may obtain any reimbursement or
-----------         ---------
compensation required hereunder by deducting the amount of such reimbursement or compensation from Cash Allowance and the Construction Payment. Tenant shall be responsible for delays and additional costs incurred by Landlord in completing the Base Building Improvements due to inadequacies in the TI Working Drawings or Tenant requested changes to the Base Building Improvements.

  13. Tenant Payments. Landlord shall make progress payments for Landlord's Work on a pro rata basis from Cash Allowance and the Construction Payment (in the proportion that the Cash Allowance and Construction Payment bear to the total cost for construction of the Tenant Improvements) from time to time as the Tenant Improvements are constructed. If for any reason the Cash Allowance and Construction Payment are not adequate to make all required payments, Tenant shall pay to Landlord such additional required amount as determined by Landlord within ten (10) days after Landlord's submittal to Tenant of a request for payment together with the documentation called for in this Section. Statements or invoices may be rendered by Landlord during the progress of the work so as to enable Landlord to pay the TI Contractor, subcontractors, Landlord's Architect or engineers without advancing Landlord's funds to pay the cost of Tenant Improvements. If for any reason the Construction Payment is not fully utilized to make all required payments, Landlord shall upon completion of the Tenant Improvements refund to Tenant any unused portion of the Construction Payment. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Exhibit C is not received
                                                 ---------
when due, subject to any applicable notice and cure period under the Lease.

          (a) On a monthly basis during construction of the Tenant Improvements, Landlord shall provide Tenant with a summary on Landlord's standard form that it uses for internal purposes, documenting the status of any change orders and the budget for the Tenant Improvements. All Landlord's requests for additional payments from Tenant during construction of the Tenant Improvements shall have attached thereto legible copies of applicable statements or invoices and copies of the documentation required from the TI Contractor under the TI Construction Contract as a condition to payment thereunder.

          (b) Not later than one hundred twenty (120) days after Landlord has received the as-built plans from Tenant, Landlord shall submit to Tenant Landlord's standard form of project summary, including copies of any documentation required from the TI Contractor under the TI Construction Contract to reconcile costs actually incurred for changes and costs due to Tenant Delay.

  14. Cash Allowance. Landlord shall provide a total of up to Twenty-seven Dollars ($27.00) per square foot of Useable Area in the Premises ("Cash Allowance") toward the payment for the design, development, construction and installation of the Tenant Improvements in the Premises. The Cash Allowance shall be used solely for the construction of Tenant Improvements above the Base Building Improvements and other costs permitted herein. Subject to the limitations set forth elsewhere herein, Landlord shall in accordance with this Exhibit C apply the Cash Allowance to the cost of designing and constructing
---------
the Building Standard Improvements, space planning fees, design fees, architectural and engineering fees, permit fees, recovery of Landlord's construction administration fee and Washington State sales tax and for the other purposes specifically provided in this Exhibit C. The obligation of Landlord
                                       ---------
to make any one or more payments pursuant to the provisions of this Paragraph
                                                                    ---------
14 or to proceed with the construction of the Tenant Improvements shall be
--
suspended without further act of the parties during any such time as there exists an Event of Default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default. Nothing in this Paragraph 14 shall affect the obligations of
                                  ------------
Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord thereto. The Cash Allowance shall not be used to pay for Tenant Extra Improvements or Upgrades unless Landlord determines that such items will add permanent value to the Building. Notwithstanding the foregoing, Landlord agrees that the Cash Allowance may be applied to the cost of upgraded carpeting and raceways and conduits (excluding cabling) that are placed above the ceiling in a standard configuration that is acceptable to Landlord and does not impede or interfere with the base building systems.

  15. Tenant Modifications.

          (a) Discretionary Changes.  If Tenant desires to change or revise the
              ---------------------
Tenant Improvements specified by the approved TI Working Drawings, then Tenant shall submit such change in writing for Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed and such request shall be accompanied by plans, specifications and details as may be required to fully identify and quantify such changes. Landlord shall not be required to approve any modifications if, in Landlord's judgment such modification would delay completion of the Base Building Improvements or have an adverse impact on the mechanical, electrical, life safety or HVAC systems in the Building. Landlord shall notify Tenant in writing (an "Approval Notice") whether it will approve the requested change within ten (10) Business Days after the date Landlord receives Tenant's request; provided, however, that Landlord's response time will
                           --------  -------
be extended by any need to obtain information or estimates from the TI Contractor or any subcontractor as to time or cost of the proposed changes. If the change is requested less than ten (10) Business Days before that portion of Landlord's Work is scheduled to begin, Landlord shall make a reasonable effort to expedite its response. If Landlord approves such changes, then Tenant will provide Landlord with revised Working Drawings incorporating the changes. If Tenant's request will increase the cost of construction or will cause a delay in completing the construction, Landlord's Approval Notice shall include Landlord's good faith estimate of the amount of delay it will cause and/or the increased costs associated with the change. Upon receipt of an Approval Notice, if Tenant still wishes the change to be made, Tenant shall so notify Landlord in writing within three (3) Business Days thereafter and shall pay Landlord any sum necessary to pay for such change whereupon Landlord shall execute a change order directing the TI Contractor to make the approved changes. If Tenant does not respond and increase the Construction Payment within three (3) Business Days then it shall be deemed to have withdrawn its request. Landlord shall be entitled to its administrative fee for overseeing the change order. If, incident to a requested change to the Working Drawings or Landlord's Work, Landlord stops work pending resolution of whether Tenant finally approves or disapproves the additional costs or delay of a proposed change, then whether or not Tenant ultimately approves or disapproves the proposed change and its attendant additional cost and delays, any delay resulting from the work stoppage will constitute a Tenant Delay. Tenant shall be responsible for any costs incurred by Landlord or the contractor to prepare a proposed change order even if Tenant subsequently rejects the change order. Tenant shall be responsible for all costs of any resulting delay in the completion of the Premises or the Base Building Improvements due to modification of the TI Working Drawings even if the costs are not included in Landlord's good faith estimate as set forth in the Approval Notice. The actual cost of any approved changes shall be added to the Construction Payment, unless the Cash Allowance is sufficient to pay the cost of such change.

          (b) Mandatory Changes.  Tenant shall modify the TI Working Drawings to
              -----------------
include any changes required by any applicable government authority during the permitting process and such changes shall be subject to Landlord's approval which shall not be unreasonably withheld. During the course of construction, Landlord shall be authorized to make any changes to the Tenant Improvements if required by governmental authority and the cost thereof shall be paid by Tenant. Except to the extent of ongoing minor "field changes" by the TI Contractor at the time of construction, any material discretionary change to Tenant Improvements shall be authorized in writing by Tenant and Landlord, on one or more forms to be prepared by the TI Contractor and approved by Landlord and Tenant. All such proposed changes shall be presented to Tenant by written notice as soon as they become known. Tenant shall approve or reject such proposed changes promptly and acknowledges that this may require decisions to be made immediately during the course of construction. If Tenant does not respond promptly then Landlord may direct the TI Contractor to delay that portion of construction and any delay shall be a Tenant Delay. Any costs of such changes including Landlord's costs associated with Tenant Delay shall be included in the Tenant Improvements Costs

  16. Designation of Construction Representatives. Tenant hereby designates Paul Klansnic as its representative to act on its behalf and represent its interests with respect to all matters requiring Tenant action in this Exhibit C
                                                                      ---------
and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Landlord hereby appoints Michael Welebit and/or Dan Matheson as its representative to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit C. The parties may change the identity of their representatives by
     ---------
notice in writing to each other. All inquiries, requests, instructions, authorizations, and other communications under this Exhibit C may be made by the
                                                    ---------
parties to the other party's representative, and any approvals to be given by a party under this Exhibit C may be given by that party's representative.
                 ---------
Landlord and Tenant hereby expressly recognize and agree that no other person claiming to act on behalf of Tenant or Landlord is authorized to do so. Landlord and Tenant shall each be entitled to rely upon the decisions and agreements made by the other party's representative with respect to matters covered by this

Exhibit C as binding upon it but neither party's representative shall have any
---------
authority to amend or modify the terms of the Lease (including this Exhibit C)
                                                                    ---------
or to act with respect to any matters except those expressly covered by this Exhibit C. No consent, authorization or other action shall bind a party unless
---------
in
writing and signed by their respective representative. If a party complies with any request or direction presented to it by anyone claiming to act on behalf of the other party other than the designated representative, then such compliance shall be at such party's sole risk and responsibility and shall not in any way alter or diminish the obligations and requirements created and imposed by this Exhibit. Both parties shall have the right to enforce compliance with this Exhibit without suffering any waiver, dilution or mitigation of any of their rights hereunder. Notice of all disputes arising under this Exhibit C shall be given to the parties and the parties'
           ---------
representative by notice as provided in the Lease.

     Landlord shall have the right to observe the construction of the Tenant Improvements. Landlord shall include Tenant on the distribution list for updates to the construction schedule for the Building and the Tenant Improvements but neither Landlord, the General Contractor nor the TI Contractor shall be required to provide any special reports, updates or schedules for Tenant's benefit. During construction of the Tenant Improvements, the representatives of Landlord and Tenant, General Contractor, TI Architect, and TI Contractor shall meet upon request of either party (but no more often than two (2) times per month unless otherwise agreed by the parties) in order to review status and scheduling for construction of the Tenant Improvements and possible changes required, delays anticipated, costs being incurred and related matters. Tenant shall inform Landlord of all construction meetings with respect to Tenant's Work and Landlord shall have the right to attend all meetings of Tenant and its contractor and subcontractors, and the Tenant's construction contract(s) shall so provide. Landlord shall inform Tenant of all regularly scheduled construction meetings regarding Tenant Improvements and Tenant shall have the right to attend such meetings. Tenant acknowledges that the Tenant Improvements may be constructed at the same time as Landlord is constructing the Base Building Improvements. Subject to the limitation set forth in Section 10 above, each party shall cause
                                       ----------
its architects, engineers and contractors to cooperate fully and promptly with each other as and when deemed necessary by such party in its good faith determination in the course of construction of the Tenant Improvements. If Tenant's Work interferes with Landlord's Work and Tenant fails to comply with Landlord's requests for cooperation then Landlord may require Tenant to cease work in the Premises.

  17. Substantial Completion. As used herein, "Substantial Completion" shall mean (and each floor of the Premises shall be deemed "Substantially Complete") when (i) installation of Building Standard Improvements and Tenant Extra Improvements in such portion of the Premises has occurred, to the extent such improvements can, in Landlord's reasonable judgment, be installed within the timeframe for completion of Building Standard Improvements, (ii) Tenant has direct access to the elevator lobby on the floor (or floors) where the Premises are located, (iii) Basic Services are available to the Premises, and (iv) the City of Bellevue has issued a temporary or permanent certificate of occupancy permitting Tenant to occupy such portion of the Premises for the Permitted Use or has taken such other action as may be customary to permit occupancy or use thereof for the Permitted Use. Notwithstanding the foregoing, Substantial Completion shall be deemed to have occurred on the date on which Tenant takes occupancy of the Premises and commences to do business therein. Substantial Completion shall be deemed to have occurred even if a "punch-list" or similar corrective work remains to be completed. Within ten (10) days after Landlord delivers possession of the Premises to Tenant, Landlord, Tenant, and the Landlord's Architect shall prepare a "punch-list" which shall consist of the items that have not been, but should have been, finished or furnished prior to such date or which do not conform to the TI Working Drawings or the Base Building Drawings (but only to the extent that the Base Building Improvements were not complete at the time of Tenant's inspection under Paragraph 8 above).
                                                           -----------
Landlord shall complete and furnish all punch-list items within thirty (30) days after Substantial Completion or as soon thereafter as is possible with the exercise of due diligence. The cost thereof shall be borne by the General Contractor under its contract to construct the Base Building Improvements or Upgrades, or the TI Contractor under the TI Construction Contract, as the case may be.

  18. Tenant's Delay. If Substantial Completion shall be delayed as a result of any of the following causes, such delay shall be considered a "Tenant Delay":

          (a) Tenant's failure to obtain approval of the TI Working Drawings by Landlord or to obtain permits from the City by the dates set forth in Paragraph
                                                                      ---------
20 below (as such dates may be extended or modified pursuant to the terms of
--
this Exhibit C);
     ---------

          (b) Change(s) in TI Working Drawings requested by Tenant after approval of the TI Working Drawings by Landlord;

          (c) Any delays in starting construction due Tenant's disapproval of any TI Bids or the need to revise TI Bids or TI Working Drawings to reduce costs; or

          (d) Tenant's request for materials, finishes or installations other than Building Standard Improvements which require a longer time than Building Standard Improvements to obtain, install or complete; or

          (e) Tenant's failure to comply with the TI Contractor's or the General Contractor's or any subcontractor's schedule or to meet any deadline or to respond within any time limit provided herein; or

          (f) An Event of Default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default;

          (g) Any delay caused by or attributable to Tenant's desire to include Expanded Uses in the Premises, including delays in issuance of certificates of occupancy or construction; or

          (h) Delays caused by Tenant in construction.

     In the event of a Tenant Delay, Landlord shall, to the extent feasible based on the type of delay, the stage of construction and other factors, make good faith efforts to make up for the period of Tenant Delay by paying overtime or other methods acceptable to Landlord, the TI Contractor, the General Contractor and their subcontractors; provided that Tenant shall be solely responsible for all costs related thereto. If Landlord's efforts are successful and all or a portion of the period of a Tenant Delay is made up through such efforts, then the following sentence shall not apply to the period of Tenant Delay that is made up. In the event of any Tenant Delay, notwithstanding any provision to the contrary contained in the Lease, or if Substantial Completion is delayed due to Tenant Delay, the Term Commencement Date and the Rent Commencement Date for each floor shall be the earlier of the date of Substantial Completion of such floor or the date when Substantial Completion of such floor would have occurred if there had been no Tenant Delay. Tenant acknowledges that the length of any Tenant Delay is to be measured by the duration of the delay in Substantial Completion caused by the event or conduct constituting Tenant Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes.

  19. Reliance on Plans. Landlord and Tenant shall each be entitled to rely on the Base Building Plans and the TI Working Drawings for work to be done by Land lord or Tenant. If (a) Tenant notifies Landlord of any construction discrepancies following its inspection pursuant to Paragraph 8 above, or (b)
                                                   -----------
Tenant is required to modify the TI Working Drawings due to changes in the
Base Building Plans initiated by Landlord for value-engineering purposes or for discretionary reasons after Landlord's approval of the TI Working Drawings, then Landlord shall reimburse Tenant for the actual, out-of-pocket cost of revising the TI Working Drawings to accommodate such existing conditions or changes in the Base Building Plans. In addition, if Landlord changes the Base Building Plans after Tenant submits the TI Working Drawings to Landlord for approval and Tenant is required to change the TI Working Drawings to comply with Landlord's changes to the Base Building Plans, then the milestone dates under Paragraph 20
                                                                   ------------
may be extended for such reasonable period of time (not to exceed five (5) Business Days) as is necessary for Tenant to modify the Working Drawings to conform to the changes to the Building Plans; provided, however, that the dates
                                              --------  -------
shall not be extended unless Tenant notifies Landlord, within two

(2) Business Days after Tenant receives notice of the changes, of the number of days Tenant will need to make such revisions. Notwithstanding the foregoing, if any delay is made up in any later period, then subsequent deadlines shall not be extended. If any deadline would end on a Saturday, Sunday or holiday, the deadline shall be extended to the next Business Day.

  20. Schedule of Milestone Dates. Tenant shall be responsible for meeting the following deadlines except as otherwise provided herein. If Landlord sells the Project prior to completion of the Tenant Improvements then each of the following deadlines shall be extended by fifteen (15) days.

          Tenant's Delivery of Conceptual Plans to Landlord:  May 15, 2000

          Tenant's Plan Delivery Date (approval of TI Working Drawings): August 1, 2000

          TI Construction Contract Finalized, Permits in Place and Final Construction Drawings Completed: September 1, 2000

          Substantial Completion/Scheduled Commencement Date:  February 15, 2001

  21. Warranties. Landlord shall obtain from the General Contractor, TI Contractor, Landlord's Architect and all other consultants, design professionals, engineers, contractors, subcontractors, and suppliers providing design services, material, labor or equipment in the construction of the Base Building Improvements and Tenant Improvements such warranties as Landlord deems to be commercially necessary or desirable for their respective materials, labor or equipment. If there exists any defect in the Base Building Improvements or Tenant Improvements which is covered by an express or implied warranty obtained by Landlord, then Landlord shall seek to enforce such warranties in accordance with their terms for the benefit of the Landlord and the Tenant (with respect to the Tenant Improvements). To the extent permitted by law and by the warranty to be assigned, Landlord hereby assigns all warranties with respect to workmanship and materials supplied in connection with the Tenant Improvements to Tenant (in common with Landlord) and Tenant may enforce any warranties on the Tenant Improvements if Landlord fails to do so after notice from Tenant.

                                  SCHEDULE C-1

                    DEFINITION OF BASE BUILDING IMPROVEMENTS


The following work is to be provided by Landlord as the Base Building Improvements constructed in accordance with the drawings submitted to the City of Bellevue for building permits (and as further described on Schedule C-3),
                                                              ------------
which may be modified to accommodate City requirements, value engineering, and changes made at Tenant's request and with Landlord's approval in Landlord's sole discretion. Except as otherwise provided in the Lease or in Exhibit C to the
                                                             ---------
Lease, Tenant shall accept the Base Building Improvements "AS IS" upon completion of construction.


Sitework:

1. Plaza

   a.   Provide cement concrete pavements, curbs and sidewalks in the plaza;

   b. Provide adequate site drainage per local requirements for storm water control;

   c.   Provide cast in place colored concrete paving;

   d.   Furnish and install steel ornamental fences and its accessories;

   e. Furnish and install site benches and trash receptacle complete with accessories;

   f.   Furnish and install tree grates, trench grates, traffic bollards;

2. Landscaping

   a. Provide site landscaping of trees, shrubs, groundcover, including existing stored plant materials, seeding and sodding in conformance with the requirement of local codes and ordinances for aesthetics and identity;

   b.   Furnish and install irrigation as required by local code;

3. Parking Garage

   a.   Provide a four-level underground parking structure;

   b.   Provide men and women shower facilities on the P1 level of the garage;

4. Exterior Lighting

   a.   Provide surface mounted lighting in the garage as required by code;

   b. Furnish and install lighting fixtures complete with lamps on the plaza, building exterior and grounds per local code for safety, security, aesthetics and identity;

5. Signage

   a. Provide signage per local code for direction, information, public safety and security;

Building Systems

6. Sanitary Sewer:

   a. Provide connections to existing sanitary sewer systems in predetermined locations per local code;

   b. Furnish and install sanitary sewer piping, cleanouts and manholes with connections to building plumbing systems for the Base Building Improvements in conformance with local codes and ordinances;

                                    C-1 - 1

   c. Provide common under slab sanitary sewer lines per local code with any additional plumbing services required for Tenant Premises be constructed at Tenant cost;

7. Storm Sewer:

   a. Furnish and install catch basins, control structures, spill control structures, storm drainage piping, and foot drains necessary for the Base Building Improvement in conformance with the requirements of local codes and ordinances;

8. Electrical

   a. Provide electrical service through 480Y/277 volt power from main panel board in garage in locations determined by Landlord that are in conformance with the requirements of local codes and ordinances. Any additional electrical distribution requested by Tenant is a Tenant Improvement;

   b. Provide a minimum of one (1) K13 electrical transformer per Building floor;

   c. Provide 120/208 volt panel boards on each floor or equivalent to supply a minimum of 1.5 watts per usable square foot for tenant lighting loads and 2.5 watts per usable square foot for tenant convenience loads;

   d. Provide sufficient electrical capacity for all common area loads and building standard HVAC loads.

   e. Provide an emergency power system to serve the fire pump, life safety loads, legally required standby loads and optional building standby loads in a location as determined by Landlord and in conformance with the requirement of local codes and ordinances.

9. Mechanical System

   a. Provide a four (4) air-cooled rooftop DX units system with 100% fresh air economizer mode for each Building;

   b. Provide access to condenser water from a roof-mounted cooling tower, including a vertical riser with stub-outs on each floor. All distribution from the vertical riser and all other costs associated with using the condenser water loop shall be Tenant Improvements;

   c. Provide a Heating, Ventilation, and Air Conditioning (HVAC) system to sufficiently handle building standard and common area electrical loads based on the following design criteria:

        . Summer outdoor design conditions: ASHRAE Design Data: 85 degrees F dry bulb, 67 degrees F wet bulb;
        . Winter outdoor design conditions: ASHRAE Design Data: 17 degrees F dry bulb
        . Summer indoor temperature will be 74 degrees F (+-2 degrees);
        . Winter indoor temperature will be 72 degrees F (+-2 degrees);
        . Humidity is variable with no direct control provided;
        . Outside air is at 20 cfm/person minimum (7 people per 1000 rentable square feet), which can be increased to 100 percent outside air by operating with an air economizer cycle;
        . Acoustical criteria is NC-40 (+-2) within 15 feet of the core;

   d. Provide a digital climate control system for after-hours service requests made by tenants, through an on-demand touch-tone phone menu or other automated system;

                                    C-1 - 2

   e. Provide the main-loop HVAC distribution system to each floor and control equipment that includes:

        . Installation of all vertical ductwork;

        . Installation of the main horizontal air distribution loop on each floor;

        . Stock variable air volume series Fan Powered Terminal Units (FPTUs) ready for installation in accordance with building standard mechanical layouts prepared by Flack + Kurtz Consulting Engineers. Installation costs are a Building Standard Improvement and is a Tenant's cost; Installation of all other air distribution is to be completed as a Tenant Improvement;

10. Plumbing System

   a. Provide common overhead water supply line in sizes and location determined by Landlord to serve the Base Building Improvements, namely restrooms on each floor, including lavatories, toilets and drinking fountains. Any additional plumbing services requested by Tenant for the Premises shall be constructed as a Tenant Extra Improvement at Tenant's sole cost;

11. Life Safety Systems

   a. Provide a fully sprinklered Building with quick-response semi-concealed type heads in lobby and areas with finished ceilings at a minimum density required by code for the Base Building Improvements;

   b. Provide plain brass, upright pendant or side wall sprinklers heads in unfinished tenant areas; at a minimum density required by code for the Base Building Improvements;

   c. Provide smoke detectors in all common areas at a minimum density required by code for the Base Building Improvements;

   d. Provide smoke detectors in the HVAC ductwork ceilings at a minimum density required by code for Base Building Improvements;

   e.   Provide fire control panels as required by code;

   f. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers shall be provided at the Building stair doors and elevator lobbies.

12. Security Systems

   a. Provide a 24 hours per day, 7 days per week accessible security system in a location determined by Landlord having:

        . Card controlled access to the Building and the garage;

        . Card readers in each elevator cab;

        . Closed circuit security camera system;

13. Telecommunications

   a. Provide separate telecommunication access pathways from an off-site location to a central telecom site located on the P-1 level of garage or a location determined by Landlord;

   b. Provide at least one (1) telephone closet with punch-down boards (terminations) on each floor of Building;

   c. Provide conduit from the Project to telecommunications providers in the street;

                                    C-1 - 3

   d. Provide multiple sleeves in each Building to accommodate vertical distribution for tenant telecommunications service providers with any other vertical or horizontal distribution required for Tenant be constructed at Tenant's cost;

Building Shell

14.  Frame:

   a.   Provide building foundation and structure;

   b. Provide a steel structure with structural concrete on metal deck having lateral resistance achieved through braced frames;

   c. Provide typical floor to floor heights of 13'-0" from finished floor to finished floor;

15.  Roof:

   a. Provide a multiple-ply SBS polymer modified asphalt sheet roofing with mineral granule surfacing that includes roof membrane traffic pad and membrane protection materials, aggregate ballast and decorative ballast;

   b. Provide a roof that includes an extended roof warranty of 20 years including the costs of repairing leaks that result from defects in any component(s) of the system or the workmanship involved in installation;

   c. Provide sheet metal items related to roofing work, waterproofing, including metal gutters and downspouts, scupper and flashings;

16. Exterior Building Walls:

   a. Provide an exterior building wall comprised of pre-cast concrete, a panelized brick system and curtain wall;

   b. Install perimeter panels and exterior glass windows to enclose each floor of the Premises;

17. Lighting Fixtures / Controls:

   a. Stock two (2) lamp, 18 cell parabolic light fixtures ready for installation of a quantity not to exceed one (1) 2'x4' recessed fluorescent lighting fixture per 80 square feet of usable area less Common Areas as provided by Landlord. Installation of the Base Building Improvement fixtures is a Building Standard Improvement and any fixtures provided and installed in excess of the Base Building Improvements are considered a Tenant Extra Improvement;

   b. Provide building standard lighting in Common Area locations in locations determined by Landlord.

   c. Provide a microprocessor lighting control system for timed lighting control in predetermined locations including an automatic shutoff, occupancy sensors for restrooms and photocell control and time clock control for external lighting.

Interior Building Finishes

18. Tenant Premises

   a. Install drywall, finish taped and ready for paint covering core walls, stairwells, surfaces beneath or above exterior windows and columns where appropriate;

   b. Provide and install building standard window covering on perimeter windows;

   c. Stock on the floor the suspended metal grid system, complete with Class A acoustical mineral and/or ceramic fiber 24"x 48" lay in ceiling panels for typical floor lease space;

                                    C-1 - 4

   d. Provide concrete floors that are constructed to a plane, flat surface with variations not to exceed F(L) 17 floor levelness, F(F) 20 floor flatness in accordance with ASTME 1155. Floor shall be left broom clean;

   e.   Install door and hardware at all vertical shafts used as exits;

19. Multi-Tenant Floors

   a. Finish all multi-tenant corridors with standard materials including paint, carpeting, and lighting;

   b. Finish all elevator lobbies on multi-tenant floors with standard materials including paint, carpeting and lighting.;

   c. Install the suspended metal grid system, complete with Class A acoustical mineral and/or ceramic fiber 24"x 48" lay in ceiling panels for typical floor lease space in multi-tenant corridors and lobbies;

20. Common Areas

   a.   Provide fire stairs designed to meet current governmental codes;

   b. Provide high-speed traction elevators with 3500-pound capacity. Finish elevator cabs with materials that are consistent in quality to the building lobby;

   c. Provide and install door and hardware at all electrical rooms, telephone closets and janitor closets constructed as part of the Base Building Improvement;

   d. Provide and install door and hardware at all vertical shafts used as exits;

   e. Finish ground floor lobbies, including carpeting, drywall and wood paneling, lighting, mail alcove, and security station;

   f. Finish men's and women's restrooms on each office floor including vitreous china fixtures as required by code, tile flooring and wet walls, stone vanities, hung painted metal toilet partitions, lay-in ceiling, paint and lighting. In locker rooms on the P1 level, install lockers and showers.

                                    C-1 - 5

                                  SCHEDULE C-2

                 DEFINITION OF BUILDING STANDARD IMPROVEMENTS

For the purposes of this Lease, Building Standard Improvements shall consist of:

  1. Partitions.

     One (1) linear foot of ceiling height partition per twelve (12) square feet of Net Rentable Area less Common Areas. All required partitions shall be 5/8" gypsum board, painted with two coats of latex on 2-1/2" metal studs at 24" on center, with 2-1/2" base.

  2. Doors and Hardware.

     One (1) full height, solid core, hardwood veneer door with a aluminum frame and lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area less Common Areas.

  3. Ceiling.

     Installation of the suspended metal grid system, complete with Class A acoustical mineral and/or ceramic fiber 24"x 48" lay in ceiling panels for typical floor lease space throughout the Premises as selected or provided by Landlord.

  4. Lighting.

     Installation of two (2) lamp, 18 cell parabolic light fixtures ready for installation per Tenant's plans of a quantity not to exceed one (1) 2'x4' recessed fluorescent lighting fixture per 80 square feet of usable area of a fixture selected or provided by Landlord.

  5. Electrical Outlets.

     One (1) duplex wall-mounted convenience outlet mounted at standard locations with white plastic cover plate for each one hundred twenty (120) square feet of Net Rentable Area less Common Areas.

  6. Telephone Outlets.

     One (1) telephone wall outlet mounted at standard locations for each two hundred ten (210) square feet of Net Rentable Area less Common Areas with pull wire through the partition.

  7. Floor Covering.

     Building Standard carpet or a credit of $15.00 per square yard of carpeted area.

  8. Switch.

     One (1) dual light switch, rocker type, mounted at standard locations with white plastic cover plate for each three hundred (300) square feet of Net Rentable Area less Common Areas.

  9. Life Safety Systems.

     Rapid Response fire sprinkler heads to conform with typical Tenant partition layout, utilizing the Building Standard partition and lighting, for light hazard occupancy design criteria. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers, if any, in excess of the Base Building Improvements.

10.  HVAC.

     Installation of the variable air volume series Fan Powered Terminal Units (FPTUs) provided by Landlord and installed in accordance with building standard mechanical layouts to suit normal general office space.


                                    C-2 - 1

                                  SCHEDULE C-3

                          LIST OF BASE BUILDING PLANS


1.   Bid Documents issued by Kendall/Heaton Associates, Inc.

     .       Landscape Drawings                               L0.01-L2.02 dated April 7, 1999  Addendum No. 4
             By Weisman Design Group                          Includes Addendum No 4 & 11

     .       Civil Drawings                                   C0.0-C7.0 dated March 1, 1999 & April 7, 1999
             By Coughlin Porter Lundeen                       Includes Construction & Addendum No 4

     .       Architectural Drawings                           A1.01-A9.31 dated April 22, 1999 & May 17, 1999, & June 11, 99.
             By G2 & Kendall Heaton                           Includes Construction drawings, Addendum No. 10 & 11.

     .       Security Drawings                                SS1.01-SS4.02 dated April 22, 1999
             By Kendall Heaton                                Includes Construction drawings

     .       Window Washing Drawings                          WW1.10-WW1.30 dated April 22, 1999
             By Kendall Heaton                                Includes Construction drawings

     .       Parking Control Drawings                         PL-101 dated April 22, 1999

     .       By Kendall Heaton                                Includes Construction drawings

     .       Soil Nail Drawings                               N1.01-N3.01 dated June 11, 1999 & March 1, 1999
             By Couglin Porter Lundeen                        Includes Construction drawings & Addendum No. 11

     .       Structural Drawings                              S1.010-SH3 dated April 7, 1999 & June 11, 1999
             By Couglin Porter Lundeen                        Addendum No 4 & Addendum No 11

     .       Mechanical Drawings                              M1.01-M5.02P dated April 22, 1999 & June 11, 1999
             By Flack + Kurtz                                 Includes Construction & Addendum No. 11

     .       Electrical Drawings                              E1.0-E6.1 dated June 11, 1999 & April 22, 1999 & May 17, 1999
             By Flack + Kurtz                                 Includes Construction, Addendum No. 11, Addendum 10

     .       Electrical Drawings                              UT0.01-UT0.4  dated June 11, 1999 Addendum No 11
             By Flack + Kurtz

     .       Plumbing Drawings                                P1.01-P6.2 April 22, 1999 & June 11, 1999 & May 17, 1999
             By Flack + Kurtz                                 Includes Construction, Addendum No. 11, Addendum 10

2. Project Manual (Specifications) issued by Kendall Heaton Associated Inc. dated March, 1999. Project 9838

     These plans and specification are subject to revision as stated in the Lease.

                                    C-3 - 1

                                  SCHEDULE C-4

                         DESCRIPTION OF PRIME CONTRACT


The General Conditions and Contractor's fee from the Prime Contract will be increased by an amount equal to seven and one half percent (7.5%) of the actual Cost of the Work for the Tenant Improvements provided that Tenant's TI Working Drawings are delivered to the General Contractor before August 15, 2000, and provided that there is no material difference between the TI Working Drawings presented on such date and the TI Working Drawings used in construction. If the TI Working Drawings are delivered after such date or if the TI Working Drawings used in construction are materially different, then General Contractor shall be entitled to increased General Conditions.

     Under the Prime Contract, "General Conditions" means the TI Contractor's costs for (i) project staff, (ii) project overhead (excluding security services, inspections, testing, design fees, other consulting services and legal expenses), (iii) completion bond, (iv) contractor's license, (v) builder's risk and liability insurance, (vi) B&O tax, necessary to complete the Tenant Improvements.

     Under the Prime Contract, "Cost of the Work" means the sum of money for performance of work to be performed pursuant to the Prime Contract that is paid by the General Contractor for labor, materials, supplies and transportation necessary for the proper execution of the subject work.

                                   C-4 - 1

                                   EXHIBIT D

                             RULES AND REGULATIONS

  1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

  2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

  3. Nails, screws and other attachments to the Building require prior written consent from Landlord.

  4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telecommunications equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

  5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators, or an elevator for such movements shall be made restricted to the Building's freight elevators. Prearrangements with Landlord shall be made regarding the time, method, and routing of such movement, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

  6. Corridor doors, when not is use, shall be kept closed.

  7. Tenant shall cooperate with Landlord in maintaining the Premises. Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building's cleaning and maintenance personnel.

  8. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to hours established by Landlord and made by use of the freight elevators if Landlord so directs.

  9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Premises.

  10. No cooking shall be done in the Premises except in connection with convenience lunch room or beverage service for employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

  11. Food, soft drink or other vending machines shall not be placed within the Premises without Landlord's prior written consent.

  12. Tenant shall not use or keep on its Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

  13. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall make adjustments in thermostats on call from Tenant.

  14. Tenant shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

  15. Landlord shall furnish Tenant with a reasonable number of initial keys for entrance doors into the Premises and may charge Tenant for additional keys, thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Premises.

  16. Landlord retains the right, without notice or liability to any tenant, to change the name and street address of the Building.

  17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant shall cooperate to prevent these activities.

  18 . The Building public hours of operation are (excluding holidays):

      8:00 A.M. to 6:00 P.M. Monday through Friday

      9:00 A.M. to 1:00 P.M. Saturday

  19. Tenant shall take reasonable steps to prevent the unnecessary generation of refuse (e.g., choosing and using products, packaging, or other materials in business that minimize solid waste or that are durable, reusable, or recyclable). Tenant shall provide or obtain recycling containers in its business for use by employees and customers, shall recycle acceptable materials in the recycling containers provided by Landlord, and shall otherwise participate in the recycling program established by Landlord for the Project. Acceptable recyclable materials may include, but are not limited to, the following: newspaper, cardboard, paperboard, office paper and other mixed paper, aluminum, tin and other metal, glass, and #1 (PETE) and #2 (HDPE) plastics.

  20. Tenant shall not and shall cause its employees, agents, contractors, invitees, customers and visitors, not to smoke in the Premises or in any portion of the Project except those areas expressly designated as smoking areas by Landlord. Persons may smoke cigarettes in designated areas only if the smoker uses designated receptacles for ashes and cigarette butts and does not annoy any non-smoking persons using the area or interfere with access to the Buildings.

  21. Landlord reserves the right to rescind or modify any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given to Tenant, shall be binding as if originally included herein.

                                   EXHIBIT E

                                 SAMPLE FORM OF
                         LEASE COMMENCEMENT CERTIFICATE


Re:  HomeGrocer.com, Inc.
     [Suite No.]
      ----------
     One Twelfth @ Twelfth

     ______________________
     Bellevue, Washington


     This is to certify that pursuant to the terms of that certain Office Lease Agreement dated as of ______________, between [Tenant's Name] ("Tenant") and
                                               -------------
Bellevue Hines Development L.L.C., Tenant has taken possession of Premises described above. Tenant hereby certifies and agrees that the following information is true and correct:

 1. Term Commencement Date:
                           --------------------------------------

 2. Lease Expiration Date:
                          ----------------------------------------

 3. Net Rentable Area of Premises:
                                  --------------------------------

 4. Total Construction Payment (Exhibit C to Lease) Due From Tenant to Landlord:

 ------------------------------------------

 5. Security Deposit Paid:
                          ----------------------------------------

 6. Total Prepaid Rent:
                       -------------------------------------------

 7. Months to Which Prepaid Rent Applies:
                                         -------------------------

 8. Attached hereto is a the Insurance Certificate required by Article 11 of the Lease


[Name of Tenant]
 --------------


By:
   -----------------------

Name:
     ---------------------

Title:
      --------------------

Date:
     ---------------------

                                   EXHIBIT F

                           TENANT ESTOPPEL AGREEMENT


     The undersigned is the tenant ("Tenant") under a Lease dated __________, 20__, between BELLEVUE HINES DEVELOPMENT, L.L.C., as landlord and HOMEGROCER.COM, INC., as tenant [as amended by amendments dated __________ ___, 20___ and ________ ___, 20__] (the "Lease") of premises located at _____________________, _________________, Bellevue, Washington (the "Premises").
BELLEVUE HINES DEVELOPMENT, L.L.C., is the current landlord under the Lease (the "Landlord").

     For valuable consideration paid, the receipt and adequacy of which is hereby acknowledged, the undersigned Tenant represents and warrants to BankBoston, N.A., as Agent (the "Mortgagee"), and to each Bank which will be the holder of a Note secured or to be secured by a mortgage upon the above Premises and a collateral assignment of all leases pertaining to the above Premises, and to its successors and assigns, that the following statements are true as of the date of this agreement.

     1. The Lease is a complete statement of the agreement between the parties with respect to the letting of the Premises referred to therein.

     2. A true and complete copy of the Lease including all amendments is attached hereto as Exhibit A.
                             ---------

     3. The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of the undersigned as of the date hereof.

     4. The term of the Lease has commenced [and the full rental is now accruing thereunder].

     5. The undersigned has accepted possession of the Premises and any improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned.

     6. No rent under the Lease has been paid more than 30 days in advance of its due date.

     7. The address for notices to be sent to the undersigned is as set forth in the Lease.

     8. The undersigned, as of this date, is not in default under the terms of the Lease and has no charge, lien, or claim of offset (under the Lease or otherwise) against rents or other charges due or to become due to Landlord thereunder. Landlord is not in default in the performance of its obligations to Tenant under the Lease.

     9. The undersigned has not made nor is there presently contemplated any assignment by the undersigned for the benefit of creditors or any filing by the undersigned of a proceeding under the United States Bankruptcy Code or bankruptcy or similar laws of any State seeking its liquidation or reorganization, and, to the undersigned's knowledge, no such proceedings are currently pending or threatened against the undersigned.

     The undersigned understands that the Mortgagee is relying on these representations and warranties as a basis for making a loan to the Landlord or its affiliates or one or more of the Landlord and its affiliates.

     This Agreement shall be binding on the undersigned and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns, and may not be amended or modified except by an agreement in writing signed by Mortgagee and the undersigned.

     This Estoppel Agreement has been executed as an instrument under seal, governed by the laws of the Commonwealth of Massachusetts and effective as of the date set forth below.

Dated:  _______________, 20___   [Name of Tenant]

                                 By:
                                    --------------------
                                 Name:
                                 Title:

STATE OF _______________

County of _________________      _________ __, 20___

   Then personally appeared ___________________________, acknowledged that he is the _______________________ of ______________________, the Tenant named above, and that he executed the foregoing Estoppel Agreement as the free act and deed of such corporation by order of its Board of Directors, before me,

                             --------------------------------
                             Notary Public
                             My Commission Expires:
                                                   --------------------

                                   EXHIBIT G
                      FORM OF NON-DISTURBANCE, ATTORNMENT
                          AND SUBORDINATION AGREEMENT

     This Agreement is made and entered into as of this ____ day of _________, 2000, by and among BANKBOSTON, N.A., a national banking association (hereinafter called the "Lender") as administrative agent for itself and the other Lenders who become parties to a certain Construction and Term Loan Agreement dated June 30, 1999, HOMEGROCER.COM, INC., a Delaware corporation (hereinafter called the "Tenant") and BELLEVUE HINES DEVELOPMENT, L.L.C. (hereinafter called the "Landlord").

                                  WITNESSETH:

     WHEREAS, Landlord owns certain real Property located in King County, Washington, and more particularly described in Exhibit A attached hereto and
                                               ---------
made a part hereof (said Property being hereinafter called the "Property"); and

     WHEREAS, Landlord and Tenant made and entered into that certain Office Building Lease, dated _______________________, 2000, with respect to certain premises constituting a portion of the property therein described (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"); and

     WHEREAS, as of June 30, 1999, Landlord has entered into and delivered that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement in favor of Lender recorded in the King County Recorder's Office prior to the recording of this Agreement (said Deed of Trust, Assignment of Leases and Rents and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

     WHEREAS, as of June 30, 1999, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Lender recorded in the King County Recorder's Office prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

     1. Estoppel. Tenant hereby certifies to Lender that (i) the Lease, as described above, is the true, correct and complete Lease, and has not been modified or amended and constitutes the entire agreement between Landlord and Tenant, and (ii) as far as is known to Tenant, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease and/or allow Tenant to terminate the Lease.

     2. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in case Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (f) bound by any consent by any lessor under the Lease to any assignment or sublease of the lessee's interest in the Lease made without also obtaining Lender's prior written consent; or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender.

     3. Attornment. Unless the Lease is terminated in accordance with paragraph 2, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

     4. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed (including, without limitation, the casualty and condemnation provisions of the Lease, which are hereby specifically subordinated to the Security Deed) and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

     5. Assignment of Leases. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Assignment of Leases.

     6. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts 02110
               Attn:  James L. Keough, Real Estate Division


               and


               Goulston & Storrs P.C.
               400 Atlantic Avenue
               Boston, Massachusetts  02110
               Attn:  James H. Lerner, Esquire

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at 10230 NE Points Drive, Kirkland, Washington 98033, or to such other address as may be designated by written notice from Tenant to Lender.

     7. No Further Subordination. Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

     8. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

     9. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed or the Assignment of Leases.

     10. Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

     11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     12. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                    TENANT:

                    HOMEGROCER.COM, INC., a Delaware corporation



                    By:
                       ------------------------------

                    Title:
                          ---------------------------

                    LENDER:

                    BANKBOSTON, N.A., a national banking association, as agent



                    By:
                       ------------------------------

                    Title:
                          ---------------------------

                    LANDLORD:

                    BELLEVUE HINES DEVELOPMENT, L.L.C.,
                    a Delaware limited liability company

                    By: Hines 1997 U.S. Office Development Fund, L.P.,
                        a Delaware limited partnership,
                        its sole member

                        By: Hines 1997 U.S. ODF GP Limited Partnership, a Texas
                            limited partnership, its general partner

                            By: Hines 1997 U.S. ODF LLC,
                                a Delaware limited liability company,
                                its general partner

                                By: Hines Interests Limited Partnership,
                                    a Delaware limited partnership,
                                    its sole member

                                    By: Hines Holdings, Inc.,
                                        a Texas close corporation,
                                        its general partner

                                        By:
                                           --------------------------
                                               Thomas D. Owens
                                               Vice President

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )

     On this _____ day of April, 2000, before me, a Notary Public in and for the State of Washington, personally appeared ____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that ___ was authorized to execute the instrument, and acknowledged it as the ____________________ ________________________ of HomeGrocer.Com, Inc., to be the
free and voluntary act and deed of said Delaware corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                              --------------------------------------------------
                              NOTARY PUBLIC in and for the State of Washington, residing at
                                         --------------------------------------
                              My appointment expires
                                                    ---------------------------
                              Print Name
                                        ---------------------------------------

COMMONWEALTH OF MASSACHUSETTS (S)

COUNTY OF _______________     (S)

     The foregoing instrument was acknowledged before me on the _____ day of _________________, ______, by ______________________, ___________________ of
BANKBOSTON, N.A., a national banking association, on behalf of said association.


                    --------------------------------------------
                    Notary Public In And For The Commonwealth Of
                    Massachusetts
                    Printed Name
                                --------------------------------
                    My commission expires:
                                          ----------------------


STATE OF TEXAS      (S)

COUNTY OF ________  (S)

The foregoing instrument was acknowledged before me on the _____ day of _________, ______, by ______________, ____________ of Hines Holdings, Inc., a
Texas close corporation, the general partner of Hines Interests Limited Partnership, a Delaware limited partnership, the sole member of Hines 1997 U.S. ODF LLC, a Delaware limited liability company, the general partner of Hines 1997 U.S. ODF GP Limited Partnership, a Texas limited partnership, the general partner of Hines 1997 U.S. Office Development Fund, L.P., a Delaware limited partnership, the sole member of BELLEVUE HINES DEVELOPMENT, L.L.C., a Delaware limited liability company, on behalf of said entities.


                    -------------------------------------
                    Notary Public in and for the State of
                    Printed Name :
                                  -----------------------
                    My Commission Expires:
                                          ---------------

                                   EXHIBIT A

                           Property Legal Description

PARCEL A

THE SOUTH 30 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1 UNDER RECORDING NUMBER 6685642.

PARCEL B

THAT PORTION OF THE EAST 264 FEET OF THE WEST 434 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE SOUTH 30 FEET THEREOF, LYING SOUTHEASTERLY OF THE FOLLOWING LINE:

BEGINNING AT THE SOUTHWEST CORNER OF THE ABOVE-DESCRIBED PARCEL;

THENCE SOUTH 88 degrees 6'55" EAST ALONG THE SOUTH LINE THEREOF 103.65 FEET;

THENCE NORTH 73 degrees 0'26" EAST 72.90 FEET;

THENCE NORTH 54 degrees 30'00" EAST 111.33 FEET TO THE EAST LINE OF SAID PROPERTY AND THE TERMINUS OF SAID LINE;

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1 UNDER RECORDING NUMBER 6685642.

PARCEL C

THE NORTH 464.40 FEET OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE EAST 250 FEET THEREOF; AND

EXCEPT THAT PORTION THEREOF LYING WITHIN F.A. NISONGER ROAD (112TH AVENUE NORTHEAST); AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR SECONDARY STATE HIGHWAY NO. 2-A MIDLAKES TO KIRKLAND BY DEEDS BEARING RECORDING NUMBERS 4354524 AND 4354525; AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1, UNDER RECORDING NUMBERS 4927203 AND 6685642; AND

EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT THAT PORTION CONDEMNED BY THE CITY OF BELLEVUE IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 90-2-03249-3.

                                   EXHIBIT H

                            FORM OF LETTER OF CREDIT

[U.S. BANK LOGO]                                  U.S. BANK NATIONAL ASSOCIATION
                                                       INTERNATIONAL DEPARTMENT,
                                                    1420 FIFTH AVENUE, 9TH FLOOR
                                                        SEATTLE, WA 98101 U.S.A.
                                                             PHONE: 206-344-2398
                                                               FAX: 206-344-5374

                     ------------------------------------
                     IRREVOCABLE STANDBY LETTER OF CREDIT
                     ------------------------------------
DATE
--------------------------------------------------------------------------------
BENEFICIARY:                              APPLICANT:
Bellevue Hines Development, L.L.C.        HOMEGROCER.COM, INC.
or its assigns                            10230 N.E. POINTS DRIVE
10900 NE 4th St, Suite 920                KIRKLAND, WA 98033
Bellevue WA 98004
--------------------------------------------------------------------------------
LETTER OF CREDIT NUMBER:  SLCSSEA00
                          ************
--------------------------------------------------------------------------------
EXPIRY DATE:
          AT: OUR COUNTERS PRESENTLY LOCATED AT 1420 FIFTH AVENUE, 9TH FLOOR, INTERNATIONAL DEPARTMENT, SEATTLE, WA. 98101 ON OR BEFORE 4:00 P.M.
--------------------------------------------------------------------------------
AMOUNT:
NOT EXCEEDING $2,508,605.28
--------------------------------------------------------------------------------
WE HEREBY ISSUE THIS IRREVOCABLE STANDBY LETTER OF CREDIT AVAILABLE BY YOUR DRAFT(S) DRAWN AT SIGHT ON U.S. BANK NATIONAL ASSOCIATION AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. BENEFICIARY'S SIGNED STATEMENT, OR SIGNED STATEMENT FROM BENEFICIARY'S AGENT, THAT HOMEGROCER.COM, INC. HAS DEFAULTED UNDER THE TERMS AND CONDITIONS OF THE LEASE AGREEMENT DATED ________________ BETWEEN HOMEGROCER.COM, INC. AND Bellevue Hines Development, L.L.C., OR THAT BENEFICIARY IS ENTITLED UNDER THE TERMS AND CONDITIONS OF SAID LEASE TO DRAW UPON THE LETTER OF CREDIT.
2.   THE ORIGINAL OF THIS LETTER OF CREDIT INCLUDING ANY AMENDMENTS.

ADDITIONAL CONDITIONS:
1. ALL BANKING CHARGES OTHER THAN THOSE OF THE ISSUING BANK ARE FOR ACCOUNT OF THE BENEFICIARY.
2.   PARTIAL DRAWINGS ALLOWED.
3. THIS LETTER OF CREDIT IS TRANSFERABLE BY U.S. BANK NATIONAL ASSOCIATION ONLY, UPON RECEIPT OF YOUR WRITTEN INSTRUCTIONS SUBMITTED IN ACCORDANCE WITH THE ATTACHED TRANSFER FORM AND THE ORIGINAL OF THIS LETTER OF CREDIT. TRANSFER FEES ARE FOR ACCOUNT OF THE BENEFICIARY.

DRAFTS DRAWN UNDER THIS CREDIT MUST BEAR THE CLAUSE: "DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION IRREVOCABLE STANDBY LETTER OF CREDIT NO. SLCSSEA00XXX."

PURSUANT TO U.S. LAW WE ARE PROHIBITED FROM ISSUING, TRANSFERRING ACCEPTING OR PAYING LETTERS OF CREDIT TO ANY PARTY OR ENTITY IDENTIFIED BY THE OFFICE OF FOREIGN ASSETS

THIS PAGE 1 FORMS AN INTEGRAL PART OF LETTER OF CREDIT NO. SLCSSEA00XXX


[U.S. BANK LOGO]

CONTROL, U.S. DEPT. OF TREASURY, OR SUBJECT TO THE DENIAL OF EXPORT PRIVILEGES BY THE U.S. DEPT. OF COMMERCE.

THIS CREDIT IS SUBJECT TO "THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS" (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US

                                        U.S. BANK NATIONAL ASSOCIATION
                                        INTERNATIONAL BANKING DIVISION

                                        ------------------------------
                                             AUTHORIZED SIGNATURE

THIS PAGE 2 FORMS AN INTEGRAL PART OF LETTER OF CREDIT NO. SLCSSEA00XXX


[U.S. BANK LOGO]

                         FORM OF TRANSFER INSTRUCTION

                       DATE: __________________________

U.S. BANK NATIONAL ASSOCIATION
1420 FIFTH AVENUE, 9TH FLOOR
SEATTLE, WA 98101

ATTENTION: LETTER OF CREDIT DEPARTMENT

RE: IRREVOCABLE LETTER OF CREDIT NO. ________ ISSUED BY U.S. BANK NATIONAL
    ASSOCIATION

LADIES AND GENTLEMEN:

FOR VALUE RECEIVED THE UNDERSIGNED BENEFICIARY (THE "TRANSFEROR") HEREBY IRREVOCABLE TRANSFERS TO:

     (NAME OF TRANSFEREE)
     (ADDRESS)

(THE "TRANSFEREE) ALL RIGHTS OF THE TRANSFEROR WITH RESPECT TO THE ABOVE REFERENCED IRREVOCABLE LETTER OF CREDIT") INCLUDING THE RIGHT TO DRAW UNDER SAID LETTER OF CREDIT IN THE AMOUNT OF THE FULL UNUTILIZED BALANCE THEREOF. SAID TRANSFEREE HAS SUCCEEDED THE TRANSFEROR AS BENEFICIARY UNDER THAT CERTAIN STANDBY LETTER OF CREDIT NO. __________ DATED _____________ BY AND BETWEEN THE APPLICANT AND THE BENEFICIARY.

BY VIRTUE OF THIS TRANSFER, THE TRANSFEREE SHALL HAVE THE SOLE RIGHT AS BENEFICIARY OF SAID LETTER OF CREDIT, INCLUDING SOLE RIGHTS RELATING TO ANY PAST OR FUTURE AMENDMENTS THEREOF, WHETHER DECREASES OR EXTENSIONS OR OTHERWISE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE TRANSFEROR.

BY ITS SIGNATURE BELOW, THE TRANSFEREE ACKNOWLEDGES THAT IT HAS DULY SUCCEEDED THE TRANSFEROR AS TRUSTEE UNDER THE INDENTURE, AND AGREES TO BE BOUND BY TERMS OF THE INDENTURE AS IF IT WERE THE ORIGINAL TRUSTEE THEREUNDER.

WE ARE DELIVERING HEREWITH THE LETTER OF CREDIT AND WE ASK YOU TO ENDORSE THE LETTER OF CREDIT DIRECTLY TO THE TRANSFEREE.

                                        VERY TRULY YOURS,

                                        BY:
                                            ------------------------------
                                        NAME:
                                              ----------------------------
                                        TITLE:
                                               ---------------------------

ACKNOWLEDGED BY (INSERT NAME OF TRANSFEREE)
AS TRANSFEREE AND SUCCESSOR

BY:
    -----------------------------------------
(INSERT NAME AND TITLE OF AUTHORIZED OFFICER)

THIS PAGE 3 FORMS AN INTEGRAL PART OF LETTER OF CREDIT NO. SLCSSEA00XXX

                                   EXHIBIT I

               BUILDING STANDARD JANITORIAL AND CLEANING SERVICES

     The following building standard janitorial and cleaning services shall be done by Landlord between 5:30 p.m. and 11:30 p.m. on Monday through Friday and at such other times as may be mutually agreed upon between Landlord and Tenant.

A.  Office Areas
    ------------

    1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly, wash receptacles as necessary.

    2. Vacuum nightly all rugs and carpeted areas in the Premises, lobbies and corridors.

    3. Nightly hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, window sills and all other horizontal surfaces; once every three weeks for vertical paneled surfaces; wash window sills when necessary.

    4.  Nightly damp wipe all glass furniture tops.

    5. Nightly remove finger marks and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass and partitions.

    6.  Wash clean all water coolers nightly.

    7.  Sweep all private stairways nightly, vacuum nightly if carpeted.

    8. Police all Common Area stairwells throughout the Project daily and keep in clean condition.

    9.  Nightly damp mop spillage in non-carpeted office and public areas.

    10. Nightly damp dust all telephones, desks and other furniture tops.

B.  Washrooms (Including Private Washrooms)
    ---------------------------------------

    1.  Wet mop and rinse floors nightly.

    2.  Scrub floors as necessary.

    3.  Clean all mirrors, bright work and enameled surfaces nightly.

    4. Wash and disinfect all basins, urinals and bowls nightly using non-abrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

    5. Wash both sides of all toilet seats with soap, water and disinfectant nightly.

    6. Nightly damp wipe and wash with disinfectant when necessary, partitions, tile walls and outside surface of dispensers and receptacles.

    7. Empty and sanitize receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

    8.  Fill toilet tissue, soap and sanitary napkin dispensers nightly.

    9. Clean flushometer, piping, toilet set hinges and other metal work nightly.

    10. Wash and polish walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

    11. Vacuum all louvers, ventilating grilles and dust light fixtures weekly.

NOTE: It is the intention to keep washrooms thoroughly cleaned and not to use a disinfectant to kill odor. If a disinfectant is necessary, an odorless product will be used.

C.  Floors
    ------

    1. Ceramic tile, marble and terrazzo floors to be swept nightly and washed, scrubbed and buffed as needed.

    2. Asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multitenancy floors to be waxed and buffed monthly.

    3.  Tile floors in office areas will be waxed and buffed monthly.

    4.  Floors re-waxed and old wax removed as necessary.

    5. Carpeted areas and rugs unobstructed by furnishings to be vacuum cleaned nightly.

    6. Carpet shampooing of public and common areas will be performed as necessary.

    7. Carpet shampooing of Tenant areas will be performed at Tenant's request and billed to Tenant as an Extra Service.

    8.  All floor areas to be spot cleaned nightly.

    9.  Clean chair mats weekly.

D.  Glass
    -----

    1.  Clean all perimeter glass every six (6) months outside and every six
        (6) months inside.  Any additional cleaning to be at Tenant's expense.

    2.  Clean glass entrance doors and adjacent glass panels nightly.

    3.  Clean partition glass and interior glass doors quarterly.

    4.  Clean exterior of ground floor glass as needed.

E.  High Dusting (Quarterly)
    ------------------------

    1. Dust and wipe clean closet shelving when empty and carpet sweep and dry mop floors in closets if such are empty.

    2. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

    3. Damp dust ceiling air-conditioning diffusers, wall grilles, registers and other ventilating louvers.

    4. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures and aluminum louvers.


F.  Day Service
    ------------

    1. At least once, but not more than twice during the day, check men's washrooms for toilet tissue replacement (excluding private restrooms).

    2. At least once, but not more than twice during the day, check women's washrooms for toilet tissue and sanitary napkin replacement (excluding private restrooms).

    3. Supply toilet tissue, soap and towels in men's and women's washrooms and sanitary napkins in women's washroom (excluding private restrooms).

    4.  As needed, vacuuming of elevator cabs will be performed.

    5. There will be a constant surveillance of public areas to insure cleanliness.

G.  General
    -------

    1. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

    2. Keep janitor rooms in a clean, neat and orderly condition at all times.

    3. Wipe clean all metal hardware fixtures nightly and polish bright work as necessary.

    4. Dust and/or wash all directory boards as required and remove fingerprints and smudges nightly.

    5. Maintain building lobby, corridors, elevators and other public areas in a clean condition.

    6. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

H.  Special
    -------

    It is understood that no services of the character provided for in this Exhibit shall be provided on Saturdays, Sundays or days recognized as holidays pursuant to this Lease, unless specifically stated above.

This cleaning specification may be changed or altered by Landlord from time to time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for Class A office buildings in Bellevue, Washington, and Landlord reserves the right to alter the level of such services from time to time as determined by Landlord to be appropriate for a Class A office building. In the event Tenant requires a higher level of services to suit its particular needs, the cost of such service shall be at Tenant's expense and billed as an Extra Service per the terms of the Lease.